Exhibit 4.3(a)

EXECUTION VERSION

(1)       SANKATY EUROPEAN INVESTMENTS III S.À R.L.

(2)       REGIMENT CAPITAL LTD.

(3)       GRINDROD SHIPPING PTE. LTD.

and

(4)       IVS BULK PTE. LTD.

SHAREHOLDERS’ AGREEMENT

In respect of

IVS BULK PTE. LTD.

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TABLE OF CONTENTS

1.	DEFINITIONS	4

2.	CONDITIONS PRECEDENT	19

3.	FORMATION OF THE COMPANY AND THE OWNERS	19

4.	COMPLETION AND POST COMPLETION MATTERS	20

5.	SHARE CAPITAL OF THE COMPANY AND THE OWNERS	22

6.	NAME AND BUSINESS OF THE COMPANY	25

7.	FUNDING	25

8.	ADDITIONAL VESSELS AND FINANCING	38

9.	VESSEL ARRANGEMENTS	40

10.	BANKING, ACCOUNTING AND INFORMATION ARRANGEMENTS	45

11.	BOARD AND SHAREHOLDERS’ MEETINGS	47

12.	DIVIDEND AND DISTRIBUTION POLICY	49

13.	DEADLOCK	51

14.	DEFAULT	52

15.	TOTAL LOSS OF A VESSEL / RESCISSION OF SHIPBUILDING CONTRACT PRIOR TO DELIVERY	59

16.	TOTAL LOSS OF A VESSEL FOLLOWING DELIVERY	60

17.	VOLUNTARY SALE OF VESSELS AND SHIPBUILDING CONTRACTS	61

18.	TERMINATION	66

19.	TRANSFER OF SECURITIES / VESSELS	70

20.	FUTURE OPPORTUNITIES	72

21.	PARTIES DUTIES TO EACH OTHER	73

22.	CERTAIN TAX MATTERS	73

23.	CONFIDENTIALITY	76

24.	REPRESENTATIONS AND WARRANTIES	77

25.	WAIVER	78

26.	COSTS AND TAXES	78

27.	ANTI-BRIBERY, ANTI-CORRUPTION AND SANCTIONS	79

28.	ASSIGNMENT	79

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29.	THIRD PARTY RIGHTS	80

30.	SEVERABILITY	80

31.	ENTIRE AGREEMENT	80

32.	SUPREMACY OF AGREEMENT	80

33.	NOTICES, ETC.	80

34.	NO PARTNERSHIP	81

35.	VARIATION AND COUNTERPARTS	82

36.	CONSEQUENTIAL LOSS	82

37.	THE COMPANY AS PARTY	82

38.	GOVERNING LAW AND DISPUTE RESOLUTION	82

SCHEDULE 1		89

RESERVED MATTERS		89

SCHEDULE 2		91

COMPANY, OWNERS AND CONTRACTED VESSELS, AND LETTERS OF INTENT		91

PART A – THE COMPANY		91

PART B – THE OWNERS AND CONTRACTED VESSELS:		91

PART C - THE LETTERS OF INTENT:		92

SCHEDULE 3		93

FORM OF SHAREHOLDERS’ LOAN AGREEMENT		93

SCHEDULE 4		102

FORM OF POOLING AGREEMENT		102

SCHEDULE 5		145

FORM OF ADMINISTRATION MANAGEMENT AGREEMENT		145

SCHEDULE 6		151

FORM OF COMMERCIAL MANAGEMENT AGREEMENT		151

SCHEDULE 7		152

FORM OF TECHNICAL MANAGEMENT AGREEMENT		152

SCHEDULE 8		153

IRR CALCULATION		153

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SCHEDULE 9	154

DEED OF ADHERENCE	154

SCHEDULE 10	156

FUNDING CALCULATION	156

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THIS SHAREHOLDERS’ AGREEMENT DATED	11 DECEMBER 2013

BETWEEN:

(1)        SANKATY EUROPEAN INVESTMENTS III S.À R.L. a private limited liability company incorporated in Luxembourg with its registered office at 4, rue Lou Hemmer, L-1748, Luxembourg Findel (Sankaty, which term shall include any Affiliates to whom Sankaty transfers Securities in accordance with the terms of this Agreement);

(2)           REGIMENT CAPITAL LTD., an exempted company incorporated in the Cayman Islands with limited liability with its registered office at Maples Corporate Services, P.O. Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104 (Regiment, which term shall include any Affiliates to whom Regiment transfers Securities in accordance with the terms of this Agreement);

(3)           GRINDROD SHIPPING PTE. LTD., a company incorporated in Singapore with its registered office at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (Grindrod, which term shall include any Affiliates to whom Grindrod transfers Securities in accordance with the terms of this Agreement);

(together, the Parties and each a Party),

and

(4)           IVS BULK PTE. LTD., a company incorporated in Singapore with its registered office at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (the Company).

BACKGROUND

A.                                  The Parties have agreed to jointly own the Company whereby the Company will be the holding company for the Group and shall own all of the issued shares of the Owners.

B.           The Parties are desirous of pooling their respective expertise and certain of their resources together for the purpose of optimizing the financial results of the Group through the construction, purchase, operation and in due course disposal of the Vessels.  The purpose of this Agreement is therefore to set out the terms and conditions on and subject to which the Group is to be operated as a joint venture and the manner in which the affairs of the Group are to be regulated.

It is agreed as follows:

1.            DEFINITIONS

1.1.         In this Agreement, including the schedules and the recitals:

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1.1.1.                                         A Shares means, immediately following Completion, the ordinary shares in the Company, and, following the transactions described in Clause 5.1.4 of this Agreement, the shares designated as “A” class shares in the Company;

1.1.2.                                         Absolute Majority means, in relation to a Reserved Matter, a decision taken by unanimous vote of the Directors of a Group Company and/or (as may be required) its shareholders;

1.1.3.                                         Actual Contract Price means, in relation to each Vessel, the total price payable for that Vessel by the Group as  set out in the Share Sale Agreement;

1.1.4.                                         Additional Equity Commitments has the meaning given to it in Clause 7.1.3;

1.1.5.                                         Additional Vessels means the 3 (three) Vessels referred to in the Letters of Intent and any further Vessels that the Parties agree, by unanimous agreement, shall be purchased by Group Companies;

1.1.6.                                         Adjusted NAV means the net asset value of the Group from time to time, which shall be determined using the following formula: “W less X less Y”, where W, X and Y are calculated in accordance with Clause 14;

1.1.7.                                         Adjusted NAV Per Share means the Adjusted NAV divided by the number of A Shares at the relevant time, calculated in terms of clause 14.10;

1.1.8.                                         Administration Management Agreement means the administration agreement in the Agreed Form to be entered into between the Company and the Administration Manager pursuant to which the Administration Manager shall be appointed to manage the finance and administration of the Group, set out in Schedule 5;

1.1.9.                                         Administration Manager means Grindrod;

1.1.10.                                  Affected Party has the meaning given to it in Clause 14.1.2 to Clause 14.1.4 inclusive;

1.1.11.                                  Affiliate means in relation to any person, any other person that directly or indirectly manages or Controls, is managed or Controlled by, or is under common management or Control with such first person;

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1.1.12.                                  Aggregate Proceeds means, with respect to the Investors, at any time, the aggregate amount of proceeds that both Investors and their respective Affiliates have received (by way of Distribution or proceeds of sale of Shares to Grindrod), in each case with respect to, and in their capacity as holder of, the A Shares held by them and their respective Affiliates;

1.1.13.                                  Agreed Form means a form agreed between the Parties on or prior to the date hereof and for the purposes of identification initialled by or on behalf of each of the Parties;

1.1.14.                                  Appointor has the meaning given to it in Clause 14.7;

1.1.15.                                  Approved Alternative Technical Managers means:

1.1.15.1.                   Anglo Eastern Group Ltd;

1.1.15.2.                   V. Ships;

1.1.15.3.                   Bernhard Schulte; and

1.1.15.4.                   Fairmont Marine.

1.1.16.                                  Approved Brokers means:

1.1.16.1.                   Clarksons;

1.1.16.2.                   Braemar;

1.1.16.3.                   Hartland;

1.1.16.4.                   RS Platou; and

1.1.16.5.                   Simpson Spence Young (SSY).

1.1.17.                                  Approved Finance means any financing or refinancing of any of the Vessels from a reputable international bank or banks approved by the Parties in accordance with this Agreement that may be in place from time to time;

1.1.18.                                  Approved Finance Documents means the documents executed or to be executed pursuant to the Approved Finance;

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1.1.19.                                  Articles means the Memorandum and Articles of Association (or equivalent constitutional documents) of each Group Company;

1.1.20.                                  B Shares means the “B” class shares in the Company to be created following Completion in accordance with Clause 5.1.4;

1.1.21.                                  Basic Equity Commitments has the meaning given to it in Clause 7.1;

1.1.22.                                  Board means the board of directors of a Group Company as the context may require;

1.1.23.                                  Business has the meaning given to it in Clause 6.2;

1.1.24.                                  Business Day means a day (other than a Saturday or Sunday) on which banks are open for business in London, New York, Luxembourg and Singapore;

1.1.25.                                  Business Plan means the initial business plan for the Group Companies in the Agreed Form as amended or updated from time to time in accordance with Clause 10;

1.1.26.                                  Claimant has the meaning given to it in Clause 26.2;

1.1.27.                                  Clarkson’s Fee means fees payable to Clarkson for equity raising as set out in the engagement letter between Grindrod and Clarkson dated 17 July 2013;

1.1.28.                                  Code means the United States Internal Revenue Code of 1986, as amended.

1.1.29.                                  Communication shall have the meaning given to it in Clause 33.1;

1.1.30.                                  Commercial Management Agreements means the commercial management agreements in the Agreed Form to be entered into between the Commercial Manager and the Owners of the Vessels and pursuant to which the Commercial Manager shall provide commercial fleet management services to each of the Owners, set out in Schedule 6;

1.1.31.                                  Commercial Manager means Grindrod;

1.1.32.                                  Company Bank Account means the following bank account operated by the Company:

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Name of Bank	Credit Agricole Corporate and Investment Bank
Account Name	IVS Bulk Pte. Ltd.
Account Number	00 257 269 220
IBAN	FR76 31489 00010 00257269220 47
Swift Code	BSUIFRPP Attention Mrs Godet- Couery – SFI/SHIPPING – Middle Office

1.1.33.           Completion means completion of the matters set out in Clause 4.1 and date of Completion shall be the date on which all of the matters set out in Clause 4.1 have been completed;

1.1.34.                                  Condition Precedent has the meaning given to it in Clause 2.1;

1.1.35.                                  Confidential Information has the meaning given to it in Clause 23.1;

1.1.36.                                  Consensual Resolution Period shall have the meaning given to it in Clause 13.3;

1.1.37.                                  Contracted Vessels means those 7 (seven) Vessels in respect of which, as at the date of this Agreement, certain of the Owners have entered into Shipbuilding Contracts, as set out in Schedule 2 Part B;

1.1.38.           Control means in respect of a person, the power directly or indirectly to manage or govern such person, or the power to appoint all the members of the managing and governing bodies of such person, or such members of such managing and governing bodies as are able to exercise the majority of voting rights thereon if they decide collectively, whether through the ownership of voting securities, by contract or otherwise (in such respect, a limited partnership shall be deemed to be Controlled by its general partner);

1.1.39.                                  Deadlock Notice shall have the meaning given to it in Clause 13.2;

1.1.40.           Deed of Adherence means the deed of adherence in the form set out in Schedule 9;

1.1.41.           Defaulting Party has the meaning given to it in Clause 14.1.1;

1.1.42.           Defaulting Shareholder has the meaning given to it in Clause 7.2.4;

1.1.43.           Delivery means the delivery to and acceptance by an Owner of its Vessel under the relevant Shipbuilding Contract;

1.1.44.           Delivery Date means, in relation to a Vessel, the date of that Vessel’s Delivery;

1.1.45.           Demand Loan means a loan (including all accrued and unpaid interest thereon) that is advanced by a Shareholder pursuant to Clause 7.3.11 and that (i) is repayable within 30 days of demand, (ii) ranks ahead of all Shareholder Loans and (iii) is otherwise made on the terms set out in the Shareholder Loan Agreement;

1.1.46.           Directors means, together, the Sponsor Directors and the Investor Directors;

1.1.47.           Discounted Reserve Price has the meaning given to it in Clause 18.3.8;

1.1.48.           Distribution means any distribution made by the Company to the Shareholders in their capacity as holders of A Shares, whether in cash, property, or securities and whether by dividend, liquidating distribution, recapitalisation or otherwise; provided that any recapitalisation, exchange, bonus issue, consolidation or subdivision of any outstanding Shares, in each case that involves only the receipt by Shareholders of shares (and no other consideration) in exchange for or in connection with any such recapitalisation, exchange, bonus issue, consolidation or subdivision, shall not be a Distribution;

1.1.49.           Emergency Funding has the meaning given to it in Clause 7.4;

1.1.50.           En Bloc means a group of two or more;

1.1.51.           Encumbrance means a charge, mortgage, pledge, lien, option, restriction or any other third party right or security interest of any kind and any agreement, arrangement or obligation (including any conditional obligation) to create any such right or interest;

1.1.52.           Enforcement Proceedings has the meaning given to it in Clause 38.6;

1.1.53.           Equity Commitments means the Basic Equity Commitment and the Additional Equity Commitment;

1.1.54.           Equity Commitment Amount has the meaning given to it in Clause 7.2.1;

1.1.55.           Equity Commitment Notice has the meaning given to it in Clause 7.2.1;

1.1.56.           Excess Contribution has the meaning given to it in Clause 16.1.3;

1.1.57.           Exit Amount has the meaning given to it in Clause 14.2.3;

1.1.58.           First Offer has the meaning given to it in Clause 19.4.1;

1.1.59.           Fixed Rate Resolution Period has the meaning given to it in Clause 9.15;

1.1.60.           Further Charter Period has the meaning given to it in Clause 9.18;

1.1.61.           GL Company has the meaning given to it in Clause 7.5;

1.1.62.           Grindrod Group means any of Grindrod Shipping Pte. Ltd. and any subsidiaries or Affiliates of Grindrod Shipping Pte. Ltd.;

1.1.63.           Grindrod Vessels means handysize and supramax drybulk vessels (other than the Vessels as defined herein) owned and/or operated and/or chartered by the Grindrod Group and operated, from time to time, pursuant to the Pooling Agreements;

1.1.64.           Group means the Company and each Owner and Group Company means any of them;

1.1.65.           Guarantee Loan means a loan (including all accrued and unpaid interest thereon) advanced by a Shareholder to an Owner pursuant to Clause 7.5;

1.1.66.           Guarantee Payment has the meaning given to it in Clause 7.5;

1.1.67.           Guarantee Payment Date means, with respect to a Guarantee Payment, the date that such Guarantee Payment is made;

1.1.68.           Handysize Vessel means any Vessel which falls in the 28,000 – 33,000 dead weight tonnage range;

1.1.69.           Index-Linked Basis means a rate determined by reference to a Baltic Exchange index selected by an Approved Broker as appropriate for the Vessels under consideration and, applying such trading routes as the Approved Broker deems appropriate for the Vessels under consideration;

1.1.70.           Initial Charter Period has the meaning given to it in Clause 9.15;

1.1.71.           Interim Conservatory Proceedings has the meaning given to it in Clause 38.6;

1.1.72.           Investor means either Sankaty or Regiment and any third party transferee to which either Sankaty or Regiment may respectively transfer Securities in accordance with the terms of this Agreement and Investors shall mean any of them;

1.1.73.           Investor Directors means a Sankaty Director, a Regiment Director and one other director jointly appointed by Sankaty and Regiment to the Board;

1.1.74.           Investors’ Right means that the Investors can, together, elect to exercise a particular right or action without Grindrod’s consent and in such case where the exercise of the Investors’ Right requires action by Grindrod and/or the Owners, Grindrod shall take such action (or procure that the Owner(s) take such action) such that the Investors’ Right is effected;

1.1.75.           IRR shall mean the cumulative internal rate of return of both Investors collectively, as of any date, where the internal rate of return for both Investors shall be the annually compounded discount rate which results in the following amount having a net present value equal to zero: (i) the amount of Aggregate Proceeds, if any, received by the Investors and their respective Affiliates from time to time on a cumulative basis through such date, minus (ii) the aggregate value of both Investors’ and their Affiliates’ Original Investments;

1.1.76.           IRR Calculation has the meaning given to it in Clause 12.5;

1.1.77.           Joint Venture Termination Date has the meaning given to it in Clause 18.1;

1.1.78.           LCIA has the meaning given in Clause 38.5;

1.1.79.           Lender means, in relation to any Approved Finance, the lender or lenders providing such Approved Finance;

1.1.80.           Lending Shareholder has the meaning given to it in Clause 7.3.4;

1.1.81.           Letters of Intent means those letters of intent in the Agreed Form (as set out in Schedule 2 Part C) relating to the purchase by Grindrod of 3 (three) Additional Vessels, which Vessels will be acquired on behalf of the Company;

1.1.82.           Liquidating Distribution means a Distribution: (i) made upon final liquidation of the Company; or (ii) of the proceeds of a Vessel-sale process pursuant to which the Group collectively continues to own no more than two Vessels; or (iii) made at any time at which the Group collectively continues to own no more than two Vessels;

1.1.83.           Liquidity Commitment has the meaning given to it in Clause 7.2.1.2;

1.1.84.           Loan Amount has the meaning given to it in Clause 7.3.1;

1.1.85.           Loan Commitment Notice has the meaning given to it in Clause 7.3.1;

1.1.86.           Management Agreements means together the Administration Management Agreement, the Commercial Management Agreements and the Technical Management Agreements;

1.1.87.           Mandatory Sale Approved Brokers has the meaning given to it in Clause 18.3.8;

1.1.88.           Majority Investor has the meaning given to it in Clause 11.2.2;

1.1.89.           Material Underperformance has the meaning given to it in Clause 9.14;

1.1.90.           Minority Investor has the meaning given to it in Clause 11.2.2;

1.1.91.           Non-Claimant has the meaning given to it in Clause 26.2;

1.1.92.           Non-Defaulting Shareholder has the meaning given to it in Clause 7.2.4;

1.1.93.           Non-Lending Shareholder has the meaning given to it in Clause 7.3.4;

1.1.94.           Non-Pool Vessels means a Vessel which is neither a Handysize Vessel nor a Supramax Vessel;

1.1.95.           NPV Resolution Period has the meaning given to it in Clause 9.9;

1.1.96.           Original Investment means, with respect to the Shares held by any Investors, the original subscription price (or original purchase price from Grindrod, if relevant) paid for all Shares held by such Investors from time to time on a cumulative basis;

1.1.97.           Original Transferor Party has the meaning given to it in Clause 19.1;

1.1.98.           Owners means together those Group Companies set out in Schedule 2 (all of which shall be wholly owned subsidiaries of the Company at the date of Completion following implementation of the Share Sale Agreement) and any other wholly owned subsidiary of the Company which from time to time becomes a party to a Shipbuilding Contract and/or owns a Vessel and Owner means any of them;

1.1.99.           Party/Parties A has the meaning given to it in Clause 16.1.3;

1.1.100.         Policy has the meaning given to it in Clause 27;

1.1.101.        Pool means in respect of a Pooling Agreement, the organisation of a group of Vessels, together with Grindrod Vessels administered by the Pool Manager in accordance with such Pooling Agreement;

1.1.102.         Pool Account means the account operated in accordance with the Pooling Agreement;

1.1.103.        Pooling Agreements means the 2 (two) vessel pooling agreements in the Agreed Form (attached to this Agreement at Schedule 4) to be entered or entered into between Grindrod and the Owners of the Pool Vessels in relation to the pooling of earnings for the Pool Vessels and Grindrod Vessels and their distribution;

1.1.104.         Pool Manager means Grindrod;

1.1.105.         Pool Vessels means those handysize and supramax drybulk Vessels operated by the Pool Manager from time to time and which, from the Delivery Date of a Vessel, shall be subject to the Pooling Agreements;

1.1.106.         Preference Shares means any preference shares in the Company that may be created from time to time in accordance with this Agreement;

1.1.107.         Preference Share Election has the meaning given to it in Clause 7.12;

1.1.108.         QEF Election means a “Qualified Electing Fund” election made by any Party (or any direct or indirect investor in any Party) with respect to the Company pursuant to Code Section 1295;

1.1.109.         Recharter Request Notice has the meaning given to it in Clause 9.18;

1.1.110.         Regiment Director means a director appointed by Regiment, or by any third party transferee to which Regiment may transfer its Securities in accordance with the terms of this Agreement,  to the Board;

1.1.111.         Relevant Sector has the meaning given to it in Clause 21.2.1;

1.1.112.         Remaining Approved Brokers has the meaning given to it in Clause 17.4.4.2;

1.1.113.         Replacement Auditor has the meaning given to it in Clause 5.3.2;

1.1.114.         Replacement Approved Broker has the meaning given to it in Clause 17.4.4.3;

1.1.115.         Reserve Price has the meaning given to it in Clause 17.4.10 or 18.3.8, as applicable;

1.1.116.         Reserved Matters means those matters listed in Schedule 1;

1.1.117.         Rules has the meaning given in Clause 38.5;

1.1.118.         Sanctions means the economic sanctions laws, rules and regulations from time to time imposed by the relevant authorities of Singapore, United Kingdom, United States of America, South Africa, the European Union or the United Nations;

1.1.119.         Sankaty Director means a director appointed by Sankaty, or by any third party transferee to which Sankaty may transfer its Securities in accordance with the terms of this Agreement, to the Board;

1.1.120.         Second Offer has the meaning given to it in Clause 19.4.2;

1.1.121.        Securities means Shares, Preference Shares and/or Shareholder Loans, or any other security that may be issued by the Company from time to time;

1.1.122.         Selected Approved Brokers has the meaning given to it in Clause 17.4.1;

1.1.123.         Shares mean the issued shares in the Company from time to time, comprising A Shares and B Shares;

1.1.124.         Share Certificates means the certificates relating to the Shares;

1.1.125.         Share Sale Agreement means the share sale agreement in the Agreed Form to be entered into between the Company and Grindrod pursuant to which the Company shall purchase all of the shares owned by Grindrod in the Owners listed 1 to 7 (both inclusive) in the table set out in Schedule 2;

1.1.126.         Share Subscription Agreement means the share subscription agreement in the Agreed Form to be entered into by the Parties and the Company, in terms of which each of Grindrod, Sankaty and Regiment will subscribe for the number of A Shares set out in that agreement;

1.1.127.         Shareholder Loan means a loan entered in by a Party or the Parties with the Company in accordance with Clause 7 and documented substantially in the form attached as Schedule 3;

1.1.128.         Shareholders means the shareholders of the Company from time to time and Shareholder means any one of them;

1.1.129.         Shareholding shall mean the percentage shareholding in the Company of each Shareholder of issued A Shares from time to time;

1.1.130.         Shipbuilding Contracts means any shipbuilding contracts, sale contracts and /or contracts ancillary thereto entered into by or assigned to a Group Company pursuant to which a Vessel is to be built, purchased, equipped and delivered to such Group Company;

1.1.131.         Shortfall has the meaning given to it in Clause 7.2.4;

1.1.132.         Signature Date means the date of last signature of this Agreement by the Parties and the Company;

1.1.133.         Simple Majority means, in respect of a matter that is not a Reserved Matter, where more votes are cast for by a Board (or where relevant a committee of the Board) or shareholder resolution than against it;

1.1.134.         Sponsor means Grindrod;

1.1.135.         Sponsor Directors means a director or directors appointed by Grindrod to a Board;

1.1.136.         Subscription Price has the meaning given to it in Clause 14.2.3;

1.1.137.         Supplementary Shortfall has the meaning given to it in Clause 7.3.4;

1.1.138.         Supramax Vessel means any Vessel which falls in the 55,000 – 64,000 dead weight tonnage range;

1.1.139.         Technical Management Agreements means the technical management agreements in the Agreed Form to be entered into between the Technical Manager and each of the Owners pursuant to which the Technical Manager shall be appointed to provide technical ship management services to each of the Owners with respect to the Vessel owned by it, as set out in Schedule 7;

1.1.140.         Technical Manager means Grindrod;

1.1.141.         Termination Notice shall have the meaning given to it in Clause 18.2;

1.1.142.         Total Loss means, in respect of any Vessel; (i) an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or (ii) the requisition for title or compulsory acquisition of a Vessel by a government entity or other competent authority (other than by way of requisition for hire); or (iii) the capture, seizure, arrest, detention or confiscation of a Vessel by any government entity or by persons acting or purporting to act on behalf of any government entity, unless that Vessel is released and returned to the possession of the relevant Owner within 184 days after the capture, seizure, arrest, detention or confiscation in question;

1.1.143.         Tranche 1 Return has the meaning given to it in Clause 12.3.1;

1.1.144.         Tranche 2 Return has the meaning given to it in Clause 12.3.2;

1.1.145.         Tranche 3 Return has the meaning given to it in Clause 12.3.3;

1.1.146.         Transaction Documents means:

1.1.146.1.    this Agreement;

1.1.146.2.    the Administration Management Agreement;

1.1.146.3.    the Commercial Management Agreements;

1.1.146.4.    the Technical Management Agreements;

1.1.146.5.    the Shipbuilding Contracts;

1.1.146.6.    the Approved Finance Documents; and

1.1.146.7.    any other documents to be executed pursuant hereto or otherwise in connection with the Vessels;

1.1.147.         Transfer Notice has the meaning given to it in Clause 19.3;

1.1.148.         Transfer Securities has the meaning given to it in Clause 19.3;

1.1.149.         Transferor has the meaning given to it in Clause 19.3;

1.1.150.         USD or Dollars means the lawful currency of the United States of America;

1.1.151.         Vessels means together, the Contracted Vessels and any Additional Vessels and Vessel means any of them; and

1.1.152.         Voluntary Sale Approved Brokers has the meaning given to it in Clause 17.4.10.

1.2.        Clause headings are inserted for convenience of reference only and should be ignored in the interpretation of this Agreement.

1.3.         References in this Agreement to Clauses and Schedules are to clauses of and schedules to this Agreement.

1.4.         References to this Agreement are references to this Agreement (including the Schedule(s) to it) as the same may further be amended, supplemented or varied at any time.

1.5.         References to the word include or including (or any similar term) are not to be construed as implying any limitation and general words introduced by the word other (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things.

1.6.         Words importing the singular include the plural and vice versa, words importing gender or the neuter include both genders and the neuter.

1.7.         References to persons are deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts, investment funds, governments, government ministers, states or agencies (in each case whether or not having a separate legal personality) but references to individuals are deemed to be references to natural persons.

1.8.         References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provision of which they are re- enactments (whether with or without modification) and any subordinate legislation made under such provisions.

1.9.         Writing or written includes faxes and email (save for any notice to be given under or in connection with this Agreement in accordance with Clause 33 and any variation of this Agreement made in accordance with Clause 35), and any reference to a document is a reference to the document whether in paper or (save as aforesaid) electronic form.

1.10.      Whenever any person is required to act as an “expert” in terms of this Agreement, then:

1.10.1.           the determination of the expert shall (in the absence of manifest error) be final and binding on the Parties and the Company;

1.10.2.           subject to any express provision to the contrary, the expert shall determine the liability for its charges, which shall be paid accordingly;

1.10.3.           the expert shall be entitled to determine such methods and processes as it may, in its sole discretion, deem appropriate in the circumstances, provided that the expert may not adopt any process which is manifestly biased, unfair or unreasonable;

1.10.4.           the expert shall consult with each relevant Party (provided that the extent of the expert’s consultation shall be in his or its sole discretion) prior to rendering a determination; and

1.10.5.           having regard to the sensitivity of any confidential information, the expert shall be entitled to take advice from any person considered by him or it to have expert knowledge with reference to the matter in question.

2.            CONDITIONS PRECEDENT

2.1.         This Agreement (save for Clauses 1, 2, and 22.1 to 38 (both inclusive) which shall be of immediate force and effect) is subject to satisfaction of the following conditions:

2.1.1.              execution of the Share Sale Agreement by each of the parties thereto and such agreement becoming unconditional in all respects;

2.1.2.              completion of the Share Subscription Agreement in accordance with its terms; and

2.1.3.              execution of the Administration Management Agreement.

(together the Conditions Precedent)

2.2.         No waiver of any of the Conditions Precedent shall be of force and effect unless it is in writing and signed by all of the Parties.

2.3.         If the Conditions Precedent are not fulfilled or lawfully waived before 11:59 p.m. in Singapore on 13 December 2013 (or within such extended period as the Parties may agree in writing) then this Agreement, save for Clauses 1, 2, and 22.1 to 38 (both inclusive), which shall remain in force, shall not come into force and effect, and in such event, save for claims for restitution and any claim arising from a breach of Clause 2.4, no Party nor the Company shall have any claim against the others arising out of or in connection with this Agreement and/or the termination thereof.

2.4.         Each Party undertakes to the other to use their respective best endeavours as expeditiously as possible in order to procure the timeous fulfilment of the Conditions Precedent.

3.            FORMATION OF THE COMPANY AND THE OWNERS

3.1.         It is acknowledged that prior to Completion, Grindrod has caused the formation of the Company and certain of the Owners and the conclusion of certain Shipbuilding Contracts and Letters of Intent, all as set out in Schedule 2.  It is acknowledged that, in accordance with Clause 8.2; Grindrod shall “lift the subjects” that lie within its powers to lift in respect of each Letter of Intent immediately following Completion.

3.2.         The Company’s Articles are in a standard form for holding companies incorporated in Singapore provided always that such Articles enable the Company to carry out business in the manner contemplated by this Agreement (including, without limitation, the business objectives set out in Clause 6.2 and subject to Clause 5.1.4).

3.3.         If any Party and/or any of its Affiliates benefits from any rule of Singapore law relating to a Singapore Pte. Ltd. or provisions of the Articles, which would have the effect of such Party and/or its Affiliates being granted additional rights not contemplated by this Agreement (including, in respect of any consent to a transfer of any Security) that is inconsistent with or more restrictive than the terms of this Agreement, then such Party undertakes to the other Parties and the Company that it shall exercise all voting rights and powers of control available to it in relation to the Company (including, without limitation, attendance at shareholder meetings in person or by proxy and execution of written consents in lieu of a meeting), to permit each other Party to exercise its rights in accordance with the provisions of this Agreement.

3.4.         Each Owner’s Articles are in a standard form for ship owning companies incorporated in Singapore provided always that such Articles enable each Owner to carry business in the manner contemplated by this Agreement.

3.5.         Grindrod has opened the Company Bank Account on behalf of the Company.

4.            COMPLETION AND POST COMPLETION MATTERS

4.1.         The Parties agree that the following matters shall take place on or prior to the date of Completion:

4.1.1.              the Share Subscription Agreement shall be implemented in accordance with its terms;

4.1.2.              Grindrod shall convene such meetings or pass such resolutions of the Board of the Company as may be necessary to appoint 2 (two) persons nominated by Grindrod as Sponsor Directors and 2 (two) persons nominated by Regiment and Sankaty as Investor Directors; and

4.1.3.              the Parties shall convene such meetings or pass such resolutions of the Boards of each Group Company as may be necessary to implement the Share Sale Agreement in accordance with its terms.

4.2.         As soon as is reasonably practicable following the date of Completion (and, if relevant in respect of Clause 4.2.1.6, at all times following Completion) the Parties shall convene such meetings of the members of each Group Company and their respective Boards as may be necessary to:

4.2.1.1.         (save in the case of the Company) appoint 2 (two) persons nominated by Grindrod as Sponsor Directors and 2 (two) persons nominated by Regiment and Sankaty as Investor Directors;

4.2.1.2.         appoint such person nominated by Grindrod as the secretary of that Group Company;

4.2.1.3.         appoint Deloitte as auditors of that Group Company;

4.2.1.4.         appoint Credit Agricole and/or Standard Chartered Bank as principal bankers to that Group Company and arrange for the opening of any necessary bank accounts in its name (the requirements of the Approved Finance always being considered);

4.2.1.5.         if necessary, resolve that the financial year of each Group Company shall end on 31 December in each calendar year; and

4.2.1.6.         amend the Articles of any Group Company to the extent necessary to ensure compliance by it with the terms of this Agreement;

4.3.         Each Party and the Company agrees with each other Party and the Company, as applicable, that it shall take such steps as lie within its power to procure and ensure that each Group Company performs its respective obligations under the Transaction Documents to which they are respectively a party.

4.4.         The Parties shall share, pro-rata to their Shareholding, all costs related to the implementation of Clauses 4.1 and 4.2, as well as the Clarkson’s Fee which shall be payable by the Company (to the extent lawful) and any stamp duty of other securities taxes that may be payable under the Share Sale Agreement and the Share Subscription Agreement.  To the extent it is not lawful for the Company to make such payment, such amount shall be borne by the Parties pro rata to their respective Shareholdings immediately following Completion and their commitments under the Share Subscription Agreement shall be reduced proportionately.

4.5.         If the Group Companies have in aggregate not entered into at least 10 (ten) Shipbuilding Contracts on or before 28 February 2014, Grindrod shall have the option (subject to having complied with Clause 8.2), exercisable by delivery of notice in writing to each of the

Investors and the Company between 3 March 2014 and 30 April 2014 (both dates inclusive), to purchase all of the Shares held by each Investor at a price per Share equal to the Subscription Price plus 12 per cent. per annum of the Subscription Price (such amounts to be calculated and accrue daily from the Completion Date).  Grindrod shall make payment in respect of such Shares and the Investors shall sign or execute and deliver all transfer forms, certificates and all other deeds, documents and instruments which are necessary for transferring the Shares to Grindrod pursuant to this Clause 4.5 on or before 15 May 2014.  Grindrod shall pay any transfer or documentary taxes incurred in connection with any such Share purchase.

5.            SHARE CAPITAL OF THE COMPANY AND THE OWNERS

5.1.         Share Capital Immediately Following Completion

5.1.1.              Immediately following Completion, the issued capital of the Company shall be USD 70,000,100 divided into 72,916,600 ordinary Shares all of which shall be issued, fully paid up and owned by the Parties as per Column 1 in the table in Clause 5.2.1.

5.1.2.              The ordinary Shares shall rank pari passu in all respects.

5.1.3.              The issued capital of each Owner consists of USD100 (one hundred), divided into 100 (one hundred) shares each of which shall be wholly owned by the Company.

5.1.4.              The Parties hereby agree to procure that the Company shall, as soon as is reasonably practicable following Completion, take such corporate actions as may be required in order for the Company to (i) amend the Articles to the extent necessary to conform them to this Agreement, (ii) convert all ordinary Shares into A Shares, and (iii) create and issue 2 (two) B Shares to Grindrod solely for the purposes of facilitating the preferential payments to Grindrod with respect to the payment of dividends or distributions as described in Clause 12. The B Shares shall be non-voting Shares and shall be issued to Grindrod for a total consideration of USD 1.00 (one Dollar) each. The Parties shall procure that the Company shall also take such corporate action as may be required for the Articles of the Company to be amended to conform them to this Agreement and to record the creation of such B Shares, and the issuance of the same to Grindrod and to otherwise conform them with the terms of this Agreement.

5.1.5.              It is recorded and agreed, as an overriding principle, that in all issues of Shares in respect of the Equity Commitments, Grindrod is to receive a 2.5% (two point five percent) “free carry” shareholding in the Company.  The tables included in Clause 5.2 assume Grindrod has received this free carry, and the table included in Clause 7.1 reflects the commitments required in order to achieve this free carry.

5.2.         Potential Share Capital Adjustments

5.2.1.              Column 1 in the table below sets out the respective Shareholdings of the Parties following Completion and assumes, the Group will be party to 10 (ten) Shipbuilding Contracts.  If Group Companies become party to 11 (eleven) or 12 (twelve) Shipbuilding Contracts following Completion, then each of the Investors shall, within 15 Business Days of the date on which the Administration Manager notifies the Investors and the Company of the execution of any such Shipbuilding Contract, and in order to achieve the change to the Shareholdings set out in Columns (2) or (3) in the table contained below in this Clause 5.2.1 (as appropriate), (depending upon the number of A Shares held by Grindrod prior to such transfer, the aggregate value of the Group’s then current funding requirement and tax considerations):

5.2.1.1.         first adjust the number of A Shares and the quantum of the Equity Commitment being subscribed for by each Party (with the Investors subscribing proportionately more A Shares and Equity Commitment) so as to bring the relative Shareholdings into the proportions reflected in the table below and the relative Equity Commitments into the proportions reflected in the appropriate column in the table in Clause 7.1.1; and

5.2.1.2.         then purchase from Grindrod, and Grindrod shall sell to each Investor pro-rata, such number of A Shares as is required for the Parties’ Shareholdings to achieve the relevant Shareholding percentage at a price which brings the Parties’ funded Equity Commitments (counted with the price being paid or received in terms of this Clause 5.2.1.2) into the correct proportion reflected in the table in Clause 7.1.1.  The Parties each agree to execute any such transfer as soon as reasonably practicable and in accordance with Clause 19.6.

Name of Shareholder		Shareholding
	(1) 10 Vessels	(2) 11 Vessels	(3) 12 Vessels
Grindrod	40%	36.5%	33.5%
Sankaty	30%	31.75%	33.25%
Regiment	30%	31.75%	33.25%
Total	100%	100%	100%

5.3.         Expert Determination by the Auditors of the Company

5.3.1.              If there is any dispute regarding the calculation of any monetary amounts or numbers of Shares that are required to be determined pursuant to this Clause 5, then such dispute shall, on the written request of any of the Parties, promptly be referred to the auditors of the Company for the time being who shall act as experts not as arbitrators in resolving such dispute.

5.3.2.              If for any reason the auditors of the Company are unable or unwilling to act, or fail to respond to the instruction referred to in Clause 5.3.1 within 10 (ten) Business Days of service of such instructions, any Party may refer the matter to the President for the time being of the Institute of Chartered Accountants in England and Wales and request the prompt selection and appointment of an alternative auditor willing and able to act in this regard (the Replacement Auditor).  The Replacement Auditor shall act as expert not as arbitrator in resolving such dispute.

5.4.         Illustrative examples of the calculations contemplated in Clause 5 are set out in Schedule 10 and an electronic copy of such examples has, in the form of a Microsoft Excel spread sheet named “Funding Calculation”, been burned to the root folder of a non-rewritable compact disc medium, initialled by the Shareholders for identification purposes and lodged with the auditors of the Group Companies.

6.            NAME AND BUSINESS OF THE COMPANY

6.1.         The name of the Company is IVS Bulk Pte. Ltd.

6.2.         The business of the Company shall be that of a holding company of each of the Owners (the Business).

6.3.         The business of each Owner is the ownership, operation and sale of its respective Vessel.

7.            FUNDING

7.1.         Basic and Additional Equity Commitments

7.1.1.              The Parties hereby agree to advance further equity funding to the Company by way of a subscription for share capital pro rata to their respective outstanding Basic Equity Commitments from time to time, as and when requested by the Administration Manager in accordance with Clause 7.2.1, provided that each of the Party’s respective commitments under this Clause 7.1.1 shall not exceed the amounts set out in the table in this Clause 7.1.1 (with the applicable maximum amount being that amount set out in either column (1), (2) or (3) depending on the aggregate number of Shipbuilding Contracts to which Group Companies are party at the relevant time) or such increased amounts as the Parties may unanimously agree in writing, from time to time (Basic Equity Commitments). Basic Equity Commitments will be funded in accordance with Clause 7.2.

Name of Shareholder	Basic Equity Commitment (USD)
	(1) 10 Vessels	(2) 11 Vessels	(3) 12 Vessels
Grindrod	46,875,000	45,900,000	45,000,000
Sankaty	39,062,500	44,550,000	50,000,000
Regiment	39,062,500	44,550,000	50,000,000
Total	125,000,000	135,000,000	145,000,000

7.1.2.              The Parties hereby acknowledge that the Basic Equity Commitments include any amounts that the Parties pay on Completion pursuant to the Share Subscription Agreement.

7.1.3.              In addition to the Basic Equity Commitments, the Parties shall advance additional equity funding to the Company by way of a subscription for share capital pro rata to their respective outstanding Additional Equity Commitments from time to time, as and when requested by the Administration Manager in accordance with Clause 7.2.1, provided that each of the Party’s respective commitments under this Clause 7.1.3 shall not exceed the amounts set out in the table in this Clause 7.1.3 (with the applicable maximum amount being that amount set out in either column (1), (2) or (3) depending on the aggregate number of Shipbuilding Contracts to which Group Companies are party at the relevant time) or such increased amounts as the Parties may unanimously agree in writing from time to time (Additional Equity Commitments). Additional Equity Commitments will be funded in accordance with Clause 7.3.

Name of Shareholder	Additional Equity Commitment (USD)
	(1) 10 Vessels	(2) 11 Vessels	(3) 12 Vessels
Grindrod	10,000,000	9,855,000	9,715,000
Sankaty	7,500,000	8,572,500	9,642,500
Regiment	7,500,000	8,572,500	9,642,500
Total	25,000,000	27,000,000	29,000,000

7.2.         Equity Funding Requests

7.2.1.              As and when Basic Equity Commitments and Additional Equity Commitments are required to be funded by the Parties:

7.2.1.1.         for a Group Company to meet its payment obligations under any Shipbuilding Contract, to make any other payment required to ensure that Delivery of a Vessel is effected or to properly equip any Vessel; or

7.2.1.2.         to provide liquidity support to a Group Company to meet its payment obligations to a debt financier with respect to a Vessel (provided always that: (i) the aggregate Shareholder liquidity support shall not exceed USD $1,000,000 (one million) per Vessel, and (ii) the aggregate Shareholder liquidity support shall not exceed, in respect of each Shareholder, that Shareholder’s Additional Equity Commitment) (together, the Liquidity Commitment); or

7.2.1.3.         to fund the acquisition by the Company of all of the shares and shareholder loan accounts in a company that is a party to a Shipbuilding Contract where such acquisition is either pursuant to Clause 8 or has been approved by the Board as a Reserved Matter; or

7.2.1.4.         to meet the working capital requirements of the Group,

then the Administration Manager shall prepare and circulate to the Parties a notice (Equity Commitment Notice) setting out: (i) details of the purpose for which such funding will be used; (ii) the total equity funding required at that time; and (iii) the amount to be contributed by each of the Parties, pro rata to their respective outstanding Basic Equity Commitments or Additional Equity Commitments (as applicable) at the time (the Equity Commitment Amount) and requiring each of the Parties to subscribe for A Shares for an aggregate subscription price equal to its Equity Commitment Amount.

7.2.2.              Each of the Parties shall, within 15 (fifteen) Business Days of receipt of an Equity Commitment Notice subscribe for A Shares in accordance with such Equity Commitment Notice, and at a price per Share of USD 1.00 (one Dollar) in the case of the Investors and, in the case of Grindrod, at such lower price per Share as will enable Grindrod to receive its “free carry” pursuant to Clause 5.1.5, provided that: (i) the total aggregate of Equity Commitment Amounts at any time does not exceed such Party’s respective Equity Commitment; and (ii) if such Equity Commitment Amount relates to the provision of Shareholder liquidity support in accordance with Clause 7.2.1.2, such Equity Commitment Amount does not exceed, in respect of each Shareholder, that Shareholder’s undrawn Liquidity Commitment.

7.2.3.              The Administration Manager shall procure that the Company will advance the proceeds of any funding received pursuant to an Equity Commitment Notice to the relevant Group Company as determined under Clause 7.2.1 and shall be used by such Group Company for the purpose described in the Equity Commitment Notice.

7.2.4.              In the event that any one or both of the Investors or the Sponsor defaults in its obligation to provide equity funding to the Company pursuant to Clause 7.2.2 (each such Party being a Defaulting Shareholder, and any Party that is not a Defaulting Shareholder, a Non-Defaulting Shareholder), and consequently there is a shortfall in the amount stipulated in the Equity Commitment Notice (the Shortfall), then the Administration Manager shall within 15 (fifteen) Business Days notify each Non-Defaulting Shareholder of such Shortfall.

7.2.5.              If Grindrod is the only Non-Defaulting Shareholder, in addition to its rights under Clause 14 Grindrod may elect, by notice to the Company within 15 (fifteen) Business Days from receipt of the notice described in Clause 7.2.4, to contribute the Shortfall and its own Equity Commitment Amount as either:

7.2.5.1.         a Shareholder Loan (or Preference Shares if a Preference Share Election has been made in accordance with Clause 7.12); or

7.2.5.2.         a subscription for additional A Shares in the Company at a price per Share equal to the lower of: (i) USD 0.70 (seventy cents); and (ii) 70 per cent. of the Adjusted NAV Per Share, in each case as adjusted to enable Grindrod to receive its “free carry” pursuant to Clause 5.1.5.

7.2.6.              If Grindrod has not made an election under Clause 7.2.5 within 15 (fifteen) Business Days of the notification described in Clause 7.2.4 or fails to make the Shortfall contribution within the allowed time period after having elected to do so Grindrod will be deemed to have declined to contribute the Shortfall.

7.2.7.              If there is only one Non-Defaulting Shareholder and that is an Investor or if Grindrod is a Defaulting Shareholder, in addition to their rights under Clause 14,

each Non-Defaulting Shareholder may elect, by notice to the Company within 15 (fifteen) Business Days of receipt of the notice described in Clause 7.2.4, pro rata to their respective Basic Equity Commitments or Additional Equity Commitments (as applicable) as between the Non-Defaulting Shareholders, to contribute the Shortfall and their own respective Equity Commitment Amounts as either:

7.2.7.1.                         a Shareholder Loan (or Preference Shares if a Preference Share Election has been made in accordance with Clause 7.12); or

7.2.7.2.                          a subscription for additional A Shares in the Company at a price per Share equal to the lower of: (i) USD 0.80 (eighty cents); and (ii) 80 per cent. of the Adjusted NAV Per Share, in each case as adjusted to enable Grindrod (if it is a Non-Defaulting Shareholder) to receive its “free carry” pursuant to Clause 5.1.5.

7.2.8.                                         If a Non-Defaulting Shareholder has not made an election under Clause 7.2.7 within 15 (fifteen) Business Days of receipt of the notice described in Clause 7.2.4 or fails to make the Shortfall contribution within the allowed time period after having elected to do so, such Non-Defaulting Shareholder will be deemed to have declined to contribute the Shortfall.

7.2.9.                                         If there are two Non-Defaulting Shareholders and only one of them elects to contribute to the Shortfall under Clause 7.2.7 or if a Non-Defaulting Shareholder has elected to contribute to the Shortfall but fails to make its Shortfall contribution in the time allowed, the Administration Manager, acting for the Company, shall promptly offer the Non-Defaulting Shareholder that has so contributed the opportunity to contribute the entire amount of the Shortfall.  Such contributing Non-Defaulting Shareholder shall make any further contribution in the same Security as it has elected to contribute its pro rata piece of the relevant Shortfall.

7.2.10.                                  If the Non-Defaulting Shareholder has not elected to contribute the entire Shortfall under Clause 7.2.9  within 15 (fifteen) Business Days of receipt of the offer contained in Clause 7.2.9, such Non-Defaulting Shareholder will be deemed to have elected to contribute only such share of the Shortfall as is specified in that Non-Defaulting Shareholder’s original election under Clause 7.2.7.

7.2.11.                                  If an accurate calculation of the Adjusted NAV Per Share cannot be determined prior to the date on which the relevant funding is required, then the Administration Manager shall notify the Non-Defaulting Shareholder(s) as soon as reasonably practicable, and in those circumstances the Non-Defaulting Shareholder(s) shall advance their respective proportions of the Shortfall in the form of a Shareholder Loan or in return for the issuance of Preference Shares (if a Preference Share Election has been made in accordance with Clause 7.12), provided that:

7.2.11.1.                   the Adjusted NAV Per Share shall be determined on the basis set out in Clause 14.10 as soon as reasonably practicable and the Administration Manager shall notify immediately each Non-Defaulting Shareholder of the result of such determination;

7.2.11.2.                   within 20 (twenty) Business Days following the notification described in Clause 7.2.11.1, each Non-Defaulting Shareholder shall have the option, exercisable by notice to the Administration Manager and the Company, to convert such Shareholder Loan or Preference Shares (as the case may be) into A Shares.  In such circumstances the relevant Shareholder Loan or Preference Shares (as the case may be) shall be converted into such number of A Shares as corresponds to the aggregate outstanding balance of, or Subscription Price of, the relevant Shareholder Loan or Preference Shares (as the case may be) divided by: (i) in the case of the Investors, the lower of USD 0.80 (eighty cents) and 80 per cent. of the Adjusted NAV Per Share; and (ii) in the case of Grindrod, the lower of USD 0.70 (seventy cents) and 70 per cent. of the Adjusted NAV Per Share (in each case as adjusted to enable Grindrod to receive its “free carry” pursuant to Clause 5.1.5) as determined on the basis set out in Clause 14.10.

7.2.12.                                  The Parties and the Company undertake to procure the execution of any documentation necessary and/or incidental to the conversion of any Shareholder Loan or Preference Shares (as the case may be) and the issue of any Shares under this Clause 7.2 as soon as reasonably practicable in accordance with this provision.

7.2.13.                                  If a Party defaults in its obligation to provide equity funding to the Company pursuant to this Clause 7.2 then such Defaulting Shareholder’s Basic Equity Commitment and Additional Equity Commitment, shall be extinguished and the Defaulting Shareholder shall have no further right or obligation to subscribe for Securities of any nature. Subsequent equity commitments will be made in accordance with Clause 7.2.5 and Clause 7.2.7 (as appropriate).

7.2.14.                                  If any Party transfers part only of its Shareholding to an Affiliate, and such Party and/or its Affiliate transferee fails to fund all or any part of a Basic Equity Commitment or Additional Equity Commitment when required to be funded under this Clause 7.2, then such Party and its Affiliate transferee shall be deemed to be Defaulting Shareholders and shall be subject to the provisions of Clause 7.2.13.

7.3.                          SUPPLEMENTARY FINANCE

7.3.1.                                         Subject to Clause 7.2.13, if after the Basic Equity Commitments and the Additional Equity Commitments have been fully funded in accordance with Clause 7.2, the Board determines that:

7.3.1.1.                          a Group Company requires funds in order to comply with its payment obligations under a Shipbuilding Contract or to take Delivery of one of the Contracted Vessels or Additional Vessels, the amount of which is in excess of the funding obligations of the Parties set out in Clause 7.1; and

7.3.1.2.                          having used reasonable endeavours to procure third party debt on commercially reasonable terms in accordance with Clause 8.3 and Clause 8.4 the Board determines that such third party debt is not available (such determination to be made no later than two months prior to the scheduled delivery date of a Vessel referred to in Clause 7.3.1.1, failing which it will be deemed to have been so determined), then the Administration Manager shall prepare and circulate to the Parties a notice (Loan Commitment Notice) setting out: (i) details of the purpose for which such funding will be used; and (ii) the total loan funding required at that time; and (iii) the amount to be contributed by each of the Parties pro rata to their respective Shareholdings (each a Loan Amount) and inviting each of the Parties to contribute their respective Loan Amount.

7.3.2.                                         Each of the Parties shall, within 15 (fifteen) Business Days of receipt of a Loan Commitment Notice notify the Company whether it will provide a Shareholder Loan to the Company.  If a Party does not notify the Company within this time period, such Party will be deemed to have chosen not to provide a Shareholder Loan.

7.3.3.                                         No Party shall be obliged to provide further funding to the Company pursuant to Clause 7.3.1, however those Parties who elect to provide Shareholder Loans pursuant to Clause 7.3.1 shall have the option to contribute, pro rata to their respective Shareholdings, an aggregate amount equal to the total amount stipulated in the Loan Commitment Notice by way of Shareholder Loans.

7.3.4.                                         If any one or both of the Investors or the Sponsor elects not to provide debt funding to the Company pursuant to this Clause 7.3 (each such Party being a Non-Lending Shareholder, and any Party that elects to provide such funding, a Lending Shareholder), or a Lending Shareholder fails to make the funding it elected to make, and consequently there is a shortfall in the amount stipulated in the Loan Commitment Notice (the Supplementary Shortfall), then the Administration Manager shall notify each Lending Shareholder within 15 (fifteen) Business Days of such Supplementary Shortfall.

7.3.5.                                         If Grindrod is the only Lending Shareholder, it may elect, by notice to the Company within 15 (fifteen) Business Days from receipt of the notice described in Clause 7.3.4 to contribute the Supplementary Shortfall as either:

7.3.5.1.                         a Shareholder Loan (or Preference Shares if a Preference Share Election has been made in accordance with Clause 7.12); or

7.3.5.2.                          a subscription for additional A Shares in the Company at a price per Share equal to 70 per cent. of the Adjusted NAV Per Share.

7.3.6.                                         If Grindrod has not made an election under Clause 7.3.5 within 15 (fifteen) Business Days from receipt of the notice described in Clause 7.3.4, Grindrod will be deemed to have declined to contribute the Supplementary Shortfall.

7.3.7.                                         If there is only one Lending Shareholder and that is an Investor or if Grindrod is a Non-Lending Shareholder, each such Lending Shareholder may elect by notice to the Company within 15 (fifteen) Business Days from receipt of the notice described in Clause 7.3.4, pro rata to their respective Shareholdings as between the Lending Shareholders, to contribute the Supplementary Shortfall as either:

7.3.7.1.                         a Shareholder Loan (or Preference Shares if a Preference Share Election has been made in accordance with Clause 7.12); or

7.3.7.2.                          a subscription for additional A Shares in the Company at a price per Share equal to 80 per cent. of the Adjusted NAV Per Share.

7.3.8.                                         If a Lending Shareholder has not made an election under Clause 7.3.7 within 15 (fifteen) Business Days from receipt of the notice described in Clause 7.3.4, such Lending Shareholder will be deemed to have declined to contribute the Supplementary Shortfall.

7.3.9.                                         If there are two Lending Shareholders and only one of them elects to contribute to the Supplementary Shortfall under Clause 7.3.7, the Administration Manager acting for the Company shall promptly offer that contributing Lending Shareholder the opportunity to contribute the entire amount of the Supplementary Shortfall.  Such contributing Lending Shareholder shall make any further contribution in the same Security as it has elected to contribute its pro rata piece of the relevant Loan Amount.

7.3.10.                                  If a Lending Shareholder has not elected to contribute the entire Supplementary Shortfall under Clause 7.3.9 within a further 15 (fifteen) Business Days from receipt of the notice described in Clause 7.3.9, such Lending Shareholder will be deemed to have elected to contribute only such share of the Supplementary Shortfall associated with that Lending Shareholder’s original election under Clause 7.3.7.

7.3.11.                                  If following all elections made pursuant to Clauses 7.3.5, 7.3.7 and 7.3.9, there is still a Supplementary Shortfall, the Administration Manager shall notify all Shareholders that were Non-Defaulting Shareholders (in relation to Equity Commitment Notices issued pursuant to Clause 7.2) of such additional Supplementary Shortfall by no later than the Business Day immediately following the expiration of the time period referenced in Clause 7.3.6, Clause

7.3.8 or Clause 7.3.10 (as applicable) and each such Non-Defaulting Shareholder may then elect, by notice to the Company within 10 (ten) Business Days of such notice, to contribute its pro rata share of the Supplementary Shortfall (or, if it is the only Non-Defaulting Shareholder making such contribution, up to 100% of the Supplementary Shortfall) by advancing a Demand Loan to the Company, provided that, if Grindrod is a Non-Defaulting Shareholder, it may elect to contribute to such further Supplementary Shortfall either by advancing a Demand Loan or by subscribing for additional A Shares in the Company at a price per Share equal to the lower of: (i) USD 0.70 (seventy cents); and (ii) 70 per cent. of the Adjusted NAV Per Share (in each case as adjusted to enable Grindrod to receive its “free carry” pursuant to Clause 5.1.5).

7.3.12.                                  If the Board determines that a Group Company requires funds for any purpose other than as described in Clause 7.3.1, the amount of which is in excess of the funding obligations of the Parties as set out in Clause 7.1, then (except in the limited circumstances described in Clause 7.4) such funding shall be subject to the unanimous consent of the Parties in accordance with Clause 11.11.2.

7.4.                          If the Board determines in good faith that funds are required for any legitimate purpose of the Group on an accelerated basis due to cash or liquidity requirements or other business considerations of any Group Company and such funding is in the best interests of any Group Company (an Emergency Funding), then any Party wishing to participate in such Emergency Funding may do so (without needing to comply with the procedures set forth in Clause 7.3) by contributing additional Shareholder Loans to the Company with an aggregate value of all such funding not exceeding USD $5,000,000 (five million Dollars) (the funding requirement addressed to each Shareholder to be limited to each Shareholder’s proportionate share of the USD $5,000,000 (five million Dollars) total, based on each Shareholder’s pro rata Shareholding at the relevant time); provided that the participating Shareholders shall be required to promptly, and in any event not later than 90 days after the date of completion of such Emergency Funding, offer to sell to any non-participating Party such portions of the relevant Shareholder Loan as each non-participating Party would have been entitled to provide had such funding been effected on a pro rata basis according to Shareholding, at the price and on the other terms specified in Clause 7.3.  Each such non-participating Party shall have 15 (fifteen) Business Days to accept such offer.  Any ultimate purchaser of any Shareholder Loan pursuant to an Emergency Funding shall be entitled to the benefit of any rights or payments made in respect of such Shareholder Loan as from the date of issuance of the Emergency Funding.  Only one Emergency Funding may be affected without unanimous consent of the Parties.

7.5.                          If Grindrod or any other company in the Grindrod Limited group of companies (each a GL Company) is required to make a payment under any guarantee in relation to a Shipbuilding Contract (each a Guarantee Payment) then:

7.5.1.                                        to the extent that a GL Company makes a Guarantee Payment in circumstances as contemplated in Clause 7.5, the amount of such payment shall be deemed to be a loan from Grindrod to the relevant Owner  that shall: (i) be repayable within 30 days of demand; (ii) rank ahead of all Shareholder Loans and (iii) otherwise be on the same terms set out in the Shareholder Loan Agreement;

7.5.2.                                         Grindrod shall have 110 Business Days from (and including) the Guarantee Payment Date within which to elect to:

7.5.2.1.                          convert its Guarantee Loan either into a Shareholder Loan (or Preference Shares if a Preference Share Election has been made in accordance with Clause 7.12) and such conversion will be effected by Grindrod assigning its rights under the Guarantee Loan to the Company in consideration for which the Company will become the borrower, and Grindrod will become the lender, under a new Shareholder Loan having a principal value equal to the amount of the Guarantee Loan (or, where a Preference Share Election is made, Grindrod will assign its rights under the Guarantee Loan to the Company, in consideration for which the Company will issue Preference Shares having an aggregate value equal to amount of the Guarantee Loan); or

7.5.2.2.                          convert its Guarantee Loan into additional A Shares, and such conversion will be effected by Grindrod assigning its rights under the Guarantee Loan to the Company in consideration for which the Company will issue such number of A Shares as is equal to the amount of the Guarantee Loan divided by the lower of: (i) USD 0.70 (seventy cents); and (ii) 70% of the Adjusted NAV per Share, and if Grindrod makes either such election, it shall complete such conversion on the date that is 120 Business Days from (and including) the Guarantee Payment

Date.  For the avoidance of doubt, if Grindrod does not make an election pursuant to this Clause 7.5.2, its Guarantee Loan shall remain outstanding in accordance with its terms. Any other Non-Defaulting Shareholder shall be entitled to participate in the rights and processes described in Clauses 7.5.1, 7.5.2 and 7.5.2.1 (but not Clause 7.5.2.2) by paying to Grindrod at face value its pro-rata share (based on the then existing respective Shareholdings) of the amount paid or required to be paid by the GL Company, within 15 days of Grindrod notifying the Non-Defaulting Shareholders in writing of the GL Company having paid the Guarantee Payment.

7.6.                          Any Shareholder Loan or Demand Loan made by a Party to the Company or a Guarantee Loan, either pursuant to a Loan Commitment Notice or otherwise under this Agreement, shall be evidenced in writing in a Shareholder Loan Agreement that shall be executed by the Party making the Shareholder Loan, Demand Loan or Guarantee Loan  (as applicable) on the one hand and the Company or an Owner (as applicable) on the other hand in substantially the form attached to this Agreement at Schedule 3, provided that: (i) in respect of a Demand Loan, the terms shall require the Company to repay the outstanding balance of the Demand Loan in full within 30 days of demand by the lender; and (ii) in respect of a Guarantee Loan, such amendments shall be made to the Shareholder Loan Agreement as are necessary to reflect that the borrower is the relevant Owner).

7.7.                          A lender under a Demand Loan shall have 110 Business Days from (and including) the date on which such Demand Loan is advanced within which to elect to:

7.7.1.                                       convert its Demand Loan either into a Shareholder Loan (or Preference Shares if a Preference Share Election has been made) and such conversion will be effected by the lender assigning its rights under the Demand Loan to the Company in consideration for which the Company will become the borrower, and the lender will become the lender, under a new a Shareholder Loan having a principal value equal to the amount of the Demand Loan (or, where a Preference Share Election is made, the lender will assign its rights under the Demand Loan to the Company, in consideration for which the Company will issue Preference Shares having an aggregate value equal to amount of the Demand Loan); or

7.7.2.                                         convert its Demand Loan into additional A Shares, and such conversion will be effected by the lender assigning its rights under the Demand Loan to the

Company. in consideration for which the Company will issue such number of A Shares as is equal to the amount of the Demand Loan divided by the lower of:

7.7.2.1.                          in the case of Grindrod, (i) USD 0.70 (seventy cents); and (ii) 70% of the Adjusted NAV per Share; and

7.7.2.2.                          in the case of the Investors, (i) USD 0.80 (eighty cents); and (ii) 80% of the Adjusted NAV per Share.

7.8.                          All loan amounts committed by the Parties to the Company shall attract interest at a rate of 15% (fifteen per cent) per annum and shall be on a second lien basis.

7.9.                          The Parties will procure to the extent they are able to in their capacity as Shareholders that upon receipt of a Shareholder Loan, Demand Loan or Guarantee Loan the relevant Group Company will credit its shareholders’ loan account with an amount equal to the amount of such Shareholder Loan, Demand Loan or Guarantee Loan so paid.

7.10.                   The Parties and the Company undertake to effect as soon as reasonably practicable the completion of any documentation necessary and/or incidental to the issue of further Securities under this Clause 7.

7.11.                   Except in the circumstances described in Clause 7.4, the parties shall use their best endeavours to ensure that no more than one Equity Commitment Notice or Loan Commitment Notice shall be issued in any rolling 30 (thirty) day period.

7.12.                   If any of the Parties identify any applicable tax (including withholding tax) that may be levied by the Inland Revenue Authority of Singapore (or any other taxing authority in Singapore) on any amounts payable to the relevant Party in respect of a Shareholder Loan or Demand Loan, that Party may notify the Company and each other Party of such fact and require that the Shareholder Loans and/or Demand Loans held by all Parties are converted as soon as reasonably practicable into Preference Shares (a Preference Share Election).  Any Preference Shares issued pursuant to the terms of this Agreement shall, as far as practicable, carry the same economic rights as the relevant Shareholder Loan and/or Demand Loans (as applicable), provided that:

7.12.1.                                  any preferential dividend may be paid only out of retained profits; and

7.12.2.                                  the Preference Shares shall rank behind all debts of the Company on a winding up and shall be redeemable at the Company’s election.

7.13.                   If the Company issues Preference Shares in accordance with Clause 7.12, all references in this Agreement to “Shareholder Loans” or “Demand Loans” (as applicable) shall be deemed to include references to Preference Shares, and all references to “interest” shall be deemed to include any dividend payable in respect of such Preference Shares.

7.14.                   Expert Determination by Auditors of the Company

7.14.1.                                  If there is any dispute regarding the calculation of any monetary amounts or numbers of Shares or Preference Shares that are required to be determined pursuant to this Clause 7, then such dispute shall, on the written request of any of the Parties, be referred to the auditors of the Company for the time being who shall act as experts not as arbitrators in resolving such dispute.

8.                                     ADDITIONAL VESSELS AND FINANCING

8.1.                          The Parties agree that Grindrod or any of its 100 (one hundred) per cent. held subsidiaries is hereby granted authority to acquire:

8.1.1.                                         the 3 (three) Additional Vessels on terms that conform with the Agreed Form Letters of Intent in respect of those Vessels; and

8.1.2.                                         provided the terms of any such acquisition are documented in substantially the same form (and are no less commercially advantageous to the Company) as the terms contained in the Share Sale Agreement, mutatis mutandis, all of the shares in companies that have concluded shipbuilding contracts in respect of such 3 (three) Additional Vessels, on behalf of the Company.

8.2.                          The Parties shall procure that each of the Directors appointed by them to the Board of the Company shall pass such resolutions and execute such documents as may be required in order for Grindrod to acquire the Additional Vessels or the shares referred to in Clause 8.1  on behalf of the Company in accordance with Clause 8.1.  Grindrod shall “lift the subjects” which are within its power to lift in respect of each Letter of Intent immediately following Completion, and will use best endeavours to ensure the counterparty to each Letter of Intent:

8.2.1.                                         “lifts the subjects” which are within any such counterparty’s power to lift in respect of each Letter of Intent as soon as practicable following Completion; and

8.2.2.                                       the relevant company that is an Affiliate of Grindrod signs a definitive Shipbuilding Contract in respect of each Additional Vessel within the 2 (two) calendar months following Completion on terms that are consistent with the respective Letters of Intent.

8.3.                          Following Completion, the Parties agree to use reasonable endeavours to procure, on behalf of the Company or the Owners, Approved Finance for the Vessels on the best possible terms available at the time and for a transaction of this type, having in mind:

8.3.1.                                       the interest rate being offered;

8.3.2.                                       the fees and other costs which would apply;

8.3.3.                                       the repayment terms;

8.3.4.                                       the target amount of such bank finance to be not less than 60 (sixty) per cent. of the Actual Contract Price of each of the Vessels;

8.3.5.                                       the target amortisation of such bank finance is to be zero over a fourteen year period;

8.3.6.                                       the security on standard terms, including, an assignment of any relevant Shipbuilding Contract and of any refund guarantee issued pursuant thereto and, upon Delivery, a first priority mortgage over the Vessel, pledges of the shares in the Owners and collateral deeds of covenants (if applicable) and an assignment of the Vessel’s earnings and insurances;

8.3.7.                                       the need for the terms of the Approved Finance to accommodate the objectives set out in this Agreement; and

8.3.8.                                       the applicable market conditions for financing of vessels similar to the Vessels at the time,

provided always that such Approved Finance under this Clause 8.3 shall be on terms that do not permit recourse to any Shareholder except to the extent of that Shareholder’s undrawn Liquidity Commitment.

8.4.                        The Parties shall act in good faith with a view to securing the Approved Finance at least 3 (three) months prior to the earliest Delivery Date of a Vessel, or alternatively two tranches of Approved Finance, having due regard to the principles set out in this Clause 8.

9.                                     VESSEL ARRANGEMENTS

9.1.                        The Parties agree that the colour scheme, the name, the marking of the funnel, cranes, superstructure and hull markings for the Vessels shall be determined by Grindrod.

9.2.                        The Vessels shall be flagged in Singapore.

9.3.                        The Commercial Manager shall be responsible for obtaining, negotiating the terms of and maintaining insurance cover for each of the Vessels in accordance with the terms of the Commercial Management Agreements to the extent such insurances are not maintained pursuant to the terms of the Technical Management Agreements and/or Pooling Agreements.

9.4.                          The Parties acknowledge and agree that Grindrod shall be appointed by the Company as:

9.4.1.                                       the Administration Manager in accordance with the terms of the Administration Management Agreement;

9.4.2.                                       the Commercial Manager in accordance with the Commercial Management Agreement; and

9.4.3.                                       the Technical Manager in accordance with the terms of the Technical Management Agreement.

9.5.                          The appointment of Grindrod as the Administration Manager and the Technical Manager for the Owners in Schedule 2 Part B shall take effect on Completion.  The appointment of Grindrod as the Technical Manager for the Owners of the Additional Vessels shall take effect immediately on conclusion of their respective Shipbuilding Contracts.  The appointment of Grindrod as Commercial Manager shall take effect no less than three (3) months prior to the anticipated Delivery Date of each Vessel.

9.6.                          The fees payable to Grindrod under the Management Agreements shall be as follows:

9.6.1.                                       Technical Management Agreement - a technical management fee of USD 125,000.00 (one hundred and twenty five thousand Dollars) per Vessel per annum for one year from the Delivery Date of each Vessel and notwithstanding the date of commencement of each Technical Agreement, fees shall be payable from one month prior to the anticipated Delivery Date of each Vessel;

9.6.2.                                       Commercial Management Agreement - a commercial fleet management fee of USD 200.00 (two hundred Dollars) per Vessel per day plus an additional 2% (two per cent) of time charter equivalent earnings; and

9.6.3.                                       Administration Management Agreement - a basic financial administration and secretarial services fee of USD 30,000.00 (thirty thousand Dollars) per Group Company per annum (excluding all third party costs, fees and expenses which shall be paid for separately by the Group Company.

Grindrod hereby undertakes either: (i) to ensure that the fees and any other commercial terms agreed between Grindrod and the Company (or the respective Owners as the case may be) under the Management Agreements shall be not less favourable than those provided by Grindrod or any of its Affiliates to any other third party drybulk vessel owners (excluding any of Grindrod’s existing joint-ventures and joint ventures that may be concluded with Marubeni or Sumitomo) for whom it provides commercial, technical or administrative management services; or (ii) should Grindrod or any of its Affiliates provide commercial or technical or administrative management services to third parties in respect of such drybulk vessels on more favourable terms than those provided to the Company including, but not limited to, fees and rates payable by the Company, the Company shall have the right to enjoy those more favourable terms and/or fees and/or rates and the Management Agreements shall be amended accordingly.

9.7.                          The Parties hereby agree that the appointment of Grindrod:

9.7.1.                                    under the Administration Management Agreement shall terminate only in the event of termination of this Agreement;

9.7.2.                                    under each Commercial Management Agreement shall continue until 31 March 2016 whereupon it will be reviewed by the Parties in accordance with Clauses 9.8 and 9.14 below; and

9.7.3.                                      each Technical Management Agreement shall be for an initial period ending 1 (one) year from delivery of the relevant Vessel, automatically renewable for further 1 (one) year periods unless terminated by the Parties in accordance with Clause 9.9.

9.8.                          The performance of the Commercial Manager under the Commercial Management Agreements for the Vessels shall be reviewed by the Parties on 31 March 2016 and thereafter on each anniversary of such date until termination of the relevant Commercial

Management Agreement(s) or this Agreement, whichever is the first to occur. The Commercial Manager’s performance in respect of the Non-Pool Vessels shall, to the extent these Vessels are trading in the spot market, be determined by the Parties only on the basis of whether the underperformance is greater than 20 (twenty) per cent. when compared to the Baltic Handysize Index on an annual average basis, as adjusted for the size of the relevant Non-Pool Vessel relative to the standard Baltic Handysize Index vessel and also adjusted for commissions if necessary so that the comparison is on a like-for-like (both to be either pre-commission or post-commission).

9.9.                          If the Investors serve notice to terminate Grindrod as the Commercial Manager of the Non-Pool Vessels referred to in Clause 9.8 then in the first instance the relevant Owners will offer Grindrod the opportunity to charter those Vessels for a period of up to 12 (twelve) months either, at Grindrod’s election, on a fixed rate-basis at market levels to be mutually agreed in good faith within 7 (seven) Business Days of receipt of such notice of termination (NPV Resolution Period) or on an Index-Linked Basis. Grindrod shall be required to make its election within 3 (three) Business Days following the end of the NPV Resolution Period. If Grindrod does not exercise its right to charter the relevant Vessels within the specified time limit, Grindrod shall within 7 (seven) Business Days thereafter, propose a list of 3 (three) alternative commercial managers who shall be independent of Grindrod.  The Investors shall choose one of the nominated alternatives as the replacement Commercial Manager.  If Grindrod does not provide a compliant list of alternative commercial managers in accordance with this Clause 9.9 then the Investors shall be free to choose whomsoever they may see fit as the replacement Commercial Manager.

9.10.                   It shall be an Investors’ Right to (i) terminate the appointment of Grindrod as the Technical Manager pursuant to the terms of the Technical Management Agreement and/or (ii) require that a Group Company shall not renew the appointment of Grindrod as the Technical Manager of its Vessels if they consider that the Technical Manager is not performing in accordance with the standards required under the Technical Management Agreements (including, without limitation, if the Technical Manager consistently and unreasonably exceeds the budget agreed therein).   In such case the Investors shall invite tenders for the technical management of the Vessels from the Approved Alternative Technical Managers and such appointment shall be determined by Simple Majority.

9.11.                   The Parties intend that, following delivery of each Vessel that is a Pool Vessel, such Pool Vessel shall fall into the pooling arrangements contemplated in one of the respective Pooling Agreements. The Parties agree that in circumstances where time charters for periods in excess of 12 (twelve) months for such Vessels are under discussion with third parties,

Grindrod shall have a right of first refusal on any such employment on similar terms to those offered by any third party.

9.12.                 The Parties agree that each Pool Vessel shall have an assigned weighting in accordance with the relevant Pooling Agreement and that the earnings of the Pool Vessels shall be paid to the Pool Account relating to that Pooling Agreement and the net earnings (following deductions in accordance with the relevant Pooling Agreement) shall be distributed according to that assigned weighting and specification. It is agreed that the Pool Manager shall act as administrator of the pooling arrangements in accordance with each of the respective Pooling Agreements.

9.13.                   The Non-Pool Vessels shall be:

9.13.1.                                managed by the Commercial Manager in accordance with the terms of the Commercial Management Agreement; and

9.13.2.                                operated alongside but separately from any Pool Vessel without any ownership bias by the Commercial Manager and any revenues generated by the Non-Pool Vessels shall be specifically allocated to such Vessels by the Commercial Manager.

9.14.                   The earnings of those Vessels under each Pooling Agreement shall be reviewed by the Parties on 31 March 2016 and thereafter on each anniversary of such date until termination of this Agreement or the relevant Pooling Agreement, whichever is the first to occur. The performance of those Vessels under a relevant Pooling Agreement shall be determined by the Parties only on the basis of whether the underperformance of such Pool Vessels is greater than 20 (twenty) per cent. when compared to the Baltic Supramax Index or the Baltic Handysize Index, as applicable to each Pool, on an annual average basis and after adjusting for commissions if necessary so that the comparison is on a like-for-like basis (both to be either pre-commission or post-commission).  The participation of the Pool Vessels in either Pooling Agreement shall only be terminated where the underperformance of the relevant Pool is greater than 20% (twenty) per cent. (Material Underperformance).

9.15.                   In the case of Material Underperformance of a Pool, the Investors shall be entitled to serve notice to Grindrod and to that Pool of termination of the relevant Pool Vessels’ participation in that Pool with immediate effect (notwithstanding any contrary provisions of the relevant Pool Agreement).  If the Investors serve such a notice, then in the first instance the relevant Owners will offer Grindrod the opportunity to charter the relevant Pool Vessels for a 12 (twelve) month charter period (Initial Charter Period), either, at Grindrod’s election: (i) on a fixed rate-basis at market levels to be mutually agreed in good faith within a period of 7 (seven) Business Days following the service of said notice (the Fixed Rate Resolution Period), or (ii) on an Index-Linked Basis.

9.16.                   Grindrod shall be required to make its election with 3 (three) Business Days following the end of the Fixed Rate Resolution Period (whether or not agreement has been reached on the fixed rate-basis). If Grindrod does not exercise its rights to charter the relevant Pool Vessels within this time period, this right shall lapse. In such case, Grindrod shall within 7 (seven) Business Days thereafter propose a list of 3 (three) alternative pools under managers who shall be independent of Grindrod. The Parties shall then decide by Simple Majority whether (i) to charter the relevant Pool Vessels to third parties on the best terms that can be reasonably negotiated in the market or (ii) to enter the relevant Pool Vessels into another pool.

9.17.                   In the event a decision is made to enter the relevant Pool Vessels into another pool, the Parties shall choose one of the nominated alternative pools for all but not some of the relevant Pool Vessels by a Simple Majority decision. If Grindrod does not provide a compliant list of alternative pools in accordance with this Clause 9.16 then it shall be an Investors’ Right to invite tenders for pool management of the relevant Pool Vessels by third party pool managers and such appointment shall be determined by Simple Majority.  Grindrod’s appointment as Commercial Manager in respect of the relevant Pool Vessels shall be terminated on transfer of those Pool Vessels into the new pool, provided that to the extent that any commercial management services are required over and above the services provided by the replacement pool manager, the Parties shall negotiate in good faith for the appointment of Grindrod to perform such commercial management services under new commercial management agreements.

9.18.                   If Grindrod take the relevant Pool Vessels on charter for the Initial Charter Period then, at the end of the Initial Charter Period, Grindrod shall have the right to serve notice on the Investors (Recharter Request Notice) that they wish to re-charter the relevant Pool Vessels for a further 12 (twelve) months (Further Charter Period). In such case, the process (and the timing) for determining the charter rates set out in Clause 9.15 shall apply (save that the Fixed Rate Resolution Period shall commence on receipt by the Investors of Grindrod’s Recharter Request Notice). The provisions of this Clause 9.18 shall apply, mutatis mutandis, at the end of each Further Charter Period.

10.                              BANKING, ACCOUNTING AND INFORMATION ARRANGEMENTS

10.1.                   The Parties shall cause or procure each Group Company to:

10.1.1.                                maintain a proper record of equity investments (and related increase or reduction of Equity Commitments) and Shareholder Loans made to it; and

10.1.2.                                maintain such separate bank accounts as the Parties may agree in order to achieve the objectives contemplated by this Agreement and also in compliance with any obligations imposed by the Approved Finance.

10.2.                   The financial year of each Group Company is 1 January to 31 December.

10.3.                   The Parties, through the Administration Manager, shall cause or procure each Group Company to prepare management accounts (in a form approved by the Investors) including:

10.3.1.                               a profit and loss account for the relevant period and the year to date together with a comparison of the actual profit and loss account for those periods to the budget for those periods set out in the Business Plan and prior year;

10.3.2.                                a cash flow statement for the relevant period and year to date together with a comparison of actual cash flow for those periods to the budget for those periods set out in the Business Plan and prior year;

10.3.3.                                a 12 month rolling cash flow forecast to the end of the current financial year, updated at least quarterly;

10.3.4.                                a balance sheet as at the relevant period together with a comparison of the actual balance sheet to the budget in the Business Plan for that date;

10.3.5.                                a statement showing the extent of the Group’s compliance (and projected compliance for the current financial year) with the financial covenants contained in the Approved Finance Documents; and

10.3.6.                                a report by the Administration Manager, including details of the general performance of the Group and the achievement of the Business Plan targets and strategies (including projected cash flow and expected outturn for that financial year), and shall deliver them to the Investors within 31 (thirty one) days after the end of each month and the Board shall consider such accounts at its following meeting. The first management accounts shall be delivered to the Investors within 31 days after the end of the month immediately following the month in which Completion takes place.

10.4.                 The Company shall, not later than 28 days before the end of each financial year, consult with the Investors in connection with, and obtain the approval of the Investors prior to, the adoption of a detailed operating and capital budget and cash flow forecast in respect of the next financial year and shall deliver a copy thereof to the Investors within seven days of its adoption which budget shall be included in the then current Business Plan.

10.5.                   The audited accounts of the Company and audited consolidated accounts of the Group Companies in respect of each financial year, together with the relative audit and management letters and all correspondence between the Company and the auditors of the Company concerning the accounts, shall be completed and approved by the Board and delivered to the Investors within 6 (six) months after the end of the accounting period to which such audited accounts relate, provided that the Company shall deliver best estimates of such data to the Investors within 3 (three) months after the end of the relevant accounting period.

10.6.                   Any Investor and an Investor Director will be entitled to examine the books and accounts of each Group Company upon reasonable notice and the Company shall supply the Investors with all information relating to the business affairs and financial position of each Group Company as the Investors may from time to time reasonably require and upon reasonable notice having been given.

10.7.                   The Investor Directors (in relation to the Investors) and the Grindrod Director (in relation to Grindrod) shall be at liberty from time to time to make full disclosure of any information relating to the Company.

10.8.                   If any information is not provided to the Investors in accordance with any of the provisions (including the time for delivery) of Clauses 10.3, 10.4 or 10.5 the Investors may (after having given the Company not less than 21 days to comply with such provisions) on behalf of the Company appoint a firm of accountants to prepare the relevant information and the Company agrees to provide all information reasonably required by such accountants for such purpose. The fees of the accountants shall be borne by the Company.

10.9.                   The Company will deliver to the Investors at the same time as it delivers the information to the Bank or its advisers, any information (including any document) which is required to be given under the Approved Finance Documents.

11.                              BOARD AND SHAREHOLDERS’ MEETINGS

11.1.                   Each Board shall have responsibility for the supervision and management of each Group Company.

11.2.                   Following Completion, each Board shall consist of no less than five (5) directors.

11.2.1.                                For so long as each Investor and its Affiliates holds more than 25 per cent. or more of the issued A Shares, each Investor shall (acting alone) be entitled to appoint one director and the Investors (acting together) shall be entitled to appoint one director.

11.2.2.                                For so long as: (i) one Investor and its Affiliates holds 25 per cent. or more of the issued A Shares (the Majority Investor); and (ii) the other Investor and its Affiliates either: (a) holds less than 25 per cent. of the issued A Shares (the Minority Investor); or (b) is in default pursuant to Clause 14, the Majority Investor shall be entitled to appoint two directors.

11.2.3.                                For so long as Grindrod and its Affiliates holds 25 per cent. or more of the issued A Shares, it shall be entitled to appoint two directors.

11.2.4.                                For so long as any Party and its Affiliates hold between 10 per cent. and 25 per cent. of the issued A Shares and it is not in default pursuant to Clause 14, it shall be entitled to appoint one director.

11.2.5.                                Failure by a Party to appoint a director (including failure by the Investors to agree on the joint appointment of a third Director) shall not affect the provisions of this clause relating to the conduct of Board meetings.

11.3.                   Where there is a requirement for the Board to appoint a Chairman (or similar officer), the post of Chairman (or similar officer) of that Group Company shall be held alternately by an Investor Director and a Sponsor Director in rotation, but such appointment shall not carry any voting rights whatsoever.

11.4.                   A Party and the Company (as the case may be) may, in relation to each Group Company, remove a Director appointed by it and appoint a new director in his or her place by notice in writing to that Group Company and the other Parties. Each Party and the Company (as the case may be) (in its capacity as a shareholder or ultimate beneficial shareholder in that Group Company) unconditionally and irrevocably agrees to call and attend (or otherwise participate in) and to vote its shares in that Group Company for the appointment or removal of any Director or officer of that Group Company appointed by another Party or the Company (as the case may be) in each case, without unreasonable delay. The Party or the Company (as the case may be) removing the Director shall indemnify that Group Company against any claim arising in connection with that Director’s removal from office.

11.5.                   Except by specific written authority of the Board, no Director, acting singly, shall have any power or authority to represent a Group Company in any capacity whatsoever, other than to vote for the officers of that Group Company. Any contract or other agreement entered into by that Group Company must (unless the Directors thereof otherwise resolve) be signed by both a Sponsor Director and an Investor Director.

11.6.                   Meetings of the Board of each Group Company shall (unless the Parties otherwise agree) take place in Singapore and in accordance with this Agreement and in the manner prescribed by the Articles thereof at such time or times as may be required, but in any event not less frequently than 2 (two) times in each calendar year.  Items for the agenda of the Board meeting can be proposed by any Director at all times at least two (2) Business Days prior to such Board meeting and the agenda shall be circulated at least 1 (one) Business Day prior to such Board meeting.  Any Director may call a Board meeting in accordance with the Articles.  The costs relating to the attendance at a meeting by a Director or Shareholder shall be borne by that Director or Shareholder, save that the reasonable and documented costs relating to the attendance of the Director appointed jointly by the Investors (acting together) shall be borne by the Company. The Parties and the Company shall use reasonable endeavours to procure that Board meetings for different Group Companies are organised so that they happen sequentially on the same day.

11.7.                   A meeting of the Board of a Group Company can take place either by the physical presence of the Directors or, to the extent permitted by law, by way of telephone conference call or video conference call.

11.8.                   The quorum for the transaction of business at any meeting of the Directors of a Group Company shall be 1 (one) Sponsor Director and 2 (two) Investor Directors of that Group Company. Each Party and the Company acknowledges that any Director of a Group Company may by giving written notification to that Group Company nominate any other Director to be his alternate Director in case of unavailability for a meeting of the Board of that Group Company.

11.9.                   Each Director present at a meeting of the Directors shall have one vote. The chairman of any meeting of Directors of a Group Company or of any meeting of the shareholders of that

Group Company shall not have a casting vote. If there is equality of votes on any matter, the provisions of Clause 13 shall apply.

11.10.            To the extent permitted by law, the Board of a Group Company may adopt a resolution without holding a meeting if all the Directors of that Group Company approve the resolution by placing their signatures on the original copy of the resolution (or, if not practical, a certified copy thereof). The duly signed resolution shall be delivered to the Chairman and placed in the minute book of that Group Company kept at the registered office thereof or at such other place as the Directors may from time to time unanimously decide.

11.11.            Unless and to the extent that responsibility for specific matters affecting the Vessels, the Approved Finance, the Company and/or the Owners have been expressly delegated to a particular Director, Directors or a Board committee comprising at least 1 (one) Sponsor Director and 2 (two) Investor Directors, or as otherwise specifically provided for in this Agreement, decisions shall be taken or resolutions passed by the Board of a Group Company and/or (as may be required) the shareholders of a Group Company as follows:

11.11.1.                           matters which are not Reserved Matters shall be decided by a Simple Majority;

11.11.2.                           Reserved Matters shall be decided by an Absolute Majority; and

11.11.3.                           where matters have been delegated to a Board committee consisting of 3 (three) or more persons, decisions shall be taken or resolutions passed by Simple Majority.

11.12.            The quorum for the transaction of business at any meeting of the Shareholders shall be at least 1 (one) representative of each of the Shareholders. The agenda of the shareholders’ meeting may be proposed by any Shareholder at any time but always at least 7 (seven) days prior to the proposed meeting.

11.13.            The Parties shall procure that, in respect of any matter requiring a shareholder meeting of an Owner, the Company will only vote in favour of a matter requiring shareholder approval if a majority of the Parties agree (for matters requiring a Simple Majority) or if such matter is unanimously approved by the Parties (for matters requiring an Absolute Majority).

12.                              DIVIDEND AND DISTRIBUTION POLICY

12.1.                   The Board of the Company shall declare and  make payment of dividends or distributions to the Parties in relation to the Group from time to time subject to the requirements set out in this Clause 12 and having regard to:

12.1.1.                                  retention in the Group of reasonable amounts of working capital in accordance with prudent business practice;

12.1.2.                                  reasonable provision to cover any contingent requirements for additional finance of the Group (including, in particular, for the maintenance and operation of the Vessels and to meet contingent liabilities under the Transaction Documents to which a Group Company is a party); and

12.1.3.                                reasonable provision to cover any contingent requirements in respect of Distribution payments to be made to the holder(s) of B Shares in accordance with Clause 12.3.

12.2.                   The Parties, in their capacity as Shareholders, shall endeavour to ensure that the terms of any Approved Finance restrict to the least possible extent payment of dividends or distributions to the Company in its capacity as sole shareholder of each Owner.

12.3.                   Any Distribution which is not a Liquidating Distribution will be made in accordance with Clause 12.1 among the holders of the A Shares on a pari passu basis pro rata to their Shareholdings.  If the Company makes a Liquidating Distribution any such Distribution shall be distributed as follows:

12.3.1.                                  first, 100 (one hundred) per cent. among the holders of the A Shares on a pari passu basis pro rata to their Shareholdings until the Investors and their respective Affiliates have collectively achieved a 10 (ten) per cent. IRR on their Original Investment, taking into account any preceding Distributions (Tranche 1 Return);

12.3.2.                                  after the Investors have received the Tranche I Return but until the Investors have received the Tranche 2 Return: (i) 90 (ninety) per cent. of all Distributions among the holders of the A Shares on a pari passu basis pro rata to their Shareholdings until the Investors and their respective Affiliates have collectively achieved a 20 (twenty) per cent. IRR on their Original Investment (taking into account any preceding Distributions) (Tranche 2 Return); and (ii) 10 (ten) per cent. of all Distributions among the holders of the B Shares on a pari passu basis pro rata to their holdings;

12.3.3.                                  after the Investors have received the Tranche 2 Return but until the Investors have received the Tranche 3 Return: (i) 80 (eighty) per cent. of all Distributions among the holders of the A Shares on a pari passu basis pro rata to their

Shareholdings until the Investors and their respective Affiliates have collectively achieved a 30 (thirty) per cent. IRR on their Original Investment (taking into account any preceding Distributions) (Tranche 3 Return); and (ii) 20 (twenty) per cent. of all Distributions among the holders of the B Shares on a pari passu basis pro rata to their holdings;

12.3.4.                                  after the Investors and their respective Affiliates have collectively received the Tranche 3 Return: (i) 70 (seventy) per cent. of all Distributions among the holders of the A Shares on a pari passu basis pro rata to their Shareholdings; and (ii) 30 (thirty) per cent. of all Distributions among the holders of the B Shares on a pari passu basis pro rata to their holdings.

12.4.                   No Distribution shall be made in respect of Shares until after full repayment of all amounts outstanding under the Shareholder Loans, including all accrued but unpaid interest thereon.

12.5.                   Illustrative examples of the calculations contemplated in this Clause 12 are set out in Schedule 8 and an electronic copy of such examples has, in the form of a Microsoft Excel spread sheet named “IRR Calculation”, been burned to the root folder of a non-rewritable compact disc medium, initialled by the Shareholders for identification purposes and lodged with the auditors of the Group Company.

12.6.                   If there is any dispute regarding the calculation of any Distributions payments to a Party under Clause 12.3 or with respect to the calculation of the IRR, then such dispute shall, on the written request of any of the Parties, be referred to the auditors of the Company for the time being who shall act as experts not as arbitrators in resolving such dispute, provided that if the auditors of the Company are unable or unwilling to act, Replacement Auditors shall be selected in accordance with the provisions of Clause 5.3.2, which shall apply mutatis mutandis.

13.                              DEADLOCK

13.1.                   In respect of any Group Company, there is a deadlock if a resolution is proposed at a properly convened meeting of the shareholders of the Company or the Board of a Group Company and any of the following occurs:

13.1.1.                                  there is no quorum present at the meeting nor is one present at the meeting when it is reconvened following one adjournment (in either case other than as a result of the non-attendance of the proposer of the resolution); or

13.1.2.                                  the resolution proposed concerns non-Reserved Matters and the Simple Majority required to pass is not achieved; or

13.1.3.                                  the resolution proposed concerns a Reserved Matter and the Absolute Majority required to pass is not achieved.

13.2.                   Any Party may, within 20 (twenty) days of a deadlock arising (i) in accordance with Clause 13.1.1 above (the first day being the day after the scheduled date for the adjourned meeting in the case of Clause 13.1.1 above and the first day being the day after the relevant meeting in the cases of Clauses 13.1.2 and 13.1.3 above), or (ii) in the circumstances set out in Clause 17.3 below, serve notice on the other Parties (a Deadlock Notice):

13.2.1.                                  stating that in its opinion a deadlock has occurred; and

13.2.2.                                  identifying the matter giving rise to the deadlock.

13.3.                   The Parties undertake that, after service of a Deadlock Notice in accordance with Clause 13.2, they shall use all reasonable endeavours in good faith to resolve the deadlock within 14 (fourteen) days of the date of receipt of the Deadlock Notice (the Consensual Resolution Period), including the prompt submission of the relevant deadlock to the chief executive or managing director of each of the Parties for their resolution within the Consensual Resolution Period.

13.4.                   If such a deadlock is not resolved within the Consensual Resolution Period then:

13.4.1.                                  if the deadlock in question occurs prior to delivery of the last Vessel to the relevant Group Company, then any Party may refer the deadlock for arbitration in accordance with Clause 38; or

13.4.2.                                  if the deadlock in question occurs following delivery of the last Vessel to the relevant Group Company, then any Party may terminate this Agreement by serving a Termination Notice in accordance with Clause 18.2 below.

14.                              DEFAULT

14.1.                   If:

14.1.1.                                  a Party (a Defaulting Party) fails to fund any element of the Basic Equity Commitment or the Additional Equity Commitment in accordance with Clause 7.1 (but not any failure or election not to fund under any other provision of

Clause 7) and fails to remedy such failure within 30 (thirty) days of the relevant Equity Commitment Notice; or

14.1.2.                                  a Party (the Affected Party) is unable, or admits its inability, to pay its debts as they fall due; or

14.1.3.                                  a moratorium is declared in respect of any of the indebtedness of an Affected Party; or

14.1.4.                                  any action, proceedings, procedure or step is taken in relation to:

14.1.4.1.                   the suspension of payments, winding up, dissolution, administration or reorganisation (other than a solvent reorganisation) of an Affected Party; or

14.1.4.2.                   the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of an Affected Party or its assets,

then: (i) the other Parties shall have the option (but not the obligation) to purchase all of the Shares and Shareholder Loans of the Defaulting Party or the Affected Party pro-rata to their Shareholding (as between the non-Defaulting or non-Affected Parties) at such time on the terms and in accordance with the provisions set out in Clause 14.2 below, and (ii) the Defaulting Party or Affected Party shall be deprived of and shall not be entitled to exercise any rights under this Agreement or the Articles (except the right to receive Distributions in accordance with Clause 12), for so long as such Party remains a Defaulting Party or Affected Party and any provision of this Agreement requiring the consent or positive action of such Party or any Director appointed by it, shall be disregarded.

14.1.5.                                  Nothing in this Clause 14 shall limit the obligations of a Defaulting Party or an Affected Party to exercise its voting rights in the Company as may be required to achieve certain corporate actions in accordance this Agreement (for example, to vote in favour of the creation of Preference Shares).

14.2.                   In the circumstances contemplated in Clauses 14.1 above, and provided that one or more non-Defaulting or non-Affected Parties have exercised their option to acquire the Shares and

Shareholder Loan(s) of the Defaulting or Affected Party, as applicable, as set out in Clause 14.1, the following provisions shall apply:

14.2.1.                                  the transferor of the Shares and Shareholder Loans shall be deemed to have served a transfer notice in respect of all of its Shares and Shareholder Loans on either: (i) the date that is 30 (thirty days) after the relevant Equity Commitment Notice; or (ii) the date of the event causing the Party to become an Affected Party, to the Company and each of the other Parties;

14.2.2.                                  the transfer of the Shares shall be effected in accordance with the provisions of Clause 19 and the transfer of the Shareholder Loan shall be effected in accordance with the provisions of this Clause 14 (with the provisions of Clause 19 applying, mutatis mutandis), provided that a transferee shall be obliged to acquire the same proportion of transferring Shares and Shareholder Loan;

14.2.3.                                  simultaneously with completion of the transfer of the Shares and Shareholder Loans in accordance with Clause 14.2.1 and Clause 14.2.2, the transferor shall be entitled to receive an aggregate amount (paid in accordance with this Clause) calculated, on the basis set out in Clause 14.10, in accordance with the following formulae (the Exit Amount):

14.2.3.1.                   In respect of the Shareholder Loan held by a transferring party:

(a)                                 if W less X less Y produces a positive result: (Y x Shareholder Loan proportion) x 0.8, less C; or

(b)                                if W less X produces a negative result: USD 1.00 (one Dollar) in aggregate; or

(c)                                 if W less X less Y produces a negative result, but W less X produces a positive result:

((W less X) x Shareholder Loan        proportion) x 0.8, less C.

14.2.3.2.                   In respect of the Shares held by a transferring party:

(a)                                 if W less X less Y produces a negative result, USD 1.00 (one Dollar) in aggregate; or

(b)                                if W less X less Y produces a positive result, then the lower of:

(i) the aggregate Subscription Price for the relevant Shares and/or, if Shares were purchased under Clause 5.2.1.2, the price paid for such Shares, less C;

and

(ii) ((W less X less Y) x Share proportion) x 0.8, less C.

For the purposes of the above formulae:

Share proportion means the proportion, expressed as a percentage, that the aggregate number of the Shares held by the transferor bears to the total number of issued Shares at the relevant time;

Shareholder Loan proportion means the proportion, expressed as a percentage, that the aggregate value of the Shareholder Loan owing to the transferor bears to the total value of all outstanding Shareholder Loans (all including accrued interest thereon) at the relevant time;

Subscription Price means the amount paid up or credited as paid up on the Shares subscribed for by a Shareholder;

W  means an amount equal to the aggregate market value of all of the Vessels and Shipbuilding Contracts, valued in accordance with the provisions of Clause 17.4.2, plus positive cash on the Group’s accounts plus the book value of any other assets of the Group;

X means an aggregate value equal to the Group’s liabilities including, for the avoidance of doubt, the amount that is outstanding (including interest accrued up to the relevant date of calculation) in respect of the Approved Finance which is attributable to or assigned to the Group and mark-to-market adjustments related to financial instruments associated with the Approved Finance but excluding aggregate amounts owed by any Group Company under Shareholder Loans;

Y means the aggregate value of all Shareholder Loans outstanding including interest accrued up to the relevant date of calculation;

C             means the aggregate value of all fees, costs and expenses reasonably incurred by each Party which is a transferee of the Shares and Shareholder

Loans following an event as described in Clauses 14.1 including, in connection with the restructuring of the Approved Finance and any legal fees and taxes or duties reasonably incurred by or imposed on such party in connection therewith, provided that C shall not be double-counted in any of the relevant formulae;

The transferee(s) will together pay the Exit Amount (being a positive amount calculated in accordance with the formulae or USD1.00 (one Dollar) to the transferor, split between the transferee(s) pro rata to the proportion of the transferred Shares and Shareholder Loans that the relevant transferee acquires.  Each such payment shall be made within five (5) Business Days of the completion of the actions set out in (i) and (ii) below of this paragraph.  Prior to payment of the Exit Amount, the transferor shall be obliged to (i) transfer its Shares to the transferee(s), and (ii) assign its rights under the Shareholder Loans made by the transferor to the transferee(s) in a form reasonably required by the transferee(s), following which all debt (whether in form of cash or loan) of any Group Company to the transferor shall be immediately extinguished and such Group Company shall thereafter owe 100 (one hundred) per cent. of such debt to the transferee(s) pro-rata to the number of Shares they are each acquiring. The Company and the transferees shall procure that this is properly recorded in each Group Company’s books and accounts.

Any Distributions that have been declared but have not been paid to the transferor will be deemed to have been paid to the transferor as part of the Exit Amount at the time of the transfer of Shares and the transferor shall have no further rights against any Group Company in respect of such Distributions.  Upon completion of the Share transfer, the transferor will lose the right to any future Distributions that have not been declared.  Upon completion of the transfer of Shares, the transferor shall be deemed to have irrevocably waived all claims against the Company.

The Company and the Parties agree to act in good faith and in a timely manner to ensure that all necessary steps are taken and consents obtained with regard to arrangements in place in respect of the Approved Finance and any Shareholder Loans to be restructured or refinanced (as appropriate) such that the Parties then holding all the Shares and Shareholder Loans in the Company (as a result of the circumstances set out in this Clause 14.2) become responsible for the Approved Finance and/or the Shareholder Loans pro-rata to their Shareholding with effect from the date when the transfer of the totality of the Shares and Shareholder Loans in the Company to the other or non-Defaulting Parties is completed.  The non-Defaulting and/or non-Affected Parties agree to indemnify, pro-rata to their Shareholding, the Defaulting Party or Affected Party against any proven loss or damage suffered or incurred by such Party and arising from events or circumstances following the payment of the Exit Amount and the transfer of the Defaulting Party’s Shares and Shareholder Loans in accordance with Clause 14.1 in relation to the operation of the Group and/or in connection with the Approved Finance during the period from the transfer of the Defaulting Party’s securities until the Defaulting Party is released from its obligations under the Approved Finance.

14.3.                   None of the foregoing provisions of this Clause 14 shall be construed, or operate as a waiver of the rights of a Party to claim compensation for any loss suffered or incurred by that Party as a consequence of a breach of this Agreement by another Party and whether that loss is suffered or incurred before or after such a termination.

14.4.                   Without prejudice to the rights and obligations expressed in this Clause 14 (which shall survive termination), the rights of the Defaulting Party (as defined in Clause 14.1.1) and / or the Affected Party (as defined in Clause 14.1.2) under this Agreement shall be terminated immediately upon the occurrence of (i) the circumstances set out in Clauses 14.1.1, 14.1.2 14.1.3 and 14.1.4 and/or (ii) the payment of the Exit Amount.

14.5.                   In circumstances where a transferor is deemed to have served a transfer notice in accordance with Clause 14.2.1 above, such transferor hereby irrevocably and unconditionally appoints any member of the Board, or some other person duly nominated by a resolution of the Board for that purpose, as the transferor’s duly appointed attorney and in the transferor’s name to:

14.5.1.                                  execute, complete and deliver in the name of and on behalf of the transferor, a transfer of any Securities the subject of a transfer notice in accordance with Clause 14.2.1; and

14.5.2.                                  execute and deliver all such consents, written resolutions and proxies and to execute and deliver all such other deeds and documents as the attorney shall reasonably consider to be necessary or desirable for the purposes of completing the actions described in Clauses 14.5.1 above, including completing the transfer of any Securities the subject of the transfer notice or attending and voting at any meeting of any Group Company or Board relating to or associated with or required to enable the relevant transfer to proceed.

14.6.                   Each of the Parties hereby gives all necessary consents and waivers which may be required either under the Articles, this Agreement or otherwise to allow the operation of Clause 14.5 including:

14.6.1.                                  to sign or execute and deliver all transfer forms, certificates and all other deeds, documents and instruments which are necessary or which the Board reasonably considers desirable for transferring the Securities to a transferee pursuant to any transfer of Securities; and

14.6.2.                                  to execute any agreements relating to any transfer of Securities on terms consistent with Clause 14.5.

14.7.                   In circumstances envisaged by Clause 14.1.5 in which a Defaulting Party or an Affected Party is obliged to exercise its voting rights as may be required in accordance with this Agreement, each such Defaulting Party or Affected Party (each an Appointor) hereby irrevocably and unconditionally appoints any member of the Board, or some other person duly nominated by a resolution of the Board for that purpose as its duly appointed attorney and in its name to:

14.7.1.                                  take any and all such actions as may be required on behalf of the Appointor to enable the attorney to fulfil any of the Appointor’s obligations under Clause 14.1.5; and

14.7.2.                                  execute and deliver all such consents, written resolutions and proxies and to execute and deliver all such other deeds and documents as the attorney shall reasonably consider to be necessary or desirable for the purposes of completing the actions described in Clauses 14.7.1 above, including attending any meeting of any Board or any Group Company to enable the relevant action to proceed.

14.8.                   The power of attorney given in Clause 14.5:

14.8.1.                                  shall be irrevocable whilst there remains any matter outstanding in relation to any sale of Securities;

14.8.2.                                  shall not entitle the attorney to give warranties, indemnities or enter into any covenants or any other obligations on behalf of the transferor other than to the title to the Securities held by the transferor the subject of the transfer notice, the capacity of the transferor to sell the same and covenants to sell such Securities free from Encumbrances with full title guarantee and to deliver documents of title in relation to such sale and to grant a power of attorney pending the registration of the title of the transferee of such Securities unless otherwise agreed with the transferor.

14.9.                   The Parties shall confirm and ratify everything done or caused to be done by the attorney in duly exercising the powers contained in Clauses 14.5 and 14.7 and each transferor shall indemnify and keep indemnified the attorney against all reasonable costs, claims and expenses which the attorney may suffer as a result of such exercise.

14.10.            The calculation of the Exit Amount, Adjusted NAV, Adjusted NAV Per Share or any calculation required in terms of Clause 7.2.11, shall be performed by the Administration Manager and submitted to the Board of the Company for approval, provided that if the calculation by the Administration Manager is:

14.10.1.                           unanimously approved by the Board, then such calculation shall be final and binding on the Parties; or

14.10.2.                           not unanimously approved by the Board within 5 (five) Business Days of its receipt (or if the Administration Manager does not submit a calculation to the Board within a 10 (ten) Business Day period of being required in writing to do so by any Party), then any Party may refer such calculation to instead be performed by the auditors of the Company for the time being, acting as experts and not as arbitrators, provided that if the auditors of the Company are unable or unwilling to act, Replacement Auditors shall be selected in accordance with the provisions of Clause 5.3.2, which shall apply mutatis mutandis.

15.                              TOTAL LOSS OF A VESSEL / RESCISSION OF SHIPBUILDING CONTRACT PRIOR TO DELIVERY

15.1.                   If, prior to Delivery, the Parties elect to cancel or rescind a Shipbuilding Contract in accordance with its terms due to a Total Loss of a Vessel and the Parties decide to claim a refund of the aggregate amount of the instalments paid, whether directly or indirectly,  under any relevant Shipbuilding Contract (together with interest thereon) or, if applicable, the Lender so directs the relevant Owner, the relevant Owner shall, if and to the extent that the shipbuilder fails to refund the same, demand payment of the relevant amount under any refund guarantee issued pursuant to the relevant Shipbuilding Contract and shall apply the same in or towards repayment of any outstanding indebtedness to the Lender in respect of, or attributable to, the relevant Vessel and/or the relevant Owner under the Approved Finance.

15.2.                   If and to the extent that following the application of moneys as provided in Clause 15.1 any amounts specifically attributable to or owing in respect of the relevant Vessel and/or the relevant Owner remain owing to the Lender, the Parties shall consider making further equity investments pro-rata to their existing Shareholding to the Company to meet that shortfall. In circumstances where the Parties agree to make further equity investments pursuant to this Clause, the Parties agree that each Party shall pay to the other Parties, simultaneously with the payment of any further equity investments in accordance with this Clause, the Excess Contribution (as defined in Clause 15.3) and interest accrued thereon up to the date thereof.

15.3.                   If and to the extent that after the application of moneys as provided in Clause 15.1 there is any surplus remaining, this shall be applied firstly where the aggregate of any Party’s Shareholder Loans (Party/Parties A) exceeds its shareholding proportion (such excess amount hereinafter referred to as the Excess Contribution), the Excess Contribution shall be paid first to Party/Parties A (with priority given to the Party A whose Equity Commitment and Shareholder Loans are most out of proportion) and the remaining balance thereafter distributed to the Parties as determined by the Board at the time.

16.                              TOTAL LOSS OF A VESSEL FOLLOWING DELIVERY

16.1.                   If, following Delivery of a Vessel to an Owner, that Vessel is or becomes a Total Loss:

16.1.1.                                  the insurance proceeds in respect of that Total Loss paid to the Owner shall be applied in or towards repayment of the outstanding indebtedness to the Lender in respect of, or attributable to, the Vessel and/or the relevant Owner under the Approved Finance;

16.1.2.                                  if any amounts owing to the Lender in respect of, or attributable to, the Vessel and/or the Owner under the Approved Finance, remain outstanding following the application of the insurance proceeds as contemplated in Clause 16.1.1 above, the Parties shall consider making further equity investments to the Company pro-rata to their Shareholdings to meet that shortfall;

16.1.3.                                  any surplus remaining following the application of the insurance proceeds as contemplated in Clause 16.1.1 above shall be applied in or towards repayment of the Equity Commitments and Shareholder Loans (if any) provided that where the aggregate of any Party’s Equity Commitment(s) and Shareholder Loans (Party/Parties A) exceeds its shareholding proportion of total Equity Commitment(s) and Shareholder Loans (such excess amount hereinafter referred to as the Excess Contribution), the Excess Contribution shall be paid first to Party/Parties A (with priority given to the Party A whose Equity Commitment and Shareholder Loans are most out of proportion) and the remaining balance thereafter distributed to the Parties in proportion to their Shareholding; and

16.1.4.                                  upon the application of any surplus in accordance with the provisions of Clause 16.1.3 above, the Owner of that Vessel shall be wound up (unless otherwise agreed by the Parties).

17.                              VOLUNTARY SALE OF VESSELS AND SHIPBUILDING CONTRACTS

17.1.                   No Owner shall be authorised to sell a Vessel or a Shipbuilding Contract until the Delivery of the last of the Vessels.

17.2.                   An Owner shall not be entitled to sell its right, title and interest in and to its Vessel or its Shipbuilding Contract (as the case may be) (and for the purpose of this Clause 17, references to a Vessel shall include references to its Shipbuilding Contract, as appropriate) without the consent of all Parties to be expressed in the form of a unanimous resolution of the Board of the Owner and the Company.

17.3.                   If a Party proposes a resolution relating to the sale of a Vessel and such consent is not given by all Parties or, if such a resolution is passed but subsequently there is a failure to agree any of the items set out in Clause 17.4, this shall constitute a deadlock and any Party shall thereafter be entitled to serve a Deadlock Notice on the other Parties in accordance with the provisions of Clause 13.2, subject always to Clause 13.4.

17.4.                   If such consent is given then the Parties shall procure that the following steps shall be followed by an Owner when voluntarily selling a Vessel:

Step 1:

17.4.1.                                  Each Party shall select a separate Approved Broker within 10 (ten) Business Days of the passing of the unanimous resolution referred to in Clause 17.2.  Each Party shall promptly notify the relevant Approved Broker and each other Party of their choice.  If a Party fails to select an Approved Broker within such

10 (ten) Business Days, the remaining two Parties shall jointly select a third Approved Broker within a further 5 (five) Business Days.  The 3 (three) Approved Brokers thus selected in accordance with this Clause 17.4.1 shall be the Selected Approved Brokers;

17.4.2.                                  If 1 (one) Vessel is being sold, each Party shall, immediately following the selection of the Selected Approved Brokers in accordance with Clause 17.4.1, instruct the Approved Broker that it nominated to notify each Party in writing within 15 (fifteen) Business Days of its opinion as to the value of that Vessel.  The valuation(s) carried out by any Approved Broker under this Agreement shall be desk-top valuations based on an arm’s-length sale of a particular Vessel or Vessels, and assuming that the relevant vessel(s) is or are in good condition for a vessel(s) of its type and age.  In any case(s) where the Vessel or Vessels have not yet been delivered pursuant to their respective Shipbuilding Contract, the valuation(s) carried out by any Approved Broker under this Agreement shall be desk-top valuations based on an arm’s-length transfer of the applicable Shipbuilding Contract(s), assuming that the relevant Vessel(s)shall be delivered on schedule and in physical conformity with its/their contractual description and specifications and taking into account any sums already paid or deposited in respect of such contract.

17.4.3.                                  In the event that more than 1 (one) Vessel is being sold, the Parties shall determine, in conjunction with the Selected Approved Brokers, whether the Vessels are to be sold En Bloc or individually.  The Parties and the Selected Approved Brokers shall have 15 (fifteen) Business Days from the date on which the Selected Approved Brokers are chosen to share relevant evidence with each other in any manner they may see fit.  Following such 15 (fifteen) Business Days each Party shall instruct the Approved Broker that it nominated to notify each Party in writing of its opinion as to:

17.4.3.1.                   the aggregate value of the Vessels that are agreed to be sold if such Vessels are to be sold individually; and

17.4.3.2.                   the aggregate value of the Vessels that are agreed to be sold if such Vessels are to be sold En Bloc.

Each Party shall not disclose any valuation received to any other Approved Broker or Party until such time as all valuations are finalised and have been received by the Parties.  An En Bloc sale will be pursued if a majority of the Selected Approved Brokers confirm that they expect an En Bloc sale to achieve a greater aggregate sale value for Vessels that are agreed to be sold than if such vessels were sold individually;

17.4.4.                                  The Parties shall have 10 (ten) Business Days from receipt of the final valuation provided by the Selected Approved Brokers in accordance with Clause 17.4.2 or Clause 17.4.3, as applicable, to consider the valuations.  The price at which the relevant Vessel(s) is/are to be sold will be determined by agreement of the Parties after such 10 (ten) Business Days, in accordance with the following procedure:

17.4.4.1.                   the Parties shall promptly consider the three valuations upon receipt;

17.4.4.2.                   the Parties shall disregard any valuation provided by a Selected Approved Broker which is more than 5 (five) per cent. below the average of the 2 (two) valuations prepared by the remaining Selected Approved Brokers (the Remaining Approved Brokers);

17.4.4.3.                   promptly following a decision to disregard a valuation as described in Clause 17.4.4.2, the Parties shall appoint another Approved Broker within 5 (five) Business Days (the Replacement Approved Broker);

17.4.4.4.                   the Parties shall instruct the Replacement Approved Broker to provide a valuation for the Vessel(s) within a further 15 (fifteen) Business Days, and to notify each Party in writing of such valuation.  For the avoidance of doubt, in the event that more than 1 (one) Vessel is being sold, the Parties shall instruct the Replacement Approved Broker to consider whether such sale should occur individually or En Bloc; and

17.4.4.5.                   the Parties shall use the average of the resulting 3 (three) valuations (irrespective of whether the Replacement Approved Broker’s valuation is more than 5 (five) per cent below the average of the 2 (two) valuations prepared by the Remaining Approved Brokers) for the purposes of determining the value of the relevant Vessel(s);

17.4.5.                                  The Parties shall take or procure that the relevant Owner shall take all steps necessary for the sale of its Vessel at the price determined by the Parties in conjunction with the relevant Approved Brokers (including the Replacement Approved Broker, if relevant) in accordance with Clause 17.4.4.  Such sale shall be on Norwegian Saleform 2012 contract terms, with logical amendments as may be required by the context;

Step 2:

17.4.6.                                  The Parties agree and the Company shall procure that Grindrod shall have the first right to acquire the relevant Vessel(s) at the price determined in accordance with Clause 17.4.4.

17.4.7.                                  Following the determination of the price in accordance with Clause 17.4.4, Grindrod shall have 30 (thirty) Business Days to notify the Investors in writing whether or not Grindrod wishes to exercise the right described in Clause 17.4.6.

17.4.8.                                  If Grindrod elects to purchase the Vessel(s), the Parties shall comply with Clause 19.7 to promptly effect the sale of the relevant Vessel(s) to Grindrod;

17.4.9.                                  If Grindrod either fails to make an election within the relevant 30 (thirty) Business Day period, or elects to not purchase the Vessel(s), then:

17.4.9.1.                   the relevant Vessel(s) shall be offered for sale to the Investors at the price determined in accordance with Clause 17.4.4. Each Investor shall have a further 15 (fifteen) Business Days to notify the other Parties whether or not it wishes to purchase the relevant Vessel(s); and

17.4.9.2.                   if one or both of the Investors elect to purchase the relevant Vessel(s), the relevant Vessel(s) shall be sold to in whole or in part to one or both of the Investors (as the Investors may agree between them). If both Investors are interested in purchasing all but not some only of the relevant Vessel(s), the Investors shall submit bids and counter-bids and the Investor who has submitted the highest bid by 1700GMT on the fifth Business Day following the day on which the relevant Vessel(s) were offered for sale to the Investors, shall purchase the relevant Vessel(s) for a price equal to their highest bid.

Step 3:

17.4.10.                           If neither Grindrod nor the Investors wish to purchase the Vessel(s), the Parties shall instruct the Selected Approved Brokers, or the 2 (two) Remaining Approved Brokers and the Replacement Approved Broker, (the Voluntary Sale Approved Brokers) to conduct a sale process to offer the relevant Vessel(s) for sale to third party buyers on the open market within 30 (thirty) Business Days, at the price determined in accordance with Clause 17.4.4 or such other minimum reserve price determined by unanimous approval of the Parties (Reserve Price).  Both Grindrod and the Investors shall be permitted to make an offer to purchase the Vessel(s) on the open market;

17.4.11.                           Any Vessel(s) placed for sale on the open market by the Voluntary Sale Approved Brokers pursuant to Clause 17.4.10 shall be sold to any buyer making the highest offer above the Reserve Price;

17.4.12.                           If the Voluntary Sale Approved Brokers fail within 30 (thirty) Business Days to find a buyer (or buyers) willing to purchase the Vessel(s) at or above the Reserve Price, as evidenced by a signed and subject free contract for the sale of the Vessel within 30 (thirty) Business Days following the date on which the Vessel is placed on the market for sale, then the Parties shall instruct the Voluntary Sale Broker to withdraw the Vessel(s) from the open market and Steps 1 to 3 above shall be repeated.

17.5.                   For the avoidance of doubt the sale procedure set out in Clause 17.4 shall not apply to the sale by an Owner of a Vessel or Vessels on termination in accordance with Clause 18.

17.6.                   All proceeds received by an Owner from the sale of a Vessel shall be applied by the Owner towards repayment of all outstanding indebtedness due to any Lender in respect of, or attributable to, that Vessel and/or the Owner under the Approved Finance.

17.7.                   If, following the application of the sale proceeds as contemplated in Clause 17.6 above, any amounts remain owing to the Lender in respect of, or which are attributable to, that Vessel and/or the Owner under the Approved Finance, the Parties shall consider making further equity investments to the Company to enable the Company or the Owner to meet that shortfall. In circumstances where further equity investments are unanimously agreed to be made by the Parties under this Clause, the Parties agree that each Party shall pay to the other Parties, simultaneously with the payment of any further equity investments in accordance with this Clause any Excess Contribution (as defined in Clause 15.3) and interest accrued thereon up to the date thereof.

17.8.                   Any surplus remaining following the application of the sale proceeds as contemplated in Clause 17.6 above shall to the extent permitted by any Lender be applied in or towards payment of Distributions in accordance with Clause 12.3; and

17.9.                   Upon the application of any surplus in accordance with the provisions of Clauses 17.6 to 17.8 (both inclusive), the relevant Owner shall be wound up (unless otherwise agreed by the Parties).

18.                              TERMINATION

18.1.                   The Parties intend that the joint venture created under this Agreement will terminate on or within 1 (one) month of 31 December 2018 (Joint Venture Termination Date). The Parties shall procure that that any Vessels then remaining under the ownership of the Group shall be offered for sale (subject to each Vessel’s charter and trading commitments) in accordance with the procedure set out in Clause 18.3. Following completion of the sale of all of the remaining Vessels in accordance with Clause 18.3 and distribution of all remaining funds or the settlement of all outstanding liabilities of a Group Company in circumstances where no excess funds are available for distribution in accordance with Clause 18.5, the Parties shall wind up each Group Company.

18.2.                   If prior to the Joint Venture Termination Date any deadlock cannot be resolved in the manner contemplated by Clause 13.3 within the Consensual Resolution Period (subject always to Clause 13.4.1), or in the circumstances set out in Clause 4.5, then any Party may serve a termination notice (a Termination Notice) on the other Parties.

18.3.                   Within:

18.3.1.                                  6 (six) months of the Joint Venture Termination Date; or

18.3.2.                                  3 (three) months after a Termination Notice is served,

the Vessels then remaining under the ownership of the Group Companies shall be offered for sale (subject to each Vessel’s charter and trading commitments) subject to the following steps:

Step 1:

18.3.3.                                  The price at which the each of the relevant Vessel(s) is to be sold will be determined in accordance with the valuation methodology in Clause 17.4 to Clause 17.4.4.

Step 2:

18.3.4.                                  The Parties agree and the Company shall procure that Grindrod shall have the first right to acquire each Vessel (where individual sales are pursued) or all of the Vessels (where an En Bloc sale is pursued) at the price determined in accordance with Clause 18.3.3.

18.3.5.                                  Following the determination of the price in accordance with Clause 18.3.3, Grindrod shall have 30 (thirty) Business Days to notify the Investors in writing whether or not Grindrod wishes to exercise the right described in Clause 18.3.4.

18.3.6.                                  If Grindrod elects to purchase the relevant Vessels, the Parties shall comply with Clause 19.7 to promptly effect the sale of the relevant Vessel(s) to Grindrod;

18.3.7.                                  If Grindrod either fails to make an election within the relevant 30 (thirty) Business Day period, or elects to not purchase the relevant Vessels, then:

18.3.7.1.                   the relevant Vessels shall be offered for sale to the Investors at the price determined in accordance with Clause 18.3.3.  Each Investor shall have a further 15 (fifteen) Business Days to notify the other Parties whether or not it wishes to purchase the relevant Vessels; and

18.3.7.2.                   if one or both of the Investors elect to purchase the relevant Vessels, the relevant Vessels shall be sold in whole or in part to one or both of the Investors (as the Investors may agree between them).  If  both Investors are interested in purchasing all but not some only of the relevant Vessel(s), the Investors shall submit bids and counter-bids and the Investor who has submitted the highest bid by 1700GMT on the fifth Business Day following the day on which the relevant Vessel(s) were offered for sale to the Investors, shall purchase the relevant Vessel(s) for a price equal to their highest bid

Step 3:

18.3.8.                                  If neither Grindrod nor the Investors wish to purchase the relevant Vessels, the Parties shall instruct the Selected Approved Brokers, or the 2 (two) Remaining Approved Brokers and the Replacement Approved Broker, as applicable (the Mandatory Sale Approved Brokers) to conduct a sale process to offer the relevant Vessels for sale to third party buyers on the open market without delay, at the price determined in accordance with Clause 18.3.3 or such price discounted by 5 (five) per cent. (the Discounted Reserve Price).

18.3.9.                                  Vessels placed for sale on the open market by the Mandatory Sale Approved Brokers pursuant to Clause 18.3.8 shall be sold to any buyer making the highest offer above the Discounted Reserve Price within 30 (thirty) Business Days.

18.3.10.                           Both Grindrod and the Investors shall be entitled to make an offer to purchase the relevant Vessels in the open market in accordance with the procedure set out in Clauses 18.3.8 and 18.3.9, though shall not be permitted to make an offer to purchase the relevant Vessels on the open market for the first 20 (twenty) Business Days of the relevant sale process, provided that no third party offer shall be accepted without the parties having had the opportunity to make an offer.

18.3.11.                           Where the highest price offered on the open market exceeds the Discounted Reserve Price then the relevant Vessels shall be sold to the highest bidder.

18.3.12.                           Where the highest price offered on the open market is less than the Discounted Reserve Price then Grindrod shall have the first right to purchase the relevant Vessels at a price equal to the highest offer made on the open market, such right to be exercised by Grindrod serving notice in writing upon the Mandatory Sale Approved Brokers and the Investors within 15 (fifteen) Business Days of the expiration of the 30 (thirty) Business Day offer period in Clause 18.3.9. In the event that Grindrod elects within a period of 15 (fifteen) days of being offered the relevant Vessels, not to purchase the relevant Vessels at such price then the relevant Vessels shall be offered to the Investors at such price. If the Investors elect not to purchase the relevant Vessels at such price within a period of 15 (fifteen) days of being offered the relevant Vessels for purchase then the relevant Vessels shall promptly be sold by the Mandatory Sale Approved Brokers to the highest bid made on the open market.

18.4.                   In connection with the sale of a Vessel pursuant to Clause 18.3, the Parties hereby agree to promptly (i) procure a resolution of the relevant Owner’s Board in favour of the sale, (ii) pass a shareholders’ resolution of the Company in favour of the sale, and (iii) otherwise co-operate so as to ensure the prompt completion of the delivery of each Vessel to the new owner(s).

18.5.                   Upon receipt of the net proceeds of sale of each Vessel under Clause 18.3, the Parties shall promptly procure the following:

18.5.1.                                  rationalisation of each Owner’s accounts and the settlement of any outstanding third party liabilities of each Owner;

18.5.2.                                  the remaining funds shall be applied as follows:

18.5.2.1.                   first, in settlement of any outstanding third party liabilities of the Company or of any Owner in circumstances where the net proceeds of sale by an Owner of its Vessel were insufficient to meet its outstanding third party liabilities. The Parties will make further equity investments as may be unanimously agreed to meet any shortfall arising as part of this settlement process;

18.5.2.2.                   second, as Distributions to the Parties up to the amount that ensures any Excess Contribution amounts owed to a Party are settled (to the extent not already settled as at that date) in accordance with Clause 16.1.3 following the application of Clause 18.3; and

18.5.2.3.                   thirdly, any remaining amount to be distributed to the Parties in accordance with Clause 12,

18.6.                   Following the distribution of all remaining funds or the investment of any additional funds in accordance with Clause 18.5.2 the Parties shall wind up each Group Company.

18.7.                   Following completion of the process set out in Clause 18.5 for all of the Vessels and the Group Companies, this Agreement (and the joint venture contemplated herein) shall terminate with no Party owing any further obligations to the other Parties save for such as have already fallen due for performance or payment at that time.

18.8.                   This Agreement shall remain in force until the earliest to occur of:

18.8.1.                                  termination of the Agreement by the joint written consent of all the Parties, if earlier than the Joint Venture Termination Date (including in the circumstances envisaged by Clause 4.5);

18.8.2.                                  the date that is twelve months following completion of a liquidation or dissolution of the Company, except when the liquidation or dissolution is a solvent reorganisation; or

18.8.3.                                  in relation to a Party, the date at which such a Party has transferred all of its Securities in accordance with the provisions of this Agreement.

18.9.                   Termination of this Agreement shall not affect any accrued rights, obligations or liabilities in existence prior to such termination, and the provisions of confidentiality, and those contained within Clause 1 and Clauses 21.3 to 38 (both inclusive), shall survive termination of this Agreement in accordance with their terms.

19.                              TRANSFER OF SECURITIES / VESSELS

19.1.                   Any Party (the Original Transferor Party) may transfer all or any part of its Securities to any Affiliate that has entered into a Deed of Adherence provided that if the transferee Affiliate, or any subsequent transferee Affiliate, ceases to be an Affiliate of the Original Transferor Party at any time whilst it holds Securities, it shall, within 10 (ten) Business Days of such event, transfer those Securities to the Original Transferor Party or to any other entity that is, at that date, an Affiliate of the Original Transferor Party.

19.2.                   Save as expressly provided in this Agreement no Shareholder shall transfer, grant any security interest over, or otherwise dispose of or give any person any rights in or over, any Security or interest in any share or other security in a Group Company unless such transfer is consented to in writing by the other Parties who are not proposing to transfer such securities. The consent of such Parties may be withheld without reason prior to delivery of the last of the Vessels to the relevant Group Company but shall not be unreasonably withheld or delayed after delivery of the last of the Vessels to the relevant Group Company.

19.3.                   Any Shareholder (the Transferor) who has received a bona fide third party written offer to purchase all of its Securities (the Transfer Securities) and proposes to accept such offer, shall before accepting such offer promptly give written notice (a Transfer Notice) to the Company and to the other Shareholders, and indicate therein the price per Security of the

Transfer Securities and attach thereto a true and complete copy of the prospective purchaser’s written offer.

19.4.                   The Transferor shall:

19.4.1.                                  offer in writing a proportion of the Transfer Securities to each of the other Shareholders, in direct and exact proportion to their then-current Shareholdings, at the price per Security referred to in the Transfer Notice (the First Offer), and if the First Offer is not accepted by a particular Shareholder within 30 (thirty) Business Days after its receipt, the First Offer will be deemed to have been declined by that Shareholder;

19.4.2.                                  thereafter offer a second time a proportion of any Transfer Securities which any of the Shareholders have declined (or which they are deemed to have declined in terms of Clause 19.4.1) to any Shareholder who accepted the First Offer, such proportion to be in direct and exact proportion to their then-current Shareholdings of those Shareholders participating in the First Offer, at the price referred to in the Transfer Notice (the Second Offer), and if the Second Offer is not accepted by the relevant Shareholder(s) within 10 (ten) Business Days after receipt, the Second Offer will be deemed to have been declined; and

19.4.3.                                  the procedure in Clause 19.4.2 shall be repeated until all of the Transfer Securities have been accepted, or the Shareholders (excluding the Transferor) decline to accept the remainder of the Transfer Securities.

19.5.                   The Transferor shall be entitled, after the procedures referred to in Clause 19.4 have been followed and to the extent that the Shareholders, other than the Transferor, have not accepted all of the Securities offered in terms of the Transfer Notice, to sell such Securities to a third party on the same terms and at the same price as it was offered to the other Shareholders, provided that such third party agrees in writing to be bound by the terms of this Agreement by entering into a Deed of Adherence.

19.6.                   Subject to Clause 19.1, a Shareholder transferring its Securities shall:

19.6.1.                                  transfer such Securities with full title guarantee and free from all Encumbrances, save for any Encumbrances under any Approved Finance;

19.6.2.                                  execute such transfer forms and any other documents which may be necessary to effect the transfer of all legal and beneficial title in such Securities to the transferee;

19.6.3.                                  promptly deliver to the transferee any and all certificates in respect of the transferred Securities,

19.6.4.                                  procure the resignation of any Directors appointed by the Transferor party; and

19.6.5.                                  procure that all transferee(s) enter into a Deed of Adherence.

19.7.                   Where an Owner is selling a Vessel to a Shareholder (or its nominee) in accordance with this Agreement, the Company and the Shareholders shall procure that all documents (including, without limitation, a bill of sale) are executed by the Owner and all steps taken in order to effect the transfer of title in such Vessel to such Party (or its nominee) on an “as is where is” basis in such manner as to enable the Vessel to be registered in the name of the new owner.

20.                              FUTURE OPPORTUNITIES

20.1.                   Grindrod hereby undertakes to Sankaty, Regiment and the Company that in the event that Grindrod or any of its Affiliates is considering an opportunity to establish a new joint venture for the ownership of Handysize or Supramax Vessels during the term of this Agreement then it shall first provide full information in respect of such opportunity to the Company. The Company shall elect within 30 (thirty) days of receipt of complete relevant information whether or not it wishes to pursue such opportunity. If the Company elects not to pursue such opportunity within such 30 (thirty) day period then Grindrod shall be free to pursue such opportunity independently of the Company.

20.2.                   Grindrod further undertakes to Sankaty, Regiment and the Company that if Grindrod is considering an opportunity to acquire or commission any further Handysize or Supramax Vessels during the period 1 (one) year from Completion (other than under existing joint-ventures or joint-ventures allowed under Clause 20.3) then it shall first provide full information in respect of such opportunity to the Company. The Company shall elect within 30 (thirty) days of receipt of complete relevant information whether or not it wishes to pursue such opportunity. If the Company elects not to pursue such opportunity within such 30 (thirty) day period then Grindrod shall be free to pursue such opportunity independently of the Company, provided that any such Vessel shall be included in the pool arrangement contemplated by the Pooling Agreements to the extent such Vessel complies with the requirements for participation in the pool arrangement.

20.3.                   The Parties and the Company hereby acknowledge and agree that the restrictions contained in Clause 20.1 shall not apply to any new joint ventures that Grindrod may seek to establish with Marubeni and/or Sumitomo.

20.4.                   Notwithstanding any other provisions of this Agreement, Grindrod shall not be precluded from continuing with its other shipping activities in any way.

21.                              PARTIES DUTIES TO EACH OTHER

21.1.                   The Parties undertake with each other to exercise their rights as Shareholders in a manner consistent with this Agreement and so as to ensure that each Group Company fully and promptly observes, performs and complies with this Agreement and the transactions contemplated herein.

21.2.                   Each Investor undertakes to the Sponsor that it shall disclose to Sponsor in writing:

21.2.1.                                  details of any investments made by the Investor and its Affiliates that involve the direct or indirect ownership of 20 (twenty) per cent. or more of the voting shares of an entity that may reasonably be regarded as operating in the handysize or supramax drybulk carrier sector (Relevant Sector); and

21.2.2.                                  any appointment of such Investor or any of its Affiliates, or any director, officer or employee of such Investor or its Affiliates, to the position of director in any entity in the Relevant Sector.

Any such disclosure pursuant to this Clause 21.2 shall be made by the Investor as soon as reasonably practicable relevant following an Investor obtaining actual knowledge of such investment and/or position, as appropriate.

21.3.                   Each Party shall procure that each of its Affiliates that holds any Security shall vote and otherwise act at the same time and in the same manner as such Party in relation to any matter that is the subject of any provision of this Agreement.

22.                              CERTAIN TAX MATTERS

22.1.                   Reporting.  Any Party shall be entitled (but not required) to appoint in its name and at its expense an accounting firm or other advisor to assist such Party (i) to determine whether any Group Company has been a “passive foreign investment company” or a “controlled foreign corporation” or a corporation having a similar status for purposes of the Code, (ii) to determine the consequences to the Parties of such status, and (iii) all such other information that is reasonably necessary for the Parties, or any direct or indirect investor in the Parties, to duly complete and file their income tax returns or may be reasonably necessary in connection with any tax audit or controversy, and the Company shall (and shall cause each Group Company to) co-operate with the Party and its advisors in this regard (including timely providing any factual information that that such Party and/or its advisors may reasonably request). In addition, at the request of a Party, the Company shall (and shall cause each Group Company to) cooperate with such Party in making and maintaining, or permitting the Party (or direct or indirect investor in the Party) to make and maintain, any election permitted under the Code (including a qualified electing fund election pursuant to Code Section 1295), but no Group Company shall be party to such election.  Neither the Company nor the Administration Manager shall have any responsibility for determining what information may be required. The Party requesting the information shall specify the required information in writing giving reasonable time for the Company and the Administration Manager to prepare the information. If any Party requests tax information prepared by another Party’s tax advisors, the requesting Party agrees to share in the costs of such tax advisor pro rata.

22.2.                   Tax Elections.  As of the date of this Agreement, neither the Company nor any Group Company has at the date of this Agreement filed a “check-the-box” election pursuant to U.S. Treasury Regulation Section 301.7701-3 (Internal Revenue Service Form 8832).  The Company agrees not to make any election to be treated as anything other than a corporation for United States federal income tax purposes without the prior unanimous consent of the Parties.  Each Owner agrees upon the request of any Party to file a “check-the-box” election pursuant to U.S. Treasury Regulation Section 301.7701-3 (Internal Revenue Service Form 8832) electing to be treated as a disregarded entity of the Company, and to use its best endeavours to achieve an effective date on or before the date such Owner was acquired by the Company (i.e., within 75 days of the date such Owner was acquired), provided that each Owner shall be entitled to engage an internationally recognised accounting firm that is reasonably acceptable to such Party to prepare such Internal Revenue Service Form 8832 and that if the costs of such accounting firm exceed USD 20,000 (twenty thousand Dollars) in total for all Group Companies, then the Group Companies shall be entitled to recover the excess from the requesting Party.

22.3.                   Treaty Benefits.  The Company shall use its reasonable efforts to benefit from the provisions of any tax treaty between Singapore, on the one hand, and Luxembourg or Mauritius, on the other hand. Each Party shall cooperate with the other Parties and the Company to determine if the Company is, from time to time, entitled to the benefits of any tax treaty between Singapore, on the one hand, and Luxembourg or Mauritius, on the other hand.

22.4.                   Tax Structuring.  The Company shall provide written notice to the Parties at least forty-five days prior to (i) any initial public offering of any Group Company or (ii) any distribution of cash by the Company to the Investors.  During the 30 day period after such notice has been provided, the Group Companies agree to cooperate in good faith with the Parties, and to consider such actions as may be reasonably requested by the Parties, to minimize any material adverse U.S. federal income tax consequences that may arise to the Parties, or any direct or indirect owner of the Parties, with respect to such transaction (including, if requested by Parties, filing a U.S. Internal Revenue Service Form 8832 with respect to the Company or one or more of the Group Companies). The Group Companies shall be entitled to obtain advice from an internationally recognised accounting firm in order to determine whether such action may have a material adverse effect on the Group Companies, or any of the Parties.

22.5.                   QEF Elections.  In the event that any Party notifies the Company in writing that it (or any of its direct or indirect investors) intends to make a QEF Election for any calendar year, the Company shall, as soon as reasonably practical following the end of such calendar year (but in no event later than 90 days following the end of such calendar year) provide to such Party an annual PFIC information statement in the form specified in Treasury Regulation Section 1.1295-1(g).  The Company shall be entitled to obtain advice from an internationally recognised accounting firm that is reasonably acceptable to the requesting Party in order to prepare annual PFIC information statement; provided that any reasonable costs of such accounting firm shall be borne pro rata by the requesting Parties.

22.6.                   Withholding Tax.  Any withholding or any other taxes on interest on Shareholder Loans or on Distributions that are required by law shall be borne by the relevant Party (netted off Distributions or interest where applicable) and the amount of interest or Distribution shall not be grossed up by the Company. For purposes of determining the IRR, the amount of the Distribution declared shall be taken into account and not the amount net of any withholding or other taxes applied; provided, however, that if any withholding taxes are imposed on Distributions made to all Parties, then for purposes of determining the IRR, the amount of the Distribution declared shall be net of any such withholding taxes.  The Company shall promptly provide the relevant Party with receipts showing payment of any withheld amounts to the appropriate taxing authority.

22.7.                   No Group Company shall be liable for any loss or expense in regard to any tax matters relating to any of the Parties or any of its direct or indirect investors except to the extent any Party is actually and prejudicially harmed by the wilful failure to provide accurate information or due to an unreasonable delay in providing the requested information.

23.                              CONFIDENTIALITY

23.1.                   Each Party and the Company will (and will procure that any director appointed by it hereunder, any employee, adviser, agent or representative will) keep confidential and will not disclose to any person:

23.1.1.                                  the details of this Agreement, the details of the negotiations leading to this Agreement, and the information handed over to such Party during the course of negotiations, as well as the details of all the transactions or agreements contemplated in this Agreement; and

23.1.2.                                  any confidential information relating to the business or the operations and affairs of the Parties and the Group,

together, the Confidential Information.

23.2.                   The obligation of confidentiality placed on the Parties in terms of this Clause 22.1 shall cease to apply in respect of any Confidential Information which:

23.2.1.                                  is or becomes generally available to the public other than by the negligence or default of any Party or by the breach of this Agreement;

23.2.2.                                  has lawfully become known by or come into the possession of any Party on a non-confidential basis from a source other than any other Party, having the legal right to disclose same;

23.2.3.                                  is required to be disclosed in the audited financial statements of any Group Company (or the direct or indirect shareholders of any Group Company) by its auditor; or

23.2.4.                                  is disclosed pursuant to a requirement from any applicable regulatory authority, recognised stock exchange, or by operation of law, regulation or court order, to the extent of compliance with such requirement only and not for any other purpose.

23.3.                   Before any public announcement or statement is made by any Party in relation to the Group, the Party issuing such public announcement or statement shall use its best endeavours to (a) provide each other Party, with a written draft of the proposed announcement or statement at least 3 (three) Business Days before the proposed time of the announcement, and (b) agree the wording and timing of such announcement or statement with each other Party.

23.4.                   No Party shall be entitled to use by name, or make reference to, the participation of any other Party hereto in the capital of the Company or ownership of the Group, without the prior written consent of such other Party, such consent not to be unreasonably withheld or delayed.

23.5.                   Notwithstanding the terms of this Clause 22.1:

23.5.1.                                  the Parties may disclose any Confidential Information which they would otherwise be prohibited from doing so, to their Affiliates, or investors or limited partners and the directors, employees, agents, professional advisers or consultants of any such direct or indirect shareholders or investors or limited partners, to any bona fide prospective shareholders or investors or limited partners or their professional advisers or consultants, and to any bona fide third party prospective purchasers of the shares held by them, provided that any such Party procures that any such recipient is bound to substantially the same obligations of confidentiality contained therein; and

23.5.2.                                  the Parties shall not to use any Confidential Information in competition with the Company.

23.6.                   The restrictions contained in this Clause 23 shall continue to apply notwithstanding the termination of this Agreement for any reason for a period of 36 (thirty six) months following such termination.  For the avoidance of doubt, this Clause 23.6 shall not affect any accrued rights, obligations or liabilities in existence prior to termination.

24.                              REPRESENTATIONS AND WARRANTIES

24.1.                   On the date of this Agreement and (to the extent applicable) thereafter on each day on which this Agreement remains in full force and effect, each Party and the Company represents and warrants to the other Party that:

24.1.1.                                  it is a company duly organised, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has perpetual corporate existence and the capacity to sue or be sued in its own name, and has the power to own the property and assets that it presently owns and to continue to conduct the business it presently conducts;

24.1.2.                                  it has power to enter into and perform this Agreement and has taken all necessary corporate and other action required to authorise the execution and delivery of this Agreement and its performance according to its terms;

24.1.3.                                  the execution and delivery of this Agreement and its performance according to its terms do not and will not:-

24.1.3.1.                   contravene the constitutional documents of that Party;

24.1.3.2.                   violate any law to which that Party is subject;

24.1.3.3.                   result in a breach of, or default under, any agreement, instrument or arrangement to which that Party is a party or which is binding upon that Party or any of its assets.

25.                              WAIVER

No exercise or failure to exercise or delay in exercising any right, power or remedy vested in any Party under or pursuant to this Agreement shall constitute a waiver by that Party of that or any other right, power or remedy.

26.                              COSTS AND TAXES

26.1.                   The Company shall pay all reasonable legal fees and disbursements of each Party in relation to the negotiation, preparation, execution, performance and implementation of this Agreement and each document referred to in it and other agreements forming part of the transaction, subject to a maximum amount of USD $695,000 (six hundred and ninety five thousand Dollars) which shall be shared between the Parties pro rata based on their proportionate Shareholdings.  Any and all such claims shall be subject to the production of valid invoices or other such evidence as the Board may reasonably require.

26.2.                   If any Party for whatsoever reason does not utilize the full amount available to it under Clause 26.1 within six months of Completion (a Non-Claimant), the remainder of the Non-Claimant’s share may be made available to the other Parties (each a Claimant) and utilized in accordance with Clause 26.1.  Any such remaining amount shall be made available to the Claimant Parties pro rata based upon their proportionate Shareholdings, discounting the Non-Claimant’s Shareholding.

27.                              ANTI-BRIBERY, ANTI-CORRUPTION AND SANCTIONS

27.1.                   The Parties shall each do all that is necessary and within their respective power and control to ensure that a Group Company will not directly or indirectly at any time offer, promise, give or receive any improper financial payment and/or other improper advantage to or from any person, customer or supplier (whether a public official or otherwise) with the intention of influencing them and obtaining or retaining an advantage in the conduct of the business of the Group.  No Group Company will engage in any transaction with any and entity in or national of a country subject to Sanctions.  In order to promote the achievement of the objectives set out in this Clause 27, the Board of the Company shall:

27.1.1.                                  adopt, apply and monitor an appropriate anti-bribery and anti-corruption and sanctions policy (the Policy), that takes into account all laws applicable to the Group and includes adequate procedures designed to prevent the behaviours referred to in this Clause 27;

27.1.2.                                  maintain an appropriate process for employees to report, anonymously if desired, instances of bribery, corruption or fraudulent practices, or activities in contravention of Sanctions;

27.1.3.                                  ensure that its employees are aware of and understand the Policy and the processes; and

27.1.4.                                  ensure that reports are regularly presented to the Parties on the application and monitoring of the Policy and any reported incident.

27.2.                   The Parties shall use best endeavours and shall negotiate in good faith to agree the Policy within 12 (twelve) months of Completion on terms that comply with Clause 27.1 and are mutually acceptable to the Parties.

28.                              ASSIGNMENT

No Party may without the prior written consent of each other Party or (except as herein expressly provided) assign or transfer any of its rights or obligations under this Agreement, except in connection with a transfer of Shares permitted pursuant to Clause 19.

29.                              THIRD PARTY RIGHTS

A person or entity which is not a party to this Agreement may not enforce or otherwise have the benefit of any provision of this Agreement under the Contract (Rights of Third Parties) Act 1999.

30.                              SEVERABILITY

If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Agreement.

31.                              ENTIRE AGREEMENT

This Agreement (together with all agreements and documents executed contemporaneously with it or referred to in it) constitutes a statement of the entire agreement between the Parties in relation to its subject matter, and supersedes all prior agreements and understandings, whether oral or written, with respect to such subject matter.

32.                              SUPREMACY OF AGREEMENT

In case of any inconsistency or conflict between any provision of this Agreement and any provision of the Articles or any of the other constitutional documents of a Group Company, the provisions of this Agreement shall prevail.

33.                              NOTICES, ETC.

33.1.                   Any notice or other communication hereunder (a Communication) shall be in the English language and be sent by letter or facsimile transmission addressed as follows (or as the intended recipient(s) shall have notified the sender in accordance with this Clause 33):

33.1.1.                                  if to Grindrod:

200 Cantonment Road

#03-01 Southpoint

Singapore 089763

Tel:+ 65 6323 0048

Fax: + 65 6323 0046

Attn: Chief Executive Officer

33.1.2.                                  if to Regiment:

Mark Brostowski

Regiment Capital Advisors, LP

222 Berkeley Street, 12th floor

Boston, MA 02116

617-488-1600

Fax: 617-488-1660;

Chris Quinn

Regiment Capital Advisors, LP

222 Berkeley Street, 12th floor

Boston, MA 02116

617-488-1664

Fax: 617-488-1660;

Brian Miller

Regiment Capital Advisors, LP

222 Berkeley Street, 12th floor

Boston, MA 02116

617-488-1636

Fax: 617-488-1660; and

Derek Meisner

Regiment Capital Advisors, LP

222 Berkeley Street, 12th floor

Boston, MA 02116

617-488-1646

Fax: 617-488-1660

33.1.3.                                  if to Sankaty:

Ranesh Ramanathan

Sankaty Advisors, LLC

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

Tel:  617-516-2247

Fax: 617-652-3247

33.2.                   Any Communication shall be deemed to have been delivered 7 (seven) days after having been sent by post, prepared and addressed as required by Clause 33.1. In the case of a facsimile transmission, delivery shall be deemed to have occurred at the time of completion of transmission thereof (as evidenced by error free transmission or answer-back slip), provided that it is received within normal working hours in the country of the addressee, if not, it shall be deemed received on the next following Business Day in such country.

33.3.                   Any Communication sent to or received by any of Sankaty, Regiment or Grindrod shall be effected in accordance with Clause 33.1.  If any Communication is to be sent to or received by an Affiliate of a Party, it shall be deemed to have been appropriately sent or received if addressed to the Party that is an Affiliate of such person.

34.                              NO PARTNERSHIP

Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the Parties hereto and none of them shall have any authority to bind the other in any way.

35.                              VARIATION AND COUNTERPARTS

35.1.                   No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each Party.

35.2.                   This Agreement may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute one and the same agreement.

36.                              CONSEQUENTIAL LOSS

No Party shall in any circumstances be liable to any other Party for any special, indirect or consequential loss, including any loss of profit, loss of revenue, loss of use or loss of contract arising out of a breach of any of the terms of this Agreement, including without limitation any breach of any representation or warranty contained in this Agreement.

37.                              THE COMPANY AS PARTY

The Company agrees and acknowledges the terms of this Agreement and agrees to comply with its terms at all times.

38.                              GOVERNING LAW AND DISPUTE RESOLUTION

38.1.                   This Agreement shall be governed by and construed in accordance with the laws of England and Wales.  Subject to Clause 38.5, the Parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement, and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement, including the existence, validity or termination thereof, shall be brought in such courts and each Party each hereby irrevocably submits to the jurisdiction of such courts.

38.2.                   Grindrod irrevocably appoints Grindrod Shipping Services UK Limited, at its registered office for the time being, presently at 8th Floor, St Magnus House, 3 Lower Thames St, London EC3R 6HD, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts.

38.3.                   Regiment irrevocably appoints Law Debenture Corporate Services Limited (c/o Ms Anne Hills), at its registered office for the time being, presently at Fifth Floor, 100 Wood Street, London EC2V 7EX, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts.

38.4.                   Sankaty irrevocably appoints Sankaty Advisors, Ltd. (c/o Legal Counsel) at its registered office for the time being, presently at Devonshire House, 7th floor, Mayfair Place, London W1J 8AJ, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts.

38.5.                   Notwithstanding the provisions of Clause 38.1, if a matter is referred for arbitration in accordance with Clause 13.4.1, any such dispute shall be referred to arbitration for final determination in accordance with the rules of arbitration (Rules) of the London Court of International Arbitration (LCIA) which Rules are deemed incorporated by reference into this Agreement. The seat of arbitration shall be London, England and the language of the arbitration shall be English. The number of arbitrators shall be 3 (three) with each of the claimant and respondent party or parties appointing one arbitrator respectively and the chairman or presiding arbitrator to be selected by the LCIA Court.

38.6.                   Nothing in this Clause 38 shall limit the right of any Party to commence proceedings to enforce any judgment or award (Enforcement Proceedings) or to seek provisional, conservatory or protective relief (Interim Conservatory Proceedings) before any court of competent jurisdiction nor shall the commencement of any such Enforcement Proceedings or Interim Conservatory Proceedings in one or more jurisdictions preclude the taking of similar Enforcement or Interim Conservatory Proceedings in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof the Parties have duly executed this Agreement as a deed as of the day and year first above written.

EXECUTED as a DEED by REGIMENT CAPITAL LTD., acting by Regiment Capital Management, LLC, as its Investment Advisor:

Regiment Capital Management, LLC acting by	/s/ Mark A Brostoulski

and	/s/ Robert Spork

being [a] person[s] who, in accordance with the laws of the territory in which the Regiment Capital Management, LLC is incorporated is / are acting under the authority of the Regiment Capital Management, LLC

Authorised Signatory	/s/ Mark A Brostoulski

Authorised Signatory	/s/ Robert Spork

Signed and delivered as a Deed by	)

SANKATY EUROPEAN INVESTMENTS III

S.À R.L.	)

acting by:	)

sign here:

/s/ Ranesh Ramanathan

print name:

In the presence of:

Witness sign here:
Witness signature:
/s/ Michael L. Butler

Witness name:		print name:

Witness address:

Signed and delivered as a Deed by	)

GRINDROD SHIPPING PTE. LTD..	)

acting by:	)

sign here:

/s/ Martyn Richard Wade

sign here:

/s/ Yvette Renee Brown

In the presence of:

Witness signature:		Witness sign here:

/s/ Gerald Christopher Kingsley-Wilkins

Witness name:		print name:

Witness address:

Witness occupation:

Signed and delivered as a Deed by	)

IVS BULK PTE. LTD.	)

acting by:	)

sign here:

/s/ Carl David Ackerly

sign here:

/s/ Yvette Renee Brown

In the presence of:

Witness signature:		Witness sign here:

/s/ Gerald Christopher Kingsley-Wilkins

Witness name:		print name:

Witness address:

Witness occupation:

SCHEDULE 1

RESERVED MATTERS

(1)                                Appointing or removing Directors other than pursuant to Clause 4 and Clause 11;

(2)                                Change in scope of the Business and a change in the scope of business of the Owners;

(3)                                Sale(s) of Vessels, Shipbuilding Contracts or other asset(s) (other than as may be contemplated under Clause 18);

(4)                                Dividends, approval of calculations in terms of Clause 14.10.1, return of share capital, reduction in share capital, additional equity issuances, or exit events  including asset sale(s) or an initial public offering;

(5)                                Assumption or guarantee of any indebtedness for borrowed money or the creation of any Encumbrance over an Vessel, including any Shareholder Loan save a Shareholder Loan made in accordance with Clause 7.2.11 or Clause 7.4 and the determination of whether third party debt funding is available in terms of Clause 7.3.1.2;

(6)                                Material contracts or changes thereto, including the Shareholders’ Agreement and / or Management Agreements (for the avoidance of doubt, the removal of Grindrod as Commercial Manager and/or Technical Manager and/or Pool Manager in accordance with Clause 9.9 to Clause 9.18 shall not constitute a Reserved Matter);

(7)                                Acquisition of additional vessels (other than the Contracted Vessels and the Additional Vessels) or other material assets and any additional funding required with respect to the same from any of the Parties (except as permitted in Clause 7);

(8)                                Transactions with Shareholders and/or their Affiliates (other than for any services provided by Grindrod under the Management Agreements and any ship’s agency and bunkering services provided by other companies in the Grindrod Group on market-related, arms’ length terms);

(9)                                Transactions with any party other than on arm’s length terms;

(10)                         Cessation of business;

(11)                         Change in, creation of, issue of, transfer of or cancellation of shares (transactions under the Share Subscription Agreement, Share Sale Agreement and this Agreement excepted), formation of joint ventures or mergers, creation of any subsidiary or acquisition of or subscription for any shares in any entity other than an existing Group Company or an Owner of an Additional Vessel;

(12)                         Change in the Articles (other than to the extent required to create the Preference Shares or to become consistent with this Agreement);

(13)                         Change in accounting policies or financial year end date which shall initially be 31 December;

(14)                         Except in relation to enforcing rights pursuant to any Management Agreement, the pursuit, defense or abandonment of legal matters not in the ordinary course of business and in excess of USD $250,000 (two hundred and fifty thousand Dollars);

(15)                         Change in the names of companies;

(16)                         Annual budgets;

(17)                         Fixing interest rates on debt;

(18)                         Change of auditors;

(19)                         ship employment strategy (spot or long term) other than pursuant to any Transaction Document;

(20)                         Withdrawal of ships from the Pool other than pursuant to any Transaction Document;

(21)                         Delegation to or formation of a Board subcommittee; and

(22)                         The anti-bribery and anti-competition policy to be adopted in terms of Clause 27.

SCHEDULE 2

COMPANY, OWNERS AND CONTRACTED VESSELS, AND LETTERS OF INTENT

PART A – THE COMPANY

IVS Bulk Pte. Ltd., registration number 201114306Z with registered address at 200 Cantonment Road, #03-01 Southpoint, Singapore, 089763.

PART B – THE OWNERS AND CONTRACTED VESSELS:

	Name of Owner	Name of Vessel

1.	IVS Bulk 543 Pte. Ltd.	Kanda 543

2.	IVS Bulk 545 Pte. Ltd.	Kanda 545

3.	IVS Bulk 541 Pte. Ltd.	Kanda 541

4.	IVS Bulk 554 Pte. Ltd.	Kanda 554

5.	IVS Bulk 5855 Pte. Ltd.	SKDY 5855

6.	IVS Bulk 709 Pte. Ltd.	Onomichi 709

7.	IVS Bulk 5858 Pte. Ltd.	SKDY 5858

PART C - THE LETTERS OF INTENT:

Name of Owner	Name of Vessel

Grindrod Shipping Pte. Ltd. or guaranteed nominee.	Onomichi 60

Grindrod Shipping Pte. Ltd. or guaranteed nominee.	SKDY 33

Grindrod Shipping Pte. Ltd. or guaranteed nominee.	Sanoyas

SCHEDULE 3

FORM OF SHAREHOLDERS’ LOAN AGREEMENT

94

SHAREHOLDER LOAN AGREEMENT

entered into between

[INSERT NAME OF SHAREHOLDER]

and

IVS BULK PTE. LTD.

(Registration No.201114306Z)

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TABLE OF CONTENTS

Clause number and description	Page

1.	BACKGROUND	3

2.	DEFINITIONS	3

3.	INTERPRETATION	3

4.	LOAN AMOUNT	4

5.	PURPOSE	4

6.	INTEREST CHARGE	4

7.	REPAYMENT	5

8.	NO DEDUCTION OR SET-OFF	5

9.	RECIPROCAL WARRANTIES	5

10.	EVENTS OF DEFAULT	5

11.	TERMINATION	6

12.	ASSIGNMENTS AND TRANSFERS	6

13.	COSTS AND TAXES	6

14.	THIRD PARTY RIGHTS	7

15.	SEVERABILITY	7

16.	ENTIRE AGREEMENT	7

17.	SIGNATURE AND COUNTERPARTS	7

18.	INCORPORATION BY REFERENCE	7

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THIS SHAREHOLDER LOAN AGREEMENT DATED	2013

BETWEEN:

1.                                                 [NAME AND DETAILS OF SHAREHOLDER] (Lender);

and

2.                                                 IVS BULK PTE. LTD., a company incorporated in Singapore with its registered office at 200 Cantonment Road, #03-01 Southpoint, Singapore 089763 (Borrower).

(each a Party and together, the Parties)

1                                         BACKGROUND

1.1.                             The Lender is a Shareholder (or an Affiliate of a Shareholder) of the Borrower.

1.2.                             The Parties wish to conclude this Agreement to record the terms and conditions upon which the Lender will lend and the Borrower will borrow the Loan Amount.

WHEREBY IT IS AGREED AS FOLLOWS:

2                                         DEFINITIONS

2.1                               The following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

2.2                               Agreement means this written loan agreement, as amended from time to time;

2.3                               Business Day means a calendar day other than a Saturday, Sunday, or a gazetted public holiday in the Republic of Singapore or a day on which banks are closed for business in New York or Luxembourg;

2.4                               CRTP Act 1999 means the Contracts (Rights of Third Parties) Act 1999;

2.5                               Dollars or $ means the lawful currency of the United States of America;

2.6                               Event of Default has the meaning given in clause 0;

2.7                               Interest Charge has the meaning given to it in clause 0;

2.8                               Lender’s Bank Account means the following bank account operated by the Lender:

Account Name:	[•]
IBAN number:	[•]
Beneficiary Bank:	[•]
Swift Beneficiary Bank	[•]

2.8                              Loan Amount means the sum of $[•] ([•] Dollars) lent by the Lender to the Borrower on the Loan Date and on the terms set out herein together with any amounts capitalised and added to the Loan Amount pursuant to Clause 6.3;

2.9                              Loan Date means the date on which the Loan Amount is advanced (or deemed advanced in accordance with the Shareholders’ Agreement) to the Borrower.

2.10                       Loan Commitment Notice has the meaning given to it in the Shareholders’ Agreement;

2.11                       Parties means collectively, the Borrower and the Lender, and Party shall mean any one of them;

2.12                       Shareholders means the shareholders for the time being of the Borrower, and

2.13        Shareholders’ Agreement means the shareholders’ agreement entered into by and between the Shareholders and the Borrower on 9 December 2013 and as amended from time to time;

3                                         INTERPRETATION

3.1                              Headings of clauses shall be deemed to have been included for purposes of convenience only and shall not affect the interpretation of this Agreement.

3.2                              Unless inconsistent with the context words relating to any gender shall include the other genders, words relating to the singular shall include the plural and vice versa and words relating to natural persons shall include associations of persons having corporate status by statute or common law.

3.3                              No Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded in this Agreement or the Shareholders’ Agreement.

3.4                              No consensual cancellation of, or addition to, or variation of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

3.5                              No indulgence that any Party may grant any other shall constitute a waiver of that Party’s rights and shall not preclude that Party from exercising any rights which may have arisen in the past or which might arise in the future.

3.6                              If any provision in a definition is a substantive provision conferring any right or imposing any obligation on any party, then notwithstanding that it is only in the definitions and

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interpretation clause, effect shall be given to it as if it were a substantive provision in this Agreement.

3.7                              Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

3.8                              The provisions of this Agreement shall be binding on the administrators, curators, liquidators and trustees of each of the Parties.

3.9                              The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

3.10                       The words “include”, “includes” and “including” means “include without limitation”, “includes without limitation” and “including without limitation”. The use of the word “including” followed by specific examples shall not be construed as limiting the meaning of the general wording preceding it.

3.11                       Terms other than those defined within this Agreement will be given their plain English meaning, and those terms, acronyms, and phrases known in general commercial or industry specific practice, will be interpreted in accordance with their generally accepted meaning.

3.12                       In this Agreement the words “clause” or “clauses” refer to clauses of this Agreement.

3.13                       Any reference in this Agreement to:

3.13.1    “business hours” shall be construed as being the hours between 09h00 and 17h30 on any Business Day in the Republic of Singapore; and

3.13.2    “days” shall be construed as calendar days unless qualified by the word “Business”.

3.14                       Any reference to any document other than this Agreement is a reference to that other document as amended, varied, supplemented, or novated (in each case, other than in breach of the provisions of this Agreement or the Shareholders’ Agreement) at any time.

3.15                       A reference to a statute or statutory provision (“legislation”) refers to such legislation as amended and in force from time to time and to any legislation that (either with or without modification) re-enacts, consolidates or enacts in rewritten form any such legislation, provided that as between the Parties no such amendment, re-enactment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or would otherwise adversely affect the rights of, any Party.

3.16                       Capitalised terms used but not defined herein shall have the meanings given to such terms in the Shareholders’ Agreement.

4                                         LOAN AMOUNT

4.1                              The Lender has made on [date] the Loan Amount available to the Borrower subject to:

4.1.1                   requirements and the procedures set out in clause 7.2 to 7.5 (inclusive) of the Shareholders’ Agreement;

4.1.2                   any terms specified in the Loan Commitment Notice (if any); and

4.1.3                   the terms of this Agreement.

5                                         PURPOSE

The Loan Amount shall be applied by the Borrower solely for the purposes set out in clause 7.2 to 7.5 (inclusive) of the Shareholders’ Agreement and/or the Loan Commitment Notice.

6                                         INTEREST CHARGE

6.1          Interest shall accrue day to day on the outstanding balance of the Loan Amount (including, for the avoidance of doubt, all outstanding amounts capitalised and added to the Loan Amount pursuant to clause 6.3) at a rate of 15% (fifteen per cent) per annum with effect from (and including) the Loan Date until (and including) the date immediately preceding the date on which full repayment of the Loan Amount (plus all accrued and unpaid interest thereon) is made (the Interest Charge).

6.2                              The Interest Charge shall be payable in cash monthly in arrears by the Borrower on the corresponding date to that of the Loan Date in each calendar month following the calendar month in which the Loan Date occurred (or if there is no such corresponding date in a calendar month, the last Business Day in that calendar month).

6.3                              Without prejudice to the requirements of clause 6.2, any portion of an Interest Charge that is not paid in cash when due and payable under this Agreement will be capitalised on the date on which such Interest Charge is due and payable under this Agreement and, for the avoidance of doubt, the Loan Amount shall be deemed to be increased by the amount of each such capitalisation.

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7                                         REPAYMENT

7.1                              The Loan Amount and all other amounts outstanding under this Agreement (including all accrued Interest Charge and all outstanding amounts capitalised and added to the Loan Amount pursuant to clause 6.3)  shall be payable by the Borrower to the Lender in full on 1 January 2020 or, if earlier, upon the Lender requiring payment in accordance with clause 10.2.

7.2                              Notwithstanding anything to the contrary herein contained, the Borrower shall be entitled, without penalty, at any time to prepay the Loan Amount (or any portion owing in terms hereof) by delivering written notice to the Lender of the amount to be so prepaid not later than 3 Business Days prior to the date on which such prepayment shall be made.

7.3                              The Borrower undertakes to the Lender that it shall not make any repayment of the amount outstanding under another Shareholder Loan (as such term is defined in the Shareholders’ Agreement) unless a corresponding pro rata prepayment is made by the Borrower under this Agreement.

7.4                              The Borrower may not reborrow any part of the Loan Amount that is repaid or prepaid.

8                                         NO DEDUCTION OR SET-OFF

Repayment of the Loan Amount and payment of the Interest Charges shall be made free of exchange and bank commission and without deduction or set-off by electronic funds transfer into the Lender’s Bank Account.

9                                         RECIPROCAL WARRANTIES

9.1                              Each Party hereby warrants to and in favour of the other that:

9.1.1                   it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

9.1.2                   this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

9.1.3                   the execution of this Agreement and the performance of its obligations hereunder does not and shall not :

9.1.3.1         contravene any law or regulation to which that Party is subject;

9.1.3.1         where applicable, contravene any provision of that Party’s constitutional documents; or

9.1.3.3         conflict with, or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it;

9.1.4                   where applicable, the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so; and

9.1.5                   it is not relying upon any statement or representation by or on behalf of any other party, except those expressly set forth in this Agreement.

9.2                              Each of the warranties given by the Parties in terms of clause 0 shall:

9.2.1                   be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

9.2.2                   continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

9.2.3                   prima facie be deemed to be material and to be a material representation inducing any other Party to enter into this Agreement.

10                                  EVENTS OF DEFAULT

10.1                       Each of the events or circumstances set out in this Clause 10.1 constitutes an Event of Default whether or not the occurrence of the event concerned is outside the control of the Borrower or any other relevant party (provided that a failure to pay any cash interest payment in accordance with clause 6.2 shall not be an Event of Default if the Borrower evidences to the Lender (to the Lender’s reasonable satisfaction) that it did not have sufficient funds available to it to make the relevant cash interest payment when it fell due or the Borrower was precluded from making the payment when it fell due under the terms of any Approved Finance (as such term is defined in the Shareholders’ Agreement)):

10.1.1    if the Borrower does not comply with any of the terms and conditions of this Agreement (other than a payment obligation hereunder) and such non-compliance is incapable of remedy or, if capable of remedy, is not remedied within 10 (ten) Business Days of the earlier of (i) the Borrower becoming aware of the failure to comply and (ii) the giving of notice by the Lender in respect of such non-compliance;

10.1.2    if the Borrower does not comply with any payment obligation under this Agreement and such non-compliance is not remedied within 3 (three) Business Days of the date on which such payment was due;

10.1.3            any provision of this Agreement is or becomes invalid or unenforceable;

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10.1.4            the Borrower is unable (or deemed or declared to be unable under any applicable law) or admits inability to pay its debts as they fall due;

10.1.5            the Borrower ceases or suspends making payment on any of its debts or announces an intention to do so;

10.1.6            the Borrower by reason of actual or anticipated financial difficulties commences negotiations with or makes a proposal to do so with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors;

10.1.7            the Borrower takes any corporate action, legal proceeding or other procedure or step related to:

10.1.7.1                                                 the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise);

10.1.7.2                                                 a composition, compromise, assignment or arrangement with any creditor  in connection with or as a result of any financial difficulty;

10.1.7.3                                                 the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of all or any part of the business or assets of the Borrower;

10.1.7.4                                                 the enforcement of any security over all or part of the Borrowers business or assets;

10.1.7.5                                                 or any analogous procedure or step is taken in any jurisdiction.

10.1.8            if the Borrower enters into liquidation whether compulsory or voluntary  or if it ceases or threatens to cease to carry on its business, or makes any material change in its business, or if it suffers any analogous process under any foreign law; or

10.1.9            any attachment, distress, execution, possession, diligence, arrestment, joinder, sequestration, preliminary attachment, executor attachment, or other analogous process in any jurisdiction is levied or enforced upon or sued out against any assets of the Borrower, provided that if capable of remedy it has not been remedied within 10 (ten) Business Days of the earlier of any of these events.

10.2                       At any time following the occurrence of an Event of Default, the Lender may by written notice to the Borrower:

10.2.1            terminate the availability of the Loan Amount and cancel its commitment to advance the Loan Amount;

10.2.2            declare that all or part of the amounts accrued or outstanding under this Agreement (including but not limited to the Loan Amount and any Interest Charges) be immediately due and payable, at which time they shall become immediately due and payable or be payable upon the Lender’s demand; or

10.2.3            exercise or direct any other relevant party to exercise any or all of its rights, remedies, powers or discretions under this Agreement.

11                                  TERMINATION

11.1                       The Lender may terminate this Agreement forthwith by giving written notice to the Borrower on termination of the Shareholders’ Agreement, in which event all or part of the amounts accrued or outstanding under this Agreement (including but not limited to the Loan Amount and any Interest Charges) shall be immediately due and payable, provided that, any such termination shall be without prejudice to the rights and obligations of the Parties that have accrued prior to the termination.

12                                  ASSIGNMENTS AND TRANSFERS

12.1                       Each Party is entering into this Agreement for its own benefit and not for the benefit of another person.

12.2                       Subject to clause 11.3, no Party shall be entitled to assign or transfer its rights or obligations under this Agreement without having first obtained the written consent of the other Party, provided that the Lender shall not be required to obtain the written consent of the Borrower to the extent the Lender is permitted under the Shareholders’ Agreement to assign, transfer or otherwise dispose of its rights and/or obligations under this Agreement (or in respect of the Loan Amount).

12.3                       The Lender shall be obliged to assign all of its rights and obligations under this Agreement, if it is required to do so in terms of the Shareholders’ Agreement.

13                                  COSTS AND TAXES

13.1                       Each Party shall pay its own costs incurred in connection with the negotiation, preparation and execution of this Agreement.

13.2                       Any withholding or any other taxes whatsoever payable on the Interest Charge shall be borne by the Lender and the Interest Charge payable by the Borrower shall not be grossed up by the Borrower to compensate the Lender for payment of such taxes.

100

14                                  THIRD PARTY RIGHTS

A person or entity which is not a party to this Agreement may not enforce or otherwise have the benefit of any provision of this Agreement under the CRTP Act 1999.

15                                  SEVERABILITY

If any provision of this Agreement is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of this Agreement.

16                                  ENTIRE AGREEMENT

This Agreement (together with all agreements and documents executed contemporaneously with it or referred to in it) constitutes a restatement of the entire agreement between the Parties in relation to its subject matter, and supersedes all prior agreements and understandings, whether oral or written, with respect to such subject matter.

17                                  SIGNATURE AND COUNTERPARTS

17.1                       This Agreement is signed by the Parties on the dates and at the places indicated below.

17.2                       This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

17.3                       The persons signing this Agreement in a representative capacity warrant their authority to do so.

18                                  INCORPORATION BY REFERENCE

The provisions of clauses 23 and 38 of the Shareholders’ Agreement shall be incorporated herein by reference mutatis mutandis as if such provisions were set out herein in full.

101

IN WITNESS whereof the Parties have executed this Agreement as of the day and year first above written.

For: [name of shareholder]

For: IVS Bulk Pte. Ltd. (Duly authorised) Name of signatory: Capacity of signatory:

102

SCHEDULE 4

FORM OF POOLING AGREEMENT

SUPRAMAX POOL
AGREEMENT

between

XXXXXX

and

GRINDROD SHIPPING PTE LTD

(IVS POOL)

This  Agreement  is  made  on  the           day of ____________ 2013

BY AND BETWEEN

(1) [           ] as Owner or Disponent Owner of vessels entering the Pool pursuant to this Agreement; and

(2) GRINDROD SHIPPING PTE LTD (GS) as Owner or Disponent Owner of vessels entering the Pool pursuant to this Agreement,

(together, jointly referred to as “Owners” and severally as “Owner”); and

(3) GRINDROD SHIPPING PTE LTD, acting as Pool Manager (“Pool Manager”).

together the Parties and each a Party.

CONSIDERING THAT WHEREAS:

(1)                            Each of the Owners has agreed, that it is in the their mutual interest to operate their vessels in a Pooling arrangement in accordance with the terms of this Agreement, (the “Pool”) ensuring a flexible and efficient commercial operation of  each  of the Vessels in the Pool, with the purpose of maximising the income for the various Owners, and

(2)                            The Pool Manager will conduct the affairs of the Pool on behalf of the Owners, solely for the account and risk of the respective Owners who are members of the Pool (the “Pool Members”).

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.                                                       Purpose of the Pool

1.1                                            The Pool Manager will seek to employ the vessels entered in the Pool in accordance with the terms and conditions of this Agreement (each a “Vessel” and together the “Pool Vessels”) with the aim of securing the best possible earnings for the Owners.  The Pool Vessels being entered into the Pool as at the date of this Agreement are those identified in Appendix 1.

1.2                                            The Pool Manager shall be entitled in its own name,  to enter into  contracts  for  the  employment  of  the  Pool  Vessels including, but not limited to, Voyage Charters, Contracts of Affreightment and Time Charters  (“Pooling Contracts”).  However, the Owners acknowledge that in so doing the Pool Manager does so in discharge of its functions as Pool Manager and in its capacity as Pool Manager and as agent for and on behalf of, and for the benefit of, the Owners.

1.3                                            The Pool Manager shall serve as the vehicle for entering the Pooling Contracts, and to operate the Pool Vessels to service the Pooling Contracts pursuant to the terms of this Agreement.  Notwithstanding the foregoing, as between the  Pool   Manager  and  the Owners, the Owner of the Vessel nominated to perform the fixture by the Pool Manager, shall be considered the Vessel’s owner under the particular Pooling Contract concerned.

1.4                                            All revenues earned from the operation of the Pool Vessels shall, after deduction of all costs involved in the operation of the Pool, be shared between the Owners in the manner prescribed by this Agreement. Any costs and expenses incurred by the Pool Manager as a result of the activities of the Pool shall be reimbursed to the Pool Manager pursuant to the terms of this Agreement.

2.                                                       Organisation & Authority

2.1           Subject to the terms and conditions herein provided, during the period of this Agreement the Pool Manager shall carry out the operation of the Pool in respect of the Pool Vessels as agents for and on behalf of the Owners. The Pool Manager shall have authority to take such actions as they may from time to time consider to be necessary or desirable to enable them to perform this Agreement and carry out the operation of the Pool in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

2.2                                            The Pool will be operated by the Pool Manager out of Singapore and utilizing their chartering/operating/accounting organisation.  The Pool Manager will also utilize the capability of its offices in London, Tokyo, Vancouver and Durban (which shall form an integral part of the commercial organisation within their predefined geographical areas) but always under the directions of the Pool Manager.

2.3                                             The Pool Manager’s day to day fixing authority will be up to maximum 13 months duration with regard to chartering in or out of vessels and coa’s of maximum 12 months’ duration or maximum 12 cargoes. Any charter in or out in excess of this is to be approved by the relevant Pool Vessel’s Owner. Pooling Contracts are to be concluded on such terms as the Pool Manager in its sole discretion, acting reasonably, deems appropriate. In entering Time charter fixtures, the Pool Manager shall have regard to the pro-forma time charter attached hereto as Appendix 2.

2.4                                             New Owners entering one or more vessels into the Pool shall, as a condition precedent to their vessel(s) being so entered, sign an Accession Letter in the form attached hereto as Appendix 4.

3.                                                       The Fleet

3.1                                            The  vessels  which  are  eligible  for  entry  in  the  Pool shall  be  all handysize bulk carriers controlled by the Owners with the following minimum qualifications:-

- The vessels to range from 55,000 DWT to 64,000 DWT

- Maximum 20 years old,

- geared with minimum 30 MTS cranes,

- Single deck, 5/5 holds/hatches,

- Non-laker and preferably shallow drafted.

3.2                                            It is understood that the Pool may be expanded from time to time as operational and cargo commitments require by taking further vessels on charter (subject to the provisions of Clause 2.3 above) and providing them to the Pool and/or adding further parties to the Pool.  If the Pool is so expanded, the Pool Manager shall promptly notify the Owners in writing.

4.                                                        Pool Manager Obligations

4.1                                             All activities undertaken by the Pool Manager, in accordance with this Agreement, are undertaken for and at the entire risk and account of the Owners, the Pool Manager acting only as their agents in this regard.

4.2                                             The Pool Manager has the obligation and is hereby authorized by the Owners to:

4.2.1                                Find and conclude the best possible employment for the Pool Vessels including, but not limited to, the Pooling Contracts.   In this regard, the Pool Manager is authorised to enter into the Pooling Contracts in its own name.

4.2.2                                Use all reasonable endeavours to secure full employment of the Pool Vessels;

4.2.3                                Arrange all necessary instructions for the proper performance and execution of every employment undertaken;

4.2.4                                Appoint port and canal agents for the Pool Vessels;

4.2.5                                Collect and receive all freights, dead freights, demurrages, hires and other earnings of the Pool Vessels and to recover all amounts etc due to the Pool from any party with whom the Pool (through the Pool Manager) has a contractual commitment;

4.2.6                                Pay brokerages, commissions, port  and  canal charges, stevedoring expenses,  bunkers  and  any  other  expenses  properly  incurred  in relation to the operation of the Pool Vessels. Furthermore to settle expenses incurred for the Owners’ account and same may at any time be deducted from the monthly arrear payment(s) and/or the quarterly Pool revenue remittance(s);

4.2.7                                Negotiate and contract for the supply of bunkers, towage, agency and other agreements necessary for the proper performance of the Pool Vessels;

4.2.8                                Keep each Owner well informed about the position of their Vessel and to co-operate with them in relation to planned dry-docking and/or repairs;

4.2.9                                Subject to the prior written consent of the relevant Owner, not to be unreasonably withheld, undertake actions and other legal proceedings and demands arising in connection with the employment of the Pool Vessels, and to compromise,  refer to  Arbitration, abandon, submit to  judgement or settle any such action or proceedings, but always in close liaison and agreement with the Owner and/or his Underwriters’ and/or P & I Club and save that in respect of claims of US$ 50 000 or less no prior consent is required. When requested by the Owner in writing to do so, the Pool Manager shall assign to the Owner such future rights in and associated with recovery of claims arising out of or in connection with the employment by the Pool Manager of the relevant Owner’s Vessel.

4.2.10                         Keep correct books, records and accounts in U.S. dollars relating to the Pool’s activities concerning the employment of the Pool Vessels;

4.2.11                       Allocate and/or make payments to the Owners according to the index forming part of this Agreement;

4.2.12                       Upon request make available all books/records and account for review at Pool Manager’s premises in Singapore;

4.2.13                         Provide Owners with a complete monthly report outlining the Pool’s earnings since the last report, accumulative quarter to date, actual voyage results and indexed Pool contributions.  The monthly report shall also include a comparison of the consolidated Pool earnings against the Baltic Handysize Index together with information regarding performance of the Atlantic-Pacific markets.

5.                                                        Owner obligations

Throughout the period of operation of this Agreement each Owner shall:

5.1                                             place all its vessels matching the fleet description at the  disposal  of  the  Pool  Manager  under  the  conditions  of  this Agreement to be operated by the Pool Manager in the Pool for the full risk and account of the Owner.  The vessels shall have no commitments or restrictions limiting the Vessels’ trading in world-wide trading, except as imposed by the Vessels’ country flag authorities and/or the United States of America and/or the United Nations and/or EU sanctions and/or the Vessels’ insurances and/or and as per relevant charter in-charterparty;

5.2                                             control all technical ship management issues such as (but without restricting the generality of the obligation) manning, maintenance, repairs and supply of stores and spare parts and hull and machinery insurance and pay for all associated costs. The timing of scheduled dry-docking, repairs, special surveys, etc. shall be planned by the Owner in close consultation with the Pool Manager;

5.3                                             arrange  and  pay  for  all  necessary  insurance  including  Hull  and Machinery or Charterers Damage to Hull War, P+l and FDD cover. The Owner will ensure that the Pool Manager is co-assured under the insurance policies. The Owner shall arrange payment of premiums due, and warrant that the Pool Manager shall be co-assured under such insurance without recourse to them in  respect of payment of  calls and/or premiums, unless agreed otherwise;

5.4                                             be obliged promptly to inform the Pool Manager about any activities undertaken which compete or may compete with the activities of the Pool. In such event the Pool Manager shall be entitled to restrict information given about the Pool to the relevant party or parties;

5.5                                             at the request of the Pool Manager, pursue in their own name and at their own risk and expense, but for the benefit of the Pool, recovery from their own contractual partners, (be they Head Owner or Disponent Owner) under the charter parties entered into in respect of the Pool Vessels by the Owner, of all and any amounts that the Pool Manager has been unable to collect under the Pooling Contracts (be it in the form of freight, deadfreight or demurrage, or on account of equitable or legal right of set-off or otherwise) caused or reasonably thought to be caused by any breach of contract or negligent act or omissions by the said contractual partners.

6.                                                        Liabilities

6.1                                             It is hereby acknowledged and agreed between the Parties hereto that neither this Agreement nor any of the arrangements contemplated hereby shall constitute a partnership between the Owners (per se) and/or between an Owner or the Owners and the Pool Manager or make an Owner or the Owners and/or the Pool Manager jointly and severally liable for each other’s obligations and liabilities arising out of, under or in connection with this Agreement.

6.2                                             All claims of whatsoever nature, either in contract, tort or otherwise against the Pool Manager arising out of, under or in connection with the Pooling Contracts, shall be paid and/or settled in full by the Owner of the ship concerned in the performance of the Pooling Contract in respect of which the claim arises.  For the purposes of this Agreement, all such claims shall be deemed the proper responsibility of the Owner of the ship concerned in the performance of the Pooling Contract in respect of which the said claim arises subject always to the provisions of Clause 6.3 of this Agreement. The Owners, each severally, shall indemnify and hold harmless each other and the Pool Manager from all and any loss and/or damage and/or any liability of any nature whatsoever, (including but not restricted to any loss and/or damage and/or liability which is suffered and/or incurred and/or may become payable by the Pool Manager or (innocent) Owner arising out of, under, or in connection with any fixture entered into pursuant to this Agreement which may be incurred as a consequence of any breach of  contract and/or act and/or omission committed by the Owner, his servants or agents), PROVIDED ALWAYS that such loss and/or damage and/or liability does not arise from or in connection with the wilful default and/or negligence of the Pool Manager.

6.3                                             If a claim is made against an Owner and/or or any seizure, distraint, arrest, detention, attachment or the like (“Arrest”) is effected in respect of property owned, controlled or possessed by such Owner by reason of a claim against the Pool Manager which has arisen through their wilful default under this Agreement or their negligence, the Pool Manager shall:

(a)         indemnify and hold harmless such Owner against the claim and/or the Arrest, and all costs, losses, liabilities and expenses (including legal expenses) arising therefrom;

(b)        without limitation to the foregoing, provide security acceptable to the arresting party or the court authorizing the Arrest to ensure such Arrest is lifted.

If a claim is made against the Pool Manager and/or or any seizure, distraint, arrest, detention, attachment or the like (“Arrest”) is effected in respect of property owned, controlled or possessed by the Pool Manager by reason of  a claim against the Owner the Owner shall:

(c)         indemnify and hold harmless Pool Manager against the claim and/or the Arrest, and all costs, losses, liabilities and expenses (including legal expenses) arising therefrom;

(d)        without limitation to the foregoing, provide security acceptable to the arresting party or the court authorizing the Arrest to ensure such Arrest is lifted.

6.4                                              (a) In the event of the Pool Manager suffering and/or incurring any loss and/or damage and/or liability of any nature whatsoever arising directly or indirectly out of the fixing of tonnage contemplated in 12.1, then the Owners, each jointly and severally, shall indemnify and hold harmless the Pool Manager in respect of any such loss and/or damage and/or liability, provided always that such loss and/or damage and/or liability does not arise in connection with the wilful default and/or negligence of the Pool Manager.

(b) In the event of an Owner suffering and/or incurring any loss and/or damage and/or liability of any nature whatsoever arising directly or indirectly out of the fixing of tonnage by the Pool Manager contemplated in 12.1 or otherwise, then the Pool Manager shall indemnify and hold harmless the Owner in respect of any such loss and/or damage and/or liability, provided always that such loss and/or damage and/or liability arose in connection with the wilful default and/or negligence of the Pool Manager.

(c) It is understood that any loss, damage and/or liability as contemplated in 6.4(a) and/or (b) shall, in the absence of wilful default and/or negligence of the Pool Manager, be recovered from Pool revenue in the first instance and reimbursed from insurance proceeds thereafter.

6.5                                              The Pool Manager shall arrange insurance to cover their exposure for default and negligence as contemplated in this clause and elsewhere in this agreement, the premium for which is to be recovered as an expense to the Pool.

6.6                                              The Pool Manager’s liability to an Owner for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to a Vessel) and howsoever arising in the course of performance of the obligations under this clause 6 shall, for each incident or series of incidents giving rise to a claim or claims, in no case exceed a total of ten (10) times the annual aggregate management fee for the Vessels entered in the Pool in the calendar year in which the incident/s arose (save where loss, damage, delay or expense has resulted from the Pool Manager’s personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result).

7.                                                        Competing Business

7.1                                               It is accepted that the Pool Manager has existing joint venture agreements that might, from time to time, compete with the Pool. The Pool Manager shall not be precluded from conducting the business of the Pool in any way by virtue of the fact that it may be competing directly or indirectly with any of the interests of the Owners or their associates.

Notwithstanding the restriction in Clause 2.3 imposed on the Pool Manager’s authority in fixing CoA’s for a maximum term of 12 months / 12 cargoes and any other provisions of this agreement, it is recorded that GS has been engaged in contract development in respect of a CoA tender that is in excess of the stipulated 12 months / 12 cargoes (“the Ambatovy Project”); and it is agreed that whilst the CoA under the Project will, to the extent awarded to GS, be made available to the Pool, GS will in no way be constrained in concluding, executing or amending the CoA or utilizing its vessels in the execution of the CoA.

7.2                                               Grindrod Shipping is currently involved  in  the  following trades  which  will, at Grindrod Shipping’s discretion,  remain outside of the Pool:

-                    Bulk Parcelling Service from Southern Africa to Europe and the Mediterranean including the Black Sea, the US Gulf and the Far East.

-                   Joint Venture between ITAS and IVS (IBC) with bulk parcels using wheat and grains as a base cargo from Australia, South America and Europe to South Africa and Mauritius. In terms of the joint venture, subject to market conditions the vessels are chartered for 2/3 laden legs and therefore could conflict/compete with the Pool for cargoes on the subsequent legs.

-                    Joint Venture between Phoenix Shipping and IVS – with bulk and breakbulk parcels from Far East to East coast and Southern Africa In terms of the JV subject to market conditions the vessels are chartered for 2/3 laden legs or longer period and therefore could conflict/compete with the Pool for cargoes on the subsequent legs.

-                    Operations of the cargo trades of Atlas Trading, a subsidiary of Grindrod Limited

8.                                                        Meeting of Pool members

8.1                                               The Pool Manager will arrange Pool Member meetings twice a year which representatives of the Pool Members will be invited to attend. Such meetings will take place once the budget for the coming year is finalized (normally during the month of November) and other meeting during the spring (normally during the month of May). Further meeting times to be mutually agreed.  All meetings shall be with not less than twenty-one (21) days’ notice stating the date, time, place and agenda for each meeting.

The Parties agree that such meetings shall be held in one of the following locations: Boston, Durban, London or Singapore.

These meetings shall not disclose sensitive information regarding Pool Members or third party competitors. The representatives for the Pool Members invited to the meetings are entitled to speak with due consideration to the importance of keeping confidential sensitive commercial information regarding Pool Members or third party competitors.

The Pool Members are furthermore obliged to keep commercially sensitive                         information   relating  to   Pool   Members   or   third   party competitors,     including   individual   agreements   and  terms   hereof, confidential. Consequently, such information may only be reported to the Pool Member meeting on issues relating hereto in an anonymous form whereby information cannot be identified as appertaining to any specific undertaking in competition with the Pool, and as a main rule on an aggregated basis only.

Decisions of the Pool Members shall be made by ordinary majority of those present.

The Pool Members shall elect their own chairman for each meeting.

9.                                                          Not used.

10.                                               Entrance of tonnage

10.1                                      Each Owner to apply for approval of their tonnage in accordance with clause 3 to the Pool Manager latest 10 days prior to the expected delivery of each vessel into the Pool and the Pool Manager to confirm its approval, in writing, within 1 working day.

10.2                                      Vessels outside the description in clause 3 may be approved by the Pool Manager in their discretion.

11.                                               Withdrawal of Vessels from the Pool

11.1                                      An Owner shall be entitled to withdraw its Vessel from the Pool with three (3) months’ prior written notice to the Pool Manager, or otherwise as provided for in the shareholders’ agreement dated on or around 9 December 2013 in respect of IVS Bulk Pte. Ltd., subject to the Vessel completing its committed schedule of voyages. The Pool Manager will be entitled to require the withdrawal of a Pool Vessel from the Pool if such Vessel fails to comply with the minimum qualifications set out in Clause 3.1 (or if capable of remedy is not so remedied within thirty (30) days).

11.2                                      Once a Pool Vessel is withdrawn from the Pool, the Owner of such Vessel shall have no further rights or obligations in connection with this Agreement, but all accrued rights and obligations shall remain in force.

12.                                               Chartering in

12.1                                      The Pool Manager  shall be entitled, where in its sole discretion it considers it necessary for the proper operation of the Pool to charter in additional tonnage as required on such terms as it in its sole discretion deems fit, within the limits of authority.   Such tonnage is not to be limited to the description as per Clause 3 of this Agreement. For any such vessel or vessels employed by the Pool, the actual earnings/losses to be distributed to the Pool partners shall be as per their ship/days participation in the Pool. The Pool Managers will enter such chartered in tonnage for P & I, FD&D and Charterers Liability Insurance in its own name and the costs of such insurance cover shall be recovered from Pool revenue.

13.                                               Terms

13.1                                   NYPE 93 proforma c/p as attached hereto at Appendix 2 to be utilized as base c/p and Pool Manager to enter time charter fixtures with due regard to the terms thereof, but, subject to the terms of this Agreement,  without limiting their sole discretion as to the terms of fixing.

14.                                               Delivery/Redelivery time and place

14.1                                      A Pool Vessel to be delivered to the Pool at  any time, day or  night, weekdays or holidays as agreed in writing between the Parties. The relevant Owner to keep the Pool Manager closely advised of possible changes in the relevant Vessel’s position and expected date of delivery.

14.2                                      A Pool Vessel may be redelivered  from the Pool at any time, day or night, weekdays  or holidays  as agreed in writing between the Parties.  The vessel is to be redelivered in an equivalent area to where the Vessel  entered  the  Pool, or as agreed otherwise.

15.                                               Bunkers

15.1                                         Each Pool Vessel to be delivered  to the Pool with bunkers as on board, but always  sufficient  to reach nearest  major  bunkering port or place and such Pool Vessel shall be redelivered with about same quantities.

15.2                                         The  Pool  Manager  to  take  over  and  pay  for all bunkers  remaining onboard  on delivery at last paid net price (for the quantities onboard) as evidenced by supporting vouchers and receipts and  Owners to take over and pay for all bunkers remaining onboard on redelivery on same cost basis.

16.                                               Loss of time/suspension

16.1                                         Loss of time for which the vessel can be placed off-hire under  the terms of the NYPE 93 proforma  C/P shall be regarded as time off-hire for the purposes of the Pool.

17.                                               Weather Routing

17.1                                         The  Pool Manager  have  the  option  to  weather  route  the  vessel or passage, in which case the Master is to give full co-operation.  Cost of the weather routing bureau shall be borne by the Pool.

18.                                               Grabs

Where  the Pool Vessels are fitted with grabs, they should  be sufficient for the self loading/discharging  of all Vessels’ holds and to be provided at the Owners’ time and expense. Owners shall be responsible for breakdown/supplying spare parts/expenses for repairing and normal maintenance works performed by crew such as greasing, cleaning and painting.

19.                                               Intermediate hold cleaning

19.1                                         It  is  recognised  that  cleaning   of  a Vessel’s  holds  between  voyages remains  the  Owner’s  responsibility,  however,  cleaning  expenses involved  shall be considered  a voyage  cost and thus covered  by the Pool, and the time used shall not constitute off-hire.

20.                                               Non-assignment

20.1                                         Neither Party shall, without the prior written consent of the other, assign or otherwise dispose of any rights or obligations arising under this Agreement.

21.                                               Arbitration

21.1                                      This Agreement is governed by and shall be interpreted in accordance with English law.

21.2                                      All disputes arising under or in connection with this Agreement shall be referred to arbitration in London.  The arbitration shall be conducted in accordance with one of the following London Maritime Arbitrators’ Association (“LMAA”) rules:

21.2.1        Where the amount claimed by the claimants is less than US$50,000, excluding interest, the reference shall be to a sole arbitrator and the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure;

21.2.2                         In any case where the LMAA procedures referred to above do not apply, the reference shall be to three arbitrators (one to be appointed by each of the parties and the third by the arbitrators so chosen) in accordance with the LMAA terms in force at the relevant time.

All arbitrators appointed shall be members of the LMAA.

22.                                               Revenue

22.1                                      The net revenue is the total income derived from trading of ships in the Pool less all voyage and operating expenses and the recovery of overheads. The  net  revenue to be distributed on the basis  of  the relative trading values of the ships as set forth in Appendix 3.

23.                                               Remittance

23.1                                      Funds equal to the estimated net revenue will be distributed to the Pool Members monthly in arrears as an account payment.

23.2                                      A monthly accounting report will be made for the Pool showing the actual result  for  each  vessel whereafter balances  of  earnings and adjustment to previous months will be settled in accordance with Appendix 3, clause 3.

24.                                               Overheads

Pool Manager shall charge US$200 per ship per day plus 2% of net revenue.

25.                                               Confidentiality

25.1                                      The Agreement shall not be shown nor its contents divulged to any third party by either party to it without the prior written consent of the other.  Each Party is permitted to disclose this Agreement to its legal and other professional advisors and/or if required by law to any other party.

26.                                               Bank Accounts

26.1                                      All moneys collected by the Pool Manager in connection with and/or arising from the performance of this Agreement shall be paid into a bank account in the name of the Pool Members (or clearly designated as being the bank account relating to this Pool) and shall in any event remain payable by the Pool Manager to the Owners in accordance with this Agreement.

27.                                               Trading Restrictions

27.1                                      The Pool Manager agrees that when arranging employment for the Pool Vessels it shall comply with all Trading Restrictions (as defined below) that apply to the operations and trading of each Vessel with respect to the performance of this Agreement and agrees that the Pool Manager shall not take any action, or direct that any actions are taken, that will cause the Owners to violate or be subject to penalty under such Trading Restrictions.

“Trading Restrictions” means any restrictions to the trading areas or employment of each Vessel that arise by virtue of any embargo or sanctions or prohibitions order (or any similar order or directive) of the United States of America or the European Union as if the Owner was a national of the United States of America and/or the European Union.

28.                                               Conflict

28.1                    In case of any conflict between the conditions and requirements of this Agreement and any attachment hereto, this Agreement shall prevail.

29.                                               Notices

29.1                                      Any notice to be given by any Party to the other Parties hereto shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

29.2                                         The address of the Parties for service of such communication shall be as follows:

To the Owner:

[Owner]

[•]

To the Pool Manager:

[•]

APPENDIX 1

POOL VESSELS

APPENDIX 2

[NYPE 93]

POOL

AGREEMENT

between

XXXXXX

and

GRINDROD SHIPPING PTE

LTD

(IVS POOL)

Appendix 3

This schedule sets out the basis on which Grindrod Shipping shall distribute trading profits and losses.

1.                                       Net Revenue

The net revenue (referred to as “time-charter rate” below) is the total income derived from trading of ships less all voyage and operating expenses including any losses, damages, costs, charges and expenses which are incurred or sustained as a result of the act, omission, neglect or default of Pool Manager.

2.                                       Distribution of Net Revenue

a)              It is agreed that the net revenue derived from the trading of ships placed in the Pool will be distributed on the basis of the relative trading values of the ships in the Pool from time to time. For the sake of convenience these relative trading values will be calculated as time-charter rates expressed in US Dollars per day as if the ships were time-chartered by the Pool and will herein be termed ‘time-charter rates’.

b)              It is agreed that the ‘time-charter rate’ and the consequential relative distribution (index weighting) for each ship shall be assessed by the Pool Manager annually on the basis of the following parameters prevailing from time to time – initially according to yard specifications for new ships and thereafter according to actual performance of the ship, and applied for the year ahead:

The selection of an adequate and representative trading pattern. A consequential set of voyage calculations Vessels’ speed and bunker consumption relations Cargo intakes Cubic sizes Part cargo/full cargo relations Freight level relative to sizes Additional criteria, if any, observed by Pool Manager or Owners influencing in a relevant and measurable form the relative trading value of the ships for the period in question.

An individual ship’s relative weighting may fluctuate if ships are added to or removed from the Pool from time to time. The index weightings and calculations are to be made available to the Owners immediately after any review.

The routes applicable at the outset and the index weighting derived from those routes as it applies to a selection of generic vessels, are set out in appendix B.

c)               An annual review and determination of distribution percentages shall include review of the above parameters in addition to the number of actual performance days together with an assessment of the vessels actual performance.

Additional parameters of relevance are to be included if required.

d)              In addition to the annual review, the ‘time-charter rates’ shall be adjusted whenever necessary to take account of factors which materially alter the relative trading value of the ships such as:

(i)                       Major changes in the projected trading pattern of the fleet.

(ii)                   Major deviations of the actual trading pattern from the projected trading pattern of the fleet.

(iii)               Major changes in trading freight rate levels, bunker prices and other costs.

(iv)               Repeated failure of ships to reach stated performance standards.

(v)                   Repeated improvement in the stated performance standards of the vessels.  The Pool Manager shall review performance standards of each Vessel three (3) months from each Vessel’s delivery into the Pool.

e)              To arrive at the proportions for the distribution of the net revenue, it is assumed that the ships are continuously ‘on hire’ to the Pool from the time the ships are placed under the commercial management of the Pool Manager. However, if for any of the reasons under a basic  [NYPE93] the ships are temporarily off-hire or subject to damage for detention, they shall be ‘off-hire’.

3.                                       Remittances

Grindrod Shipping shall remit funds as follows:

(i)              At each calendar month-end the Pool Manager shall determine the estimated time charter rate for that month and will distribute that within (7) days of month end as an on account payment.

Quarterly summary reports will be issued in arrears by the Pool Manager, reconciling monthly payments and actual net revenue earned. Any balance payable to or receivable from the Pool members will be added to or deducted from the next monthly payment(s) as the case may be. If there are net negative net earnings the Owner shall remit funds to the Pool Manager within the same time periods.

POOL AGREEMENT

between

XXXXXX

and

GRINDROD SHIPPING PTE LTD

(IVS POOL)

Appendix 4

APPENDIX 4

ACCESSION LETTER

To:	[ ] as Pool Manager

From:	[Owner/Disponent Owner]

Dated:

Dear Sirs

RE: [DESCRIPTION OF POOLING AGREEMENT]

dated [  ] (the “ Pooling Agreement”)

1                                                 We refer to the Pooling Agreement and confirm that this is an Accession Letter in relation to the Pooling Agreement.

2                                                 [Name of Owner/Disponent Owner] agrees to become an Owner (as the term is defined in the Pooling Agreement) and to be bound by the terms and conditions of the Pooling Agreement in that capacity.

3                                                 For the purposes of Clause [29.2] of the Pooling Agreement, [Name of Owner/Disponent Owner]’s details for notices/communications are as follows:

Address:

Fax No:

Attention:

4                                                 This Accession Agreement is governed by English law.

Yours sincerely,

For and on behalf of [Name of Owner/Disponent Owner]

Execution page

This document has been entered into by the Parties on the date set out at the beginning of this document.

Signed by	)
[name of authorised signatory]	)
duly authorised for and on behalf of	)
[NAME OF OWNER]	)

sign here:
[One signature block for each Owner]		[title of authorised signatory]

print name:

Signed by	)
[name of authorised signatory]	)
duly authorised for and on behalf of	)
Grindrod Shipping Pte. Ltd.	)

sign here:
[title of authorised signatory]

print name:

HANDYSIZE POOL

AGREEMENT

between

XXXXXX

and

GRINDROD SHIPPING PTE LTD

(IVS POOL)

This Agreement is made on the           day of               2013

BY AND BETWEEN

(1) [        ] as Owner or Disponent Owner of vessels entering the Pool pursuant to this Agreement; and

(2) GRINDROD SHIPPING PTE LTD (GS) as Owner or Disponent Owner of vessels entering the Pool pursuant to this Agreement,

(together, jointly referred to as “Owners” and severally as “Owner”); and

(3) GRINDROD SHIPPING PTE LTD, acting as Pool Manager (“Pool Manager”).

together the Parties and each a Party.

CONSIDERING THAT WHEREAS:

(1)                             Each of the Owners has agreed, that it is in the their mutual interest to operate their vessels in a Pooling arrangement in accordance with the terms of this Agreement, (the “Pool”) ensuring a flexible and efficient commercial operation of each of the Vessels in the Pool, with the purpose of maximising the income for the various Owners, and

(2)                             The Pool Manager will conduct the affairs of the Pool on behalf of the Owners, solely for the account and risk of the respective Owners who are members of the Pool (the “Pool Members”).

NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.                                   Purpose of the Pool

1.1                          The Pool Manager will seek to employ the vessels entered in the Pool in accordance with the terms and conditions of this Agreement (each a “Vessel” and together the “Pool Vessels”) with the aim of securing the best possible earnings for the Owners. The Pool Vessels being entered into the Pool as at the date of this Agreement are those identified in Appendix 1.

1.2                          The Pool Manager shall be entitled in its own name, to enter into contracts for the employment of the Pool Vessels including, but not limited to, Voyage Charters, Contracts of Affreightment and Time Charters (“Pooling Contracts”). However, the Owners acknowledge that in so doing the Pool Manager does so in discharge of its functions as Pool Manager and in its capacity as Pool Manager and as agent for and on behalf of, and for the benefit of, the Owners.

1.3                          The Pool Manager shall serve as the vehicle for entering the Pooling Contracts, and to operate the Pool Vessels to service the Pooling Contracts pursuant to the terms of this Agreement. Notwithstanding the foregoing, as between the Pool Manager and the Owners, the Owner of the Vessel nominated to perform the fixture by the Pool Manager, shall be considered the Vessel’s owner under the particular Pooling Contract concerned.

1.4                          All revenues earned from the operation of the Pool Vessels shall, after deduction of all costs involved in the operation of the Pool, be shared between the Owners in the manner prescribed by this Agreement. Any costs and expenses incurred by the Pool Manager as a result of the activities of the Pool shall be reimbursed to the Pool Manager pursuant to the terms of this Agreement.

2.                                   Organisation & Authority

2.1                          Subject to the terms and conditions herein provided, during the period of this Agreement the Pool Manager shall carry out the operation of the Pool in respect of the Pool Vessels as agents for and on behalf of the Owners. The Pool Manager shall have authority to take such actions as they may from time to time consider to be necessary or desirable to enable them to perform this Agreement and carry out the operation of the Pool in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

2.2                          The Pool will be operated by the Pool Manager out of Singapore and utilizing their chartering/operating/accounting organisation. The Pool Manager will also utilize the capability of its offices in London, Tokyo, Vancouver and Durban (which shall form an integral part of the commercial organisation within their predefined geographical areas) but always under the directions of the Pool Manager.

2.3                          The Pool Manager’s day to day fixing authority will be up to maximum 13 months duration with regard to chartering in or out of vessels and coa’s of maximum 12 months’ duration or maximum 12 cargoes. Any charter in or out in excess of this is to be approved by the relevant Pool Vessel’s Owner. Pooling Contracts are to be concluded on such terms as the Pool Manager in its sole discretion, acting reasonably, deems appropriate. In entering Time charter fixtures, the Pool Manager shall have regard to the pro-forma time charter attached hereto as Appendix 2.

2.4                          New Owners entering one or more vessels into the Pool shall, as a condition precedent to their vessel(s) being so entered, sign an Accession Letter in the form attached hereto as Appendix 4.

3.                                   The Fleet

3.1                          The vessels which are eligible for entry in the Pool shall be all handysize bulk carriers controlled by the Owners with the following minimum qualifications:-

-The vessels to range from 25,000 DWT to 33,000 DWT

- Maximum 20 years old,

- geared with minimum 25 MTS cranes,

- Single deck, 5/5 holds/hatches,

- Non-laker and preferably shallow drafted.

3.2                          It is understood that the Pool may be expanded from time to time as operational and cargo commitments require by taking further vessels on charter (subject to the provisions of Clause 2.3 above) and providing them to the Pool and/or adding further parties to the Pool. If the Pool is so expanded, the Pool Manager shall promptly notify the Owners in writing.

4.                                   Pool Manager Obligations

4.1                          All activities undertaken by the Pool Manager, in accordance with this Agreement, are undertaken for and at the entire risk and account of the Owners, the Pool Manager acting only as their agents in this regard.

4.2                          The Pool Manager has the obligation and is hereby authorized by the Owners to:

4.2.1             Find and conclude the best possible employment for the Pool Vessels including, but not limited to, the Pooling Contracts. In this regard, the Pool Manager is authorised to enter into the Pooling Contracts in its own name.

4.2.2             Use all reasonable endeavours to secure full employment of the Pool Vessels;

4.2.3             Arrange all necessary instructions for the proper performance and execution of every employment undertaken;

4.2.4             Appoint port and canal agents for the Pool Vessels;

4.2.5             Collect and receive all freights, dead freights, demurrages, hires and other earnings of the Pool Vessels and to recover all amounts etc due to the Pool from any party with whom the Pool (through the Pool Manager) has a contractual commitment;

4.2.6             Pay brokerages, commissions, port and canal charges, stevedoring expenses, bunkers and any other expenses properly incurred in relation to the operation of the Pool Vessels. Furthermore to settle expenses incurred for the Owners’ account and same may at any time be deducted from the monthly arrear payment(s) and/or the quarterly Pool revenue remittance(s);

4.2.7             Negotiate and contract for the supply of bunkers, towage, agency and other agreements necessary for the proper performance of the Pool Vessels;

4.2.8             Keep each Owner well informed about the position of their Vessel and to co-operate with them in relation to planned dry-docking and/or repairs;

4.2.9             Subject to the prior written consent of the relevant Owner, not to be unreasonably withheld, undertake actions and other legal proceedings and demands arising in connection with the employment of the Pool Vessels, and to compromise, refer to Arbitration, abandon, submit to judgement or settle any such action or proceedings, but always in close liaison and agreement with the Owner and/or his Underwriters’ and/or P & I Club and save that in respect of claims of US$ 50 000 or less no prior consent is required. When requested by the Owner in writing to do so, the Pool Manager shall assign to the Owner such future rights in and associated with recovery of claims arising out of or in connection with the employment by the Pool Manager of the relevant Owner’s Vessel.

4.2.10    Keep correct books, records and accounts in U.S. dollars relating to the Pool’s activities concerning the employment of the Pool Vessels;

4.2.11    Allocate and/or make payments to the Owners according to the index forming part of this Agreement;

4.2.12    Upon request make available all books/records and account for review at Pool Manager’s premises in Singapore;

4.2.13    Provide Owners with a complete monthly report outlining the Pool’s earnings since the last report, accumulative quarter to date, actual voyage results and indexed Pool contributions. The monthly report shall also include a comparison of the consolidated Pool earnings against the Baltic Handysize Index together with information regarding performance of the Atlantic-Pacific markets.

5.                                   Owner obligations

Throughout the period of operation of this Agreement each Owner shall:

5.1                          place all its vessels matching the fleet description at the disposal of the Pool Manager under the conditions of this Agreement to be operated by the Pool Manager in the Pool for the full risk and account of the Owner. The vessels shall have no commitments or restrictions limiting the Vessels’ trading in world-wide trading, except as imposed by the Vessels’ country flag authorities and/or the United States of America and/or the United Nations and/or EU sanctions and/or the Vessels’ insurances and/or and as per relevant charter in-charterparty;

5.2                          control all technical ship management issues such as (but without restricting the generality of the obligation) manning, maintenance, repairs and supply of stores and spare parts and hull and machinery insurance and pay for all associated costs. The timing of scheduled dry-docking, repairs, special surveys, etc. shall be planned by the Owner in close consultation with the Pool Manager;

5.3                          arrange and pay for all necessary insurance including Hull and Machinery or Charterers Damage to Hull War, P+l and FDD cover. The Owner will ensure that the Pool Manager is co-assured under the insurance policies. The Owner shall arrange payment of premiums due, and warrant that the Pool Manager shall be co-assured under such insurance without recourse to them in respect of payment of calls and/or premiums, unless agreed otherwise;

5.4                          be obliged promptly to inform the Pool Manager about any activities undertaken which compete or may compete with the activities of the Pool. In such event the Pool Manager shall be entitled to restrict information given about the Pool to the relevant party or parties;

5.5                          at the request of the Pool Manager, pursue in their own name and at their own risk and expense, but for the benefit of the Pool, recovery from their own contractual partners, (be they Head Owner or Disponent Owner) under the charter parties entered into in respect of the Pool Vessels by the Owner, of all and any amounts that the Pool Manager has been unable to collect under the Pooling Contracts (be it in the form of freight, deadfreight or demurrage, or on account of equitable or legal right of set-off or otherwise) caused or reasonably thought to be caused by any breach of contract or negligent act or omissions by the said contractual partners.

6.                                   Liabilities

6.1       It is hereby acknowledged and agreed between the Parties hereto that neither this Agreement nor any of the arrangements contemplated hereby shall constitute a partnership between the Owners (per se) and/or between an Owner or the Owners and the Pool Manager or make an Owner or the Owners and/or the Pool Manager jointly and severally liable for each other’s obligations and liabilities arising out of, under or in connection with this Agreement.

6.2       All claims of whatsoever nature, either in contract, tort or otherwise against the Pool Manager arising out of, under or in connection with the Pooling Contracts, shall be paid and/or settled in full by the Owner of the ship concerned in the performance of the Pooling Contract in respect of which the claim arises. For the purposes of this Agreement, all such claims shall be deemed the proper responsibility of the Owner of the ship concerned in the performance of the Pooling Contract in respect of which the said claim arises subject always to the provisions of Clause 6.3 of this Agreement. The Owners, each severally, shall indemnify and hold harmless each other and the Pool Manager from all and any loss and/or damage and/or any liability of any nature whatsoever, (including but not restricted to any loss and/or damage and/or liability which is suffered and/or incurred and/or may become payable by the Pool Manager or (innocent) Owner arising out of, under, or in connection with any fixture entered into pursuant to this Agreement which may be incurred as a consequence of any breach of contract and/or act and/or omission committed by the Owner, his servants or agents), PROVIDED ALWAYS that such loss and/or damage and/or liability does not arise from or in connection with the wilful default and/or negligence of the Pool Manager.

6.3       If a claim is made against an Owner and/or or any seizure, distraint, arrest, detention, attachment or the like (“Arrest”) is effected in respect of property owned, controlled or possessed by such Owner by reason of a claim against the Pool Manager which has arisen through their wilful default under this Agreement or their negligence, the Pool Manager shall:

(a)  indemnify and hold harmless such Owner against the claim and/or the Arrest, and all costs, losses, liabilities and expenses (including legal expenses) arising therefrom;

(b)  without limitation to the foregoing, provide security acceptable to the arresting party or the court authorizing the Arrest to ensure such Arrest is lifted.

If a claim is made against the Pool Manager and/or or any seizure, distraint, arrest, detention, attachment or the like (“Arrest”) is effected in respect of property owned, controlled or possessed by the Pool Manager by reason of a claim against the Owner the Owner shall:

(c)  indemnify and hold harmless Pool Manager against the claim and/or the Arrest, and all costs, losses, liabilities and expenses (including legal expenses) arising therefrom;

(d)  without limitation to the foregoing, provide security acceptable to the arresting party or the court authorizing the Arrest to ensure such Arrest is lifted.

6.4       (a) In the event of the Pool Manager suffering and/or incurring any loss and/or damage and/or liability of any nature whatsoever arising directly or indirectly out of the fixing of tonnage contemplated in 12.1, then the Owners, each jointly and severally, shall indemnify and hold harmless the Pool Manager in respect of any such loss and/or damage and/or liability, provided always that such loss and/or damage and/or liability does not arise in connection with the wilful default and/or negligence of the Pool Manager.

(b) In the event of an Owner suffering and/or incurring any loss and/or damage and/or liability of any nature whatsoever arising directly or indirectly out of the fixing of tonnage by the Pool Manager contemplated in 12.1 or otherwise, then the Pool Manager shall indemnify and hold harmless the Owner in respect of any such loss and/or damage and/or liability, provided always that such loss and/or damage and/or liability arose in connection with the wilful default and/or negligence of the Pool Manager.

(c) It is understood that any loss, damage and/or liability as contemplated in 6.4(a) and/or (b) shall, in the absence of wilful default and/or negligence of the Pool Manager, be recovered from Pool revenue in the first instance and reimbursed from insurance proceeds thereafter.

6.5       The Pool Manager shall arrange insurance to cover their exposure for default and negligence as contemplated in this clause and elsewhere in this agreement, the premium for which is to be recovered as an expense to the Pool.

6.6       The Pool Manager’s liability to an Owner for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to a Vessel) and howsoever arising in the course of performance of the obligations under this clause 6 shall, for each incident or series of incidents giving rise to a claim or claims, in no case exceed a total of ten (10) times the annual aggregate management fee for the Vessels entered in the Pool in the calendar year in which the incident/s arose (save where loss, damage, delay or expense has resulted from the Pool Manager’s personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result).

7.         Competing Business

7.1       It is accepted that the Pool Manager has existing joint venture agreements that might, from time to time, compete with the Pool. The Pool Manager shall not be precluded from conducting the business of the Pool in any way by virtue of the fact that it may be competing directly or indirectly with any of the interests of the Owners or their associates.

Notwithstanding the restriction in Clause 2.3 imposed on the Pool Manager’s authority in fixing CoA’s for a maximum term of 12 months / 12 cargoes and any other provisions of this agreement, it is recorded that GS has been engaged in contract development in respect of a CoA tender that is in excess of the stipulated 12 months / 12 cargoes (“the Ambatovy Project”); and it is agreed that whilst the CoA under the Project will, to the extent awarded to GS, be made available to the Pool, GS will in no way be constrained in concluding, executing or amending the CoA or utilizing its vessels in the execution of the CoA.

7.2       Grindrod Shipping is currently involved in the following trades which will, at Grindrod Shipping’s discretion, remain outside of the Pool:

-     Bulk Parcelling Service from Southern Africa to Europe and the Mediterranean including the Black Sea, the US Gulf and the Far East.

-     Joint Venture between ITAS and IVS (IBC) with bulk parcels using wheat and grains as a base cargo from Australia, South America and Europe to South Africa and Mauritius. In terms of the joint venture, subject to market conditions the vessels are chartered for 2/3 laden legs and therefore could conflict/compete with the Pool for cargoes on the subsequent legs.

-     Joint Venture between Phoenix Shipping and IVS – with bulk and breakbulk parcels from Far East to East coast and Southern Africa In terms of the JV subject to market conditions the vessels are chartered for 2/3 laden legs or longer period and therefore could conflict/compete with the Pool for cargoes on the subsequent legs.

-     Operations of the cargo trades of Atlas Trading, a subsidiary of Grindrod Limited

8.         Meeting of Pool members

8.1       The Pool Manager will arrange Pool Member meetings twice a year which representatives of the Pool Members will be invited to attend. Such meetings will take place once the budget for the coming year is finalized (normally during the month of November) and other meeting during the spring (normally during the month of May). Further meeting times to be mutually agreed. All meetings shall be with not less than twenty-one (21) days’ notice stating the date, time, place and agenda for each meeting.

The Parties agree that such meetings shall be held in one of the following locations: Boston, Durban, London or Singapore.

These meetings shall not disclose sensitive information regarding Pool Members or third party competitors. The representatives for the Pool Members invited to the meetings are entitled to speak with due consideration to the importance of keeping confidential sensitive commercial information regarding Pool Members or third party competitors.

The Pool Members are furthermore obliged to keep commercially sensitive information relating to Pool Members or third party competitors, including individual agreements and terms hereof, confidential. Consequently, such information may only be reported to the Pool Member meeting on issues relating hereto in an anonymous form whereby information cannot be identified as appertaining to any specific undertaking in competition with the Pool, and as a main rule on an aggregated basis only.

Decisions of the Pool Members shall be made by ordinary majority of those present.

The Pool Members shall elect their own chairman for each meeting.

9.         Not used.

10.       Entrance of tonnage

10.1     Each Owner to apply for approval of their tonnage in accordance with clause 3 to the Pool Manager latest 10 days prior to the expected delivery of each vessel into the Pool and the Pool Manager to confirm its approval, in writing, within 1 working day.

10.2     Vessels outside the description in clause 3 may be approved by the Pool Manager in their discretion.

11.       Withdrawal of Vessels from the Pool

11.1     An Owner shall be entitled to withdraw its Vessel from the Pool with three (3) months’ prior written notice to the Pool Manager, or otherwise as provided for in the shareholders’ agreement dated on or around 9 December 2013 in respect of IVS Bulk Pte. Ltd., subject to the Vessel completing its committed schedule of voyages. The Pool Manager will be entitled to require the withdrawal of a Pool Vessel from the Pool if such Vessel fails to comply with the minimum qualifications set out in Clause 3.1 (or if capable of remedy is not so remedied within thirty (30) days).

11.2     Once a Pool Vessel is withdrawn from the Pool, the Owner of such Vessel shall have no further rights or obligations in connection with this Agreement, but all accrued rights and obligations shall remain in force.

12.      Chartering in

12.1     The Pool Manager shall be entitled, where in its sole discretion it considers it necessary for the proper operation of the Pool to charter in additional tonnage as required on such terms as it in its sole discretion deems fit, within the limits of authority.  Such tonnage is not to be limited to the description as per Clause 3 of this Agreement. For any such vessel or vessels employed by the Pool, the actual earnings/losses to be distributed to the Pool partners shall be as per their ship/days participation in the Pool. The Pool Managers will enter such chartered in tonnage for P & I, FD&D and Charterers Liability Insurance in its own name and the costs of such insurance cover shall be recovered from Pool revenue.

13.      Terms

13.1     NYPE 93 proforma c/p as attached hereto at Appendix 2 to be utilized as base c/p and Pool Manager to enter time charter fixtures with due regard to the terms thereof, but, subject to the terms of this Agreement, without limiting their sole discretion as to the terms of fixing.

14.       Delivery/Redelivery time and place

14.1     A Pool Vessel to be delivered to the Pool at any time, day or night, weekdays or holidays as agreed in writing between the Parties. The relevant Owner to keep the Pool Manager closely advised of possible changes in the relevant Vessel’s position and expected date of delivery.

14.2     A Pool Vessel may be redelivered from the Pool at any time, day or night, weekdays or holidays as agreed in writing between the Parties. The vessel is to be redelivered in an equivalent area to where the Vessel entered the Pool, or as agreed otherwise.

15.       Bunkers

15.1     Each Pool Vessel to be delivered to the Pool with bunkers as on board, but always sufficient to reach nearest major bunkering port or place and such Pool Vessel shall be redelivered with about same quantities.

15.2     The Pool Manager to take over and pay for all bunkers remaining onboard on delivery at last paid net price (for the quantities onboard) as evidenced by supporting vouchers and receipts and Owners to take over and pay for all bunkers remaining onboard on redelivery on same cost basis.

16.       Loss of time/suspension

16.1     Loss of time for which the vessel can be placed off-hire under the terms of the NYPE 93 proforma C/P shall be regarded as time off-hire for the purposes of the Pool.

17.       Weather Routing

17.1     The Pool Manager have the option to weather route the vessel or passage, in which case the Master is to give full co-operation. Cost of the weather routing bureau shall be borne by the Pool.

18.       Grabs

Where the Pool Vessels are fitted with grabs, they should be sufficient for the self loading/discharging of all Vessels’ holds and to be provided at the Owners’ time and expense. Owners shall be responsible for breakdown/supplying spare parts/expenses for repairing and normal maintenance works performed by crew such as greasing, cleaning and painting.

19.       Intermediate hold cleaning

19.1     It is recognised that cleaning of a Vessel’s holds between voyages remains the Owner’s responsibility, however, cleaning expenses involved shall be considered a voyage cost and thus covered by the Pool, and the time used shall not constitute off-hire.

20.       Non-assignment

20.1     Neither Party shall, without the prior written consent of the other, assign or otherwise dispose of any rights or obligations arising under this Agreement.

21.       Arbitration

21.1     This Agreement is governed by and shall be interpreted in accordance with English law.

21.2     All disputes arising under or in connection with this Agreement shall be referred to arbitration in London. The arbitration shall be conducted in accordance with one of the following London Maritime Arbitrators’ Association (“LMAA”) rules:

21.2.1 Where the amount claimed by the claimants is less than US$50,000, excluding interest, the reference shall be to a sole arbitrator and the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure;

21.2.2 In any case where the LMAA procedures referred to above do not apply, the reference shall be to three arbitrators (one to be appointed by each of the parties and the third by the arbitrators so chosen) in accordance with the LMAA terms in force at the relevant time.

All arbitrators appointed shall be members of the LMAA.

22.       Revenue

22.1     The net revenue is the total income derived from trading of ships in the Pool less all voyage and operating expenses and the recovery of overheads. The net revenue to be distributed on the basis of the relative trading values of the ships as set forth in Appendix 3.

23.       Remittance

23.1     Funds equal to the estimated net revenue will be distributed to the Pool Members monthly in arrears as an account payment.

23.2     A monthly accounting report will be made for the Pool showing the actual result for each vessel whereafter balances of earnings and adjustment to previous months will be settled in accordance with Appendix 3, clause 3.

24.       Overheads

Pool Manager shall charge US$200 per ship per day plus 2% of net revenue.

25.       Confidentiality

25.1     The Agreement shall not be shown nor its contents divulged to any third party by either party to it without the prior written consent of the other. Each Party is permitted to disclose this Agreement to its legal and other professional advisors and/or if required by law to any other party.

26.      Bank Accounts

26.1     All moneys collected by the Pool Manager in connection with and/or arising from the performance of this Agreement shall be paid into a bank account in the name of the Pool Members (or clearly designated as being the bank account relating to this Pool) and shall in any event remain payable by the Pool Manager to the Owners in accordance with this Agreement.

27.      Trading Restrictions

27.1     The Pool Manager agrees that when arranging employment for the Pool Vessels it shall comply with all Trading Restrictions (as defined below) that apply to the operations and trading of each Vessel with respect to the performance of this Agreement and agrees that the Pool Manager shall not take any action, or direct that any actions are taken, that will cause the Owners to violate or be subject to penalty under such Trading Restrictions.

“Trading Restrictions” means any restrictions to the trading areas or employment of each Vessel that arise by virtue of any embargo or sanctions or prohibitions order (or any similar order or directive) of the United States of America or the European Union as if the Owner was a national of the United States of America and/or the European Union.

28.      Conflict

28.1     In case of any conflict between the conditions and requirements of this Agreement and any attachment hereto, this Agreement shall prevail.

29.      Notices

29.1     Any notice to be given by any Party to the other Parties hereto shall be in writing and may be sent by fax, telex, registered or recorded mail or by personal service.

29.2     The address of the Parties for service of such communication shall be as follows:

To the Owner:

[Owner]

[•]

To the Pool Manager:

[•]

APPENDIX 1

POOL VESSELS

APPENDIX 2

[NYPE 93]

POOL
AGREEMENT

between

XXXXXX

and

GRINDROD SHIPPING PTE

LTD

(IVS POOL)

Appendix 3

This schedule sets out the basis on which Grindrod Shipping shall distribute trading profits and losses.

1.           Net Revenue

The net revenue (referred to as “time-charter rate” below) is the total income derived from trading of ships less all voyage and operating expenses including any losses, damages, costs, charges and expenses which are incurred or sustained as a result of the act, omission, neglect or default of Pool Manager.

2.           Distribution of Net Revenue

a)               It is agreed that the net revenue derived from the trading of ships placed in the Pool will be distributed on the basis of the relative trading values of the ships in the Pool from time to time. For the sake of convenience these relative trading values will be calculated as time-charter rates expressed in US Dollars per day as if the ships were time-chartered by the Pool and will herein be termed ‘time-charter rates’.

b)               It is agreed that the ‘time-charter rate’ and the consequential relative distribution (index weighting) for each ship shall be assessed by the Pool Manager annually on the basis of the following parameters prevailing from time to time – initially according to yard specifications for new ships and thereafter according to actual performance of the ship, and applied for the year ahead:

The selection of an adequate and representative trading pattern. A consequential set of voyage calculations Vessels’ speed and bunker consumption relations Cargo intakes Cubic sizes Part cargo/full cargo relations Freight level relative to sizes Additional criteria, if any, observed by Pool Manager or Owners influencing in a relevant and measurable form the relative trading value of the ships for the period in question.

An individual ship’s relative weighting may fluctuate if ships are added to or removed from the Pool from time to time. The index weightings and calculations are to be made available to the Owners immediately after any review.

The routes applicable at the outset and the index weighting derived from those routes as it applies to a selection of generic vessels, are set out in appendix B.

c)                An annual review and determination of distribution percentages shall include review of the above parameters in addition to the number of actual performance days together with an assessment of the vessels actual performance.

Additional parameters of relevance are to be included if required.

d)               In addition to the annual review, the ‘time-charter rates’ shall be adjusted whenever necessary to take account of factors which materially alter the relative trading value of the ships such as:

(i)                                  Major changes in the projected trading pattern of the fleet.

(ii)                              Major deviations of the actual trading pattern from the projected trading pattern of the fleet.

(iii)                          Major changes in trading freight rate levels, bunker prices and other costs.

(iv)                          Repeated failure of ships to reach stated performance standards.

(v)                              Repeated improvement in the stated performance standards of the vessels.  The Pool Manager shall review performance standards of each Vessel three (3) months from each Vessel’s delivery into the Pool.

e)               To arrive at the proportions for the distribution of the net revenue, it is assumed that the ships are continuously ‘on hire’ to the Pool from the time the ships are placed under the commercial management of the Pool Manager. However, if for any of the reasons under a basic [NYPE93] the ships are temporarily off-hire or subject to damage for detention, they shall be ‘off-hire’.

3.           Remittances

Grindrod Shipping shall remit funds as follows:

(i)               At each calendar month-end the Pool Manager shall determine the estimated time charter rate for that month and will distribute that within (7) days of month end as an on account payment.

Quarterly summary reports will be issued in arrears by the Pool Manager, reconciling monthly payments and actual net revenue earned. Any balance payable to or receivable from the Pool members will be added to or deducted from the next monthly payment(s) as the case may be. If there are net negative net earnings the Owner shall remit funds to the Pool Manager within the same time periods.

POOL AGREEMENT

between

XXXXXX

and

GRINDROD SHIPPING PTE LTD

(IVS POOL)

Appendix 4

APPENDIX 4

ACCESSION LETTER

To:                             [        ] as Pool Manager

From:    [Owner/Disponent Owner]

Dated:

Dear Sirs

RE: [DESCRIPTION OF POOLING AGREEMENT]

dated [        ] (the “ Pooling Agreement”)

1                                                    We refer to the Pooling Agreement and confirm that this is an Accession Letter in relation to the Pooling Agreement.

2                                                    [Name of Owner/Disponent Owner] agrees to become an Owner (as the term is defined in the Pooling Agreement) and to be bound by the terms and conditions of the Pooling Agreement in that capacity.

3                                                    For the purposes of Clause [29.2] of the Pooling Agreement, [Name of Owner/Disponent Owner]’s details for notices/communications are as follows:

Address:

Fax No:

Attention:

4                                                     This Accession Agreement is governed by English law.

Yours sincerely,

For and on behalf of [Name of Owner/Disponent Owner]

Execution page

This document has been entered into by the Parties on the date set out at the beginning of this document.

Signed by	)
[name of authorised signatory]	)
duly authorised for and on behalf of	)
[NAME OF OWNER]	)

sign here:
[One signature block for each Owner]		[title of authorised signatory]

print name:

Signed by	)
[name of authorised signatory]	)
duly authorised for and on behalf of	)
Grindrod Shipping Pte. Ltd.	)

sign here:
[title of authorised signatory]

print name:

SCHEDULE 5

FORM OF ADMINISTRATION MANAGEMENT AGREEMENT

COMPANY ADMINISTRATION MANAGEMENT AGREEMENT

THIS AGREEMENT is entered into on this [..] day of […] by and between:-

1. IVS BULK PTE. LTD. (which shall include any 100% owned subsidiaries and shall hereinafter be referred to as the “Principal”), a corporation organised and existing under the laws of Singapore with its registered office at 200 Cantonment Road, #03-01 Southpoint, Singapore; and

2. GRINDROD SHIPPING PTE. LTD. (hereinafter referred to as “Grindrod Shipping” or “Manager”), a corporation organised and existing under the laws of Singapore, with its registered office at 200 Cantonment Road, #03-01 Southpoint, Singapore.

WHEREAS:-

1.             The Principal is in the business of purchasing, owning and operating drybulk cargo ships (hereinafter called the “Vessels”) and, if in the favourable circumstances, selling the Vessels to third parties; and whereas

2.             The Principal group is to be structured by way of a holding company, IVS BULK PTE. LTD., which will hold 100% of the shares in special purpose companies, each of which will own a Vessel (hereinafter referred to as the “Principal Group”) ; and whereas

3.             The Principal is to be owned by Grindrod Shipping, [Regiment Capital Ltd.] and [Sankaty European Investments III S.à r.l.] and their relationship as shareholders is to be governed by a shareholders’ agreement dated on or about […] (the “JV Agreement”); and whereas

4.             The Principal wishes to appoint the Manager to provide corporate, administrative and accountancy services to each of the companies within the Principal Group from time to time upon the terms hereinafter set forth.

NOW in consideration of the mutual promises and covenants herein and other good and valuable consideration, the parties hereto agree as follows:-

ARTICLE 1.  RESPONSIBILITIES AND POWERS OF MANAGER

1.1 The Principal hereby appoints and the Manager hereby accepts appointment as administration manager of each company in the Principal Group from time to time and shall be responsible for the corporate, administrative and accounting functions of the Principal Group, which shall include, but are not limited to:-

a) keeping and maintaining the Principal Group’s statutory books and registers in accordance with the requirements of the Singapore laws and regulations ;

b) planning, devising and organising an accounting system to the satisfaction of the Principal;

c) managing the Principal Group’s daily cash flow, including the administration of and repayment of the loans under the loan agreements as may be executed by the Principal Group for the purchase of the Vessels (as defined in the JV Agreement), within the annual budget provided by the Principal;

d) attending to the accounting matters arising daily;

e) maintaining and keeping the Principal Group’s accounting records in US$ being the agreed functional currency,  preparing the financial statements (including the balance sheet and statement of loss and profit) and cause them to be audited by a firm of Chartered Accountants or otherwise, if so required by the Principal;

f) keeping the ledgers posted and balanced in a timely manner;

g) attending to the preparation of the monthly and quarterly management accounts as the case may be, being together the “Services”.

1.2 The Principal shall furnish the Manager with all relevant and necessary information, invoices, bills, receipts, bank statements and such other documents as may be required by the Manager or copies of such invoices, bills, receipts, bank statements or other documents.

1.3 The Principal hereby authorises the Manager to request any information or document or a copy thereof from any relevant party including banks, creditors, clients, agents and suppliers, to enable the Manager to perform and carry out their duties and obligations hereunder.

1.4 The Manager shall perform and carry out their duties and obligations hereunder and other matters connected therewith in a proper and diligent manner in accordance with acceptable accounting practices.

1.5 All accounts prepared by the Manager shall be based or dependent upon the information, bills, invoices, receipts, bank statements and/or or such documents furnished, supplied or made available by the Principal to the Manager and the Manager shall not be responsible for any error or omission in the accounts save for those occasioned by the Manager’s gross negligence or wilful default.

1.6 The Manager shall provide the Principal with monthly, quarterly, semi-annual, and annual reports of the accounting and other administrative issues of the Principal with such information as reasonably requested by the Principal.

1.8 The Manager shall make available all the books, records, accounts and any other documents concerning the service provided by the Manager for inspection and audit by the Principal or any party acting on behalf of the Principal or any shareholder of the Principal during normal business hours subject to an advance notice of at least two working days.

1.9 In the exercise of its duty hereunder the Manager shall so far as it is reasonably practicable act in accordance with the policies and instructions from time to time notified by the Principal, and shall serve the Principal faithfully and diligently, and at all times maintain confidentiality in respect of any information of the Principal which has a confidential character.

ARTICLE 2. TERM AND TERMINATION

2.1 This Agreement shall commence on the date above written and shall terminate on the earlier of:

a) the date of termination of the JV Agreement; or

b) the date that Grindrod Shipping no longer holds any shares in the Principal; or

c) the date of termination by the Manager under Clause 2.2; or

d) if the Manager fails to meet its obligations under this Agreement and does not remedy such breach (if such breach is capable of remedy) and/or provide evidence that they have taken steps to remedy such breach within [14] Business Days (as defined in the JV Agreement) from receipt of notice from the Principal demanding that such breach be remedied; or

e) the date that either party (“Terminating Party”) by notice in writing to the other (“Defaulting Party”) forthwith terminates the appointment, which notice may be given only if:-

i) the Defaulting Party shall be liquidated or become insolvent or is or admitted to be unable to pay its debt or make an assignment of the whole or substantially the whole part of its assets for the benefit of its creditors, or consent to the appointment of trustee or receiver over such assets;

ii) a trustee or receiver is appointed in respect of the whole or substantially the whole part of the assets of the Defaulting Party without the consent of the Defaulting Party and is not discharged within thirty (30) days;

iii) liquidation or bankruptcy, reorganization or other insolvency proceedings are instituted by or against the Defaulting Party and, if instituted against the Defaulting Party, are consented to by such Shareholder or permitted to remain undismissed for thirty (30) days.

2.2 The Manager shall be entitled to terminate this Agreement forthwith if any money payable by the Principal under this Agreement shall not have been duly paid within seven (7) Business Days (as defined in the JV Agreement) of payment having been demanded in writing by the Manager.

2.3 In the event of a termination for whatsoever cause, the Manager is obliged to complete all the accounts, documentations and other matters in respect of the Principal Group up to the date of such termination.

2.4 In the event of a termination of this Agreement, as aforesaid, the Manager shall return to the Principal all documents and any copies thereof belonging or relating to the Principal which are in the Manager’s possession or under the Manager’s control.

2.5 On termination of this Agreement, all pre-existing rights and obligations which have accrued to or by either of the parties hereto shall continue in full force and effect.

ARTICLE 3. EXPENSES AND REMUNERATION

3.1 All the Manager’s own costs and expenses such as accommodation, accounting systems, and employee costs  incurred by the Manager to perform its duties and obligations hereunder shall be borne by the Manager.

3.2 The Principal shall reimburse the Manager in respect of all third-party disbursements and expenses reasonably incurred by the Manager in performance of its duties and obligations (including but not limited to the expenses of auditors, tax advisors, legal counsel and travel expenses necessary for any of the Manager’s employees to attend to business of the Principal Group outside of Singapore), pursuant to this Agreement and / or on behalf of the Principal.

3. The Manager shall be entitled to incur third-party disbursements and/or expenses up to USD 30,000 in aggregate per annum in respect of each member of the Principal Group.  Any third-party disbursements and/or expenses above such amount shall require the prior written consent of the Principal.

3.4 In consideration of the services rendered hereunder, the Manager shall receive a monthly fee per company within the Principal Group from time to time to be payable to the Manager by the Principal monthly in arrears. The monthly fee shall initially be United States Dollars US$2,500 per company per month, subject to annual adjustment by agreement between the Principal and the Manager on the anniversary date of this agreement, and failing agreement to an adjustment at any time the fee shall continue at the rate last agreed to.

ARTICLE 4. INDEMNITY

4.1 The Principal hereby ratifies and confirms and undertakes at all times to ratify and confirm whatever may be done or caused to be done by the Manager, in accordance with the Principal’s instructions,  in the provision of the Services and the Principal hereby undertakes to keep the Manager indemnified and to hold it harmless against all actions, proceedings, claims, demands or liabilities whatsoever which may be brought against or incurred by the Manager in relation to any and everything done or caused to be done by complying with such instructions  and against all costs, damages and expenses which the Manager may suffer or incur in defending or settling the same. However, the Principal will be absolved from such indemnity in the event that the Manager breaches the terms of this agreement, including but not limited to the Manager’s failure to perform the Services, gross negligence or wilful misconduct on the part of the Manager.

ARTICLE 5. WAIVERS

5.1 The respective rights of the parties (whether arising hereunder or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise, or any delay in exercising any of such rights shall not operate as a waiver or variation of that or of any other such right. Any defective or partial exercise by a party or any such rights shall not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation shall in any way preclude that party from exercising any such right or constitute a suspension or any variation of any such right.

ARTICLE 6. SUB-CONTRACTING

6.1 The Manager shall be entitled to sub-contract any part or all of the Services to be provided pursuant to this Agreement, provided that the Manager shall at all times remain responsible for the performance of its obligations hereunder.

ARTICLE 7. NOTICE

6.1 Any notice which any party may require to give to the other shall be validly given if sent to the other party at its registered office or to the addresses as follows.

To the Principal and any company in the Principal Group:

c/o GRINDROD SHIPPING PTE LTD.

200 Cantonment Road, #03-01 Southpoint, Singapore

Telephone No. : +65-6323-0048

Telefax No. : +65-6323-0046

e-Mail :

And

c/o [……].

Telephone No. :

Telefax No. :

e-Mail :

To the Manager:

GRINDROD SHIPPING PTE. LTD.

200 Cantonment Road, #03-01 Southpoint, Singapore

Telephone No. : +65-6323-0048

Telefax No. : +65-6323-0046

e-Mail :

6.2 Notices required to be given in writing may be given by letter, cable, telex, telefax or e-Mail.

6.3 Each Party irrevocably appoints the following person to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts:

The Principal and all companies in the Principal Group:

[Insert details.]

The Manager:

[Insert details.]

ARTICLE 8. GOVERNING LAWS & SUBMISSION TO JURISDICTION

7.1 This Agreement shall be governed by the English law and the parties hereby agree to submit to the  exclusive jurisdiction of the English courts.

ARTICLE 9. ENTIRE AGREEMENT

8.1 This Agreement embodies all the terms and conditions agreed upon between the parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

ARTICLE 10. HEADINGS

9.1 The headings of articles and clauses used in this Agreement are inserted for convenience of reference only and shall not affect in interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorised officers or representatives as of the day and year first above written.

The Principal (acting for itself and for and on behalf of each of its subsidiaries from time to time)

Name :

Title : Director

The Manager, GRINDROD SHIPPING PTE. LTD.

Name :

Title : Director

SCHEDULE 6

FORM OF COMMERCIAL MANAGEMENT AGREEMENT

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